Exhibit 4.1

EXECUTION VERSION

INDENTURE

Dated as of December 5, 2016

Among

OCWEN LOAN SERVICING, LLC,
as the Company

OCWEN FINANCIAL CORPORATION,
as the Parent

THE OTHER GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as the Trustee and as the Collateral Trustee

8.375% SENIOR SECURED SECOND LIEN NOTES DUE 2022

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ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
		Page

SECTION 8.01.	Option to Effect Legal Defeasance or Covenant Defeasance	95
SECTION 8.02.	Legal Defeasance and Discharge	95
SECTION 8.03.	Covenant Defeasance	96
SECTION 8.04.	Conditions to Legal or Covenant Defeasance	96
SECTION 8.05.	Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions	98
SECTION 8.06.	Repayment to Company	98
SECTION 8.07.	Reinstatement	98

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.	Without Consent of Holders of Notes	99
SECTION 9.02.	With Consent of Holders of Notes	100
SECTION 9.03.	[Reserved]	101
SECTION 9.04.	Revocation and Effect of Consents	101
SECTION 9.05.	Notation on or Exchange of Notes	102
SECTION 9.06.	Trustee or Collateral Trustee to Sign Amendments, etc	102

ARTICLE 10
NOTE GUARANTEES

SECTION 10.01.	Note Guarantee	102
SECTION 10.02.	Limitation on Guarantor Liability	104
SECTION 10.03.	Execution and Delivery	104
SECTION 10.04.	Subrogation	104
SECTION 10.05.	Benefits Acknowledged	105
SECTION 10.06.	Merge, Consolidation or Sale of All or Substantially All Assets	105
SECTION 10.07.	Release of Note Guarantees	105

ARTICLE 11
SECURITY

SECTION 11.01.	Collateral and Security Documents	106
SECTION 11.02.	Release of Collateral.	106
SECTION 11.03.	Authorization of Receipt of Funds by the Collateral Trustee Under the Security Documents.	107
SECTION 11.04.	Powers Exercisable by Receiver or Collateral Trustee	107
SECTION 11.05.	Appointment and Authorization of Collateral Trustee	108
SECTION 11.06.	Compensation and Indemnity	113
SECTION 11.07.	Appointment and Authorization of MSR Collateral Agent; Company’s Obligation to Seek New Acknowledgment Agreements upon MSR Collateral Agent’s Resignation	113
SECTION 11.08.	Intercreditor Agreements and Security Documents	113

ARTICLE 12
SATISFACTION AND DISCHARGE

SECTION 12.01.	Satisfaction and Discharge	113
SECTION 12.02.	Application of Trust Money	114
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EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Certificate of Exchange
Exhibit D	Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors
Exhibit E	Form of Free Transferability Certificate
Exhibit F	Form of Security Agreement
Exhibit G	Form of Junior Priority Intercreditor Agreement
Exhibit H	Form of Equal Priority Intercreditor Agreement
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INDENTURE, dated as of December 5, 2016, between Ocwen Loan Servicing, LLC, a Delaware limited liability company (collectively with successors and assigns, the “Company”), Ocwen Financial Corporation, a Florida corporation (collectively with successors and assigns, the “Parent”), the other Guarantors (as defined herein) listed on the signature pages hereto, and Wilmington Trust, National Association, a national banking association, as Trustee and Collateral Trustee.

W  I  T  N  E  S  S  E  T  H

WHEREAS, the Company has duly authorized the creation of an issue of $346,878,000 aggregate principal amount of its 8.375% Senior Secured Second Lien Notes due 2022 (the “Initial Notes”);

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture.

NOW, THEREFORE, the Company, any Guarantors from time to time party hereto and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.          Definitions.

“144A Global Note” means a Global Note, substantially in the form of Exhibit A hereto, bearing the Global Note Legend, the Private Placement Legend and, if applicable, the OID Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acknowledgment Agreements” has the meaning specified in the Junior Priority Intercreditor Agreement.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Restricted Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Parent or at the time it merges or consolidates with the Parent or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person or secured by a Lien encumbering any asset acquired by such Person and, in each case, whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Parent or such acquisition, merger or consolidation.

“Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Sections 2.01 and 4.09.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Agent” means any Registrar or Paying Agent and its successors and assigns.

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“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of (i) 1.0% of the then outstanding principal amount of such Note and (ii) the excess of:

(1)          the present value at such redemption date of the sum of (i) the redemption price of such Note at November 15, 2018 (such redemption price being set forth in Section 3.07(c)) plus (ii) all required interest payments due on such Note through November 15, 2018 (excluding accrued but unpaid interest), such present value to be computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(2)          the then outstanding principal amount of such Note.

The Applicable Premium shall be calculated by the Company, and the Trustee shall have no responsibility to verify such amount.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.

“Asset Acquisition” means (1) an Investment by the Parent or any Restricted Subsidiary of the Parent in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Parent or any Restricted Subsidiary of the Parent, or shall be merged with or into the Parent or any Restricted Subsidiary of the Parent, or (2) the acquisition by the Parent or any Restricted Subsidiary of the Parent of the assets of any Person (other than a Restricted Subsidiary of the Parent) other than in the ordinary course of business.

“Asset Sale” means:

(1)          the sale, lease (other than operating leases entered in the ordinary course of business), conveyance or other disposition of any assets or rights; provided that the sale, lease (other than operating leases entered in the ordinary course of business), conveyance or other disposition of all or substantially all of the assets of the Parent and its Restricted Subsidiaries taken as a whole, other than any Required Asset Sale, will be governed by the provisions of Section 4.14 and/or Section 5.01 and not by the provisions of Section 4.10; provided further that a transaction otherwise meeting the requirements of an “Asset Sale” under this definition will be deemed to be an Asset Sale notwithstanding its treatment under GAAP; and

(2)          the issuance or sale of Equity Interests in any of the Parent’s Restricted Subsidiaries.

Notwithstanding the foregoing, none of the following items will be deemed to be an Asset Sale:

(1)          any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $20.0 million; provided that all such transactions that are deemed to not be Asset Sales pursuant to this clause (1) shall not exceed $30.0 million in any calendar year;

(2)          a transfer of assets between or among the Parent and any Restricted Subsidiary of the Parent;

(3)          an issuance of Equity Interests by a Restricted Subsidiary of the Parent to the Parent or to another Restricted Subsidiary of the Parent;

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(4)          the sale of advances, MSRs, mortgages, other loans, customer receivables, mortgage related securities or derivatives or other assets (or any interests in any of the foregoing) in the ordinary course of business, the sale, transfer or discount of accounts receivable or other assets that by their terms convert into cash and any sale of securities in respect of additional fundings under reverse mortgage loans, in each case, in the ordinary course of business;

(5)          the sale or other disposition of cash or Cash Equivalents or Investment Grade Securities;

(6)          the sale, conveyance or other disposition of Investments or other assets and disposition or compromise of mortgages, other loans or receivables, in each case, in connection with the workout, compromise, settlement or collection thereof or exercise of remedies with respect thereto, in the ordinary course of business or in bankruptcy, foreclosure or similar proceedings, including foreclosure, repossession and disposition of REO Assets and other collateral for mortgages or other loans serviced and/or originated by the Parent or any of its Subsidiaries;

(7)          the modification of any mortgages or other loans owned or serviced by the Parent or any of its Restricted Subsidiaries in the ordinary course of business;

(8)          a Restricted Payment that does not violate Section 4.07 or a Permitted Investment;

(9)          disposals, liquidations or replacements of damaged, worn out or obsolete equipment or other assets no longer used or useful in the business of the Parent and its Restricted Subsidiaries, in each case the ordinary course of business;

(10)          assets sold, conveyed or otherwise disposed of pursuant to the terms of Permitted Funding Indebtedness or Non-Recourse Indebtedness;

(11)          a sale, conveyance or other disposition (in one or more transactions) of Securitization Assets or Residual Interests;

(12)          a sale, conveyance or other disposition (in one or more transactions) of Servicing Advances, Residential Mortgage Loans or MSRs or any parts thereof (a) in the ordinary course of business, (b) in connection with the transfer or termination of the related MSRs or (c) in connection with Excess Spread Sales in the ordinary course of business;

(13)          a sale, conveyance or other disposition of Securitization Assets in the ordinary course of business in connection with the origination, acquisition, securitization and/or sale of loans that are purchased, insured, guaranteed, or securitized;

(14)          a sale, conveyance or other disposition of MSRs or any interests therein in connection with MSR Facilities or Warehouse Facilities or REO Assets;

(15)          a sale, conveyance or other disposition of Equity Interests of an Unrestricted Subsidiary;

(16)          the creation of a Lien (but not the sale or other disposition of the property subject to such Lien) permitted by Section 4.12;

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(17)          transactions pursuant to repurchase agreements entered into in the ordinary course of business;

(18)          any Co-Investment Transaction;

(19)          any sale or other disposition of a minority interest in any Person that is not a Subsidiary, that constituted a Restricted Payment or Permitted Investment; provided that (x) the majority interests in such Person shall also be concurrently sold or transferred on the same terms and the holder or holders of such majority interests shall have required such sale or disposition of such minority interest pursuant to the exercise of any applicable drag-along rights and (y) the Net Proceeds from the sale or transfer of such minority interest are applied in accordance with Section 4.10;

(20)          any lease or license of real and personal property in the ordinary course of business;

(21)          any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(22)          sales, contributions, assignments or other transfers of Servicing Advances to Securitization Entities and Warehouse Facility Trusts in connection with Securitizations or Warehouse Facilities;

(23)          [reserved];

(24)          inventory (or other assets) sold, leased or licensed in the ordinary course of business (excluding any such sales, leases or licenses by operations or divisions discontinued or to be discontinued); and

(25)          the sale, lease, conveyance or other disposition of any assets or rights required or advisable as a result of statutory or regulatory changes or requirements (including any settlements with any regulatory agencies) as determined in good faith by the senior management of the Company; provided that any cash or Cash Equivalents received must be applied as Net Proceeds in accordance with Section 4.10.

“Asset Swap” means an exchange (or concurrent purchase and sale) of property, plant, equipment or other assets (excluding working capital or current assets) of the Parent or any of its Restricted Subsidiaries for the assets or Capital Stock of a Person conducting a Permitted Business; provided that, in the case of any such exchange for Capital Stock of a Person conducting a Permitted Business, such Person is or becomes a Restricted Subsidiary; provided, further, that any unrestricted cash or Cash Equivalents received must be applied as Net Proceeds in accordance with Section 4.10.

“Attributable Debt” in respect of a sale and leaseback transaction means, as of the time of determination, the present value (discounted at the interest rate per annum implicit in the lease involved in such sale and leaseback transaction, as determined in good faith by the Company) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales or similar contingent amounts) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended); provided, however, that if such sale and leaseback transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of Capitalized Lease Obligation. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such rental payments shall also include the amount of such penalty, but no rental payments shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

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“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code or any similar federal, foreign or state law for the relief of debtors.

“Board of Directors” means, as to any Person, the Board of Directors, or similar governing body, of such Person or any duly authorized committee thereof, including, but not limited to, the audit committee.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day that is not a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or the place of payment.

“Capital Stock” means:

(1)          with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; or

(2)          with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests (whether general or limited) of such Person,

but, in each case, excluding any debt security that is convertible or exchangeable for Capital Stock.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person as lessee under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP; provided, for the avoidance of doubt, that any obligations of the Parent and its Restricted Subsidiaries either existing on the date of this Indenture or created prior to the recharacterization described below that were not included on the consolidated balance sheet of the Company as Capitalized Lease Obligations and that are subsequently recharacterized as Capitalized Lease Obligations due to a change in GAAP, shall for purposes of this Indenture not be treated as Capitalized Lease Obligations or Indebtedness.

“Cash Equivalents” means:

(1)          Dollars;

(2)          in the case of any Foreign Subsidiary of the Parent that is a Restricted Subsidiary of the Parent, such local currencies held by such Foreign Subsidiary of the Parent from time to time in the ordinary course of business;

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(3)          securities or any evidence of indebtedness issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities or such evidence of indebtedness);

(4)          marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the three highest ratings obtainable from either S&P or Moody’s;

(5)          certificates of deposit with maturities of twelve months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding twelve months and overnight bank deposits with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Moody’s or S&P rating of “B” or better;

(6)          repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (3), (4) and (5) above entered into with any financial institution meeting the qualifications specified in clause (5) above;

(7)          commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within twelve months after the date of acquisition; and

(8)          money market funds (i) at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (7) of this definition or (ii) that comply with the criteria under Rule 2a-7 of the Investment Company Act of 1940 and are rated at least AAA by S&P or Aaa by Moody’s.

In the case of Investments by any Foreign Subsidiary of the Parent that is a Restricted Subsidiary of the Parent, Cash Equivalents shall also include (a) investments of the type and maturity described in clauses (1) through (8) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) local currencies and other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (8) and in this paragraph.

“Change of Control” means the occurrence of any of the following:

(1)          the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Parent and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder;

(2)          the Parent becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) other than one or more Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50.0% or more of the total voting power of the Voting Stock of the Parent; provided that for purposes of calculating the “beneficial ownership” of any group, any Voting Stock of which any Permitted Holder is the “beneficial owner” shall not be included in determining the amount of Voting Stock “beneficially owned” by such group; or

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(3)          the Company shall cease for any reason to be a Wholly Owned Restricted Subsidiary of the Parent.

For purposes of this definition, any direct or indirect holding company of the Parent shall not itself be considered a “Person” or “group” for purposes of clause (2) above; provided that no “Person” or “group” (other than one or more Permitted Holders) beneficially owns, directly or indirectly, more than 50.0% of the total voting power of the Voting Stock of such holding company.

“Clearstream” means Clearstream Banking, Société Anonyme and its successors and/or assigns.

“Co-Investment Transaction” means a transaction pursuant to which a portion of MSRs or the right to receive fees in respect of MSRs are transferred for fair value to another Person.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, all of the real, personal and mixed property in which Liens are purported to be granted pursuant to the Security Documents as security for the Notes Obligations.

“Collateral Trustee” means Wilmington Trust, National Association, as collateral trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and the Security Documents, and thereafter means the successor serving hereunder and thereunder.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company Order” means a written request or order signed on behalf of the Company by an Officer of the Company and delivered to the Trustee.

“Consolidated Adjusted EBITDA” means, with respect to any Person, for any period, Consolidated Net Income of such Person for such period, adjusted by:

(a)          deducting therefrom (to the extent included in determining Consolidated Net Income for such period except for payments referred to in clause (a)(iv) below), without duplication, the amount (determined on a consolidated basis for the Parent and its Restricted Subsidiaries for such period) of:

(i)          non-recurring or unusual gains;

(ii)          non-cash gains and other non-cash income (excluding any gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period), but excluding loan origination related non-cash gains, such as gains on interest rate lock derivatives, forward sale commitment derivatives, loans held for sale and capitalized mortgage servicing rights, which shall be included in calculating Consolidated Adjusted EBITDA even if such gains and income were excluded in calculating Consolidated Net Income;

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(iii)        [reserved];

(iv)       net income attributable to discontinued operations; and

(v)        gains on non-recourse assets held by any Securitization Entity to the extent consolidated on the balance sheet;

(b)         adding thereto (to the extent deducted in determining Consolidated Net Income for such period except as otherwise specified below), without duplication, the amount (determined on a consolidated basis for the Parent and its Restricted Subsidiaries for such period) of:

(i)          total interest expense (inclusive of amortization of deferred financing fees (other than arrangement, commitment, underwriting, amendment, structuring or similar fees paid to any agent, underwriter or arranger or fees that are not paid ratably to the market) and other original issue discount and banking fees, charges and commissions (e.g., letter of credit fees and commitment fees)), excluding without duplication interest expense attributable to Non-Recourse Indebtedness, Excess Spread Sales and Permitted Securitization Indebtedness and interest expense attributable to Permitted Funding Indebtedness;

(ii)         without duplication among periods, provision for taxes paid or accrued based on income or capital, withholding, franchise and similar taxes;

(iii)        all depreciation and amortization expense, excluding amortization of MSRs and intangibles which shall not be added thereto (it being understood that, for purposes of calculating Consolidated Adjusted EBITDA, Consolidated Net Income shall be calculated by deducting therefrom the amount of depreciation and amortization in such period pursuant to GAAP, even if such amount is otherwise excluded from the calculation of Consolidated Net Income);

(iv)        non-cash charges or non-cash losses (including but not limited to share based non-cash compensation and non-cash fair value adjustments), but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period and any loan origination non-cash losses such as losses on interest rate lock derivatives, forward sale commitment derivatives or loans held for sale, which shall not be added thereto (it being understood that, for purposes of calculating Consolidated Adjusted EBITDA, Consolidated Net Income shall be calculated by deducting therefrom the amount of such non-cash charges or non-cash losses in such period pursuant to GAAP, even if such amount is otherwise excluded from the calculation of Consolidated Net Income);

(v)         fees and expenses incurred in connection with the Specified Transactions on or prior to the first anniversary of the Issue Date;

(vi)        fees and expenses incurred in connection with any Investment (including any Asset Acquisition), issuance of Equity Interests or incurrence of Indebtedness (in each case, whether or not consummated), except to the extent that such fees and expenses were financed with proceeds of equity or Indebtedness;

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(vii)       non-recurring or unusual losses or charges or net after-tax extraordinary losses or charges (including without limitation any such charges attributable to the implementation of cost-savings initiatives, severance, restructuring charges, relocation costs and one-time compensation charges (in each case relating to any Asset Acquisitions));

(viii)      expenses related to Asset Acquisitions including expenses for preparing the Parent’s operations prior to acquisitions in anticipation of integrating the acquired business or assets (including employee compensation and IT related expenses), professional fees, one-time expenses and additional costs incurred after an Asset Acquisition but prior to full integration with the Parent’s servicing systems and other operations (including contract breakage fees, platform shutdown costs, IT support costs and any other redundant costs);

(ix)        net loss attributable to discontinued operations;

(x)         servicing income earned for servicing of assets in any Securitization Entity to the extent consolidated on the balance sheet and accounted for at fair value;

(xi)        expenses related to settlement of any litigation including reserves therefor;

(xii)        losses on non-recourse assets held by any Securitization Entity to the extent consolidated on the balance sheet;

(xiii)      [reserved]; and

(xiv)      any valuation allowance for mortgage loans held-for-investment and corresponding debt in relation to securitized loans in accordance with GAAP that require no additional capital or equity contributions to the Parent.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(1)          the aggregate of the interest expense on Indebtedness of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount (except as set forth below), (b) the net costs under Permitted Hedging Transactions, (c) all capitalized interest, and (d) the interest portion of any deferred payment obligation, but excluding any amortization of debt discount (excess of proceeds over the initial fair value of the debt component) on any convertible debt securities resulting from the application of Accounting Standards Codification 470-20, Debt (but only to the extent of the information therein that was codified from Financial Accounting Standards Board Staff Position No. APB 14-1—Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) or related interpretations or guidance);

(2)          to the extent not already included in clause (1), the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP;

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(3)          the imputed interest with respect to Attributable Debt created after the Issue Date; and

(4)          the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Capital Stock of such Person or Preferred Stock of any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Parent (other than Disqualified Capital Stock) or to the Parent or a Restricted Subsidiary of the Parent, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” shall mean, for any period, the net income (or loss) of the Parent and its Restricted Subsidiaries determined on a consolidated basis for such period (taken as a single accounting period) in accordance with GAAP, provided that:

(A)         the following items shall be excluded in computing Consolidated Net Income (without duplication):

(i)         the net income or loss of any Person that is not a Restricted Subsidiary of the Parent, except to the extent of the amount of cash dividends or other cash distributions of net income actually paid to the Parent or a Restricted Subsidiary by such Person during such period;

(ii)       the net income (or loss) of any Person prior to the date it becomes a Restricted Subsidiary or all or substantially all of the property or the net income related to assets of such Person are acquired by the Parent or a Restricted Subsidiary; and

(iii)      the net income of any Restricted Subsidiary that is not a Guarantor to the extent that the declaration or payment of cash dividends or similar cash distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

(B)         any interest expense on Permitted MSR Indebtedness, Permitted Servicing Advance Facility Indebtedness and Permitted Warehouse Indebtedness for such period shall reduce Consolidated Net Income for such period to the extent that such amounts did not otherwise reduce Consolidated Net Income for such period;

(C)         items classified as extraordinary gains or losses (calculated on an after-tax basis) shall be excluded in computing Consolidated Net Income (without duplication);

(D)         the following items (the amounts thereof to be initially calculated on a pre-tax basis and then adjusted for taxes cumulatively) shall be excluded in computing Consolidated Net Income:

(i)        changes in the fair value of the Parent’s assets or liabilities, including changes in the fair value of MSRs and reverse mortgage loans;

(ii)       direct impairment charges or the reversal of such charges;

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(iii)      gains and losses realized upon the disposition (including reserves or abandonments) of assets outside of the ordinary course of business;

(iv)      income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness;

(v)       the cumulative effect of a change in accounting principles during such period;

(vi)      the amortization of cash flow hedges, MSRs and intangibles;

(vii)     the amount of all reversals made (or incurred) on account of an item added back to or deducted from Consolidated Net Income in a previous period following the Issue Date pursuant to clauses (A) through (E);

(viii)   any income or loss related to the Fair Market Value of economic hedges related to MSRs or other mortgage related assets or securities, to the extent that such other mortgage related assets or securities are valued at Fair Market Value and gains and losses with respect to such related assets or securities have been excluded pursuant to another clause of this provision; and

(ix)      in the case of a successor to the Parent or the Company by consolidation or merger or as a transferee of the Parent’s or the Company’s assets, as applicable, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets; and

(E)           Consolidated Net Income shall be increased, without duplication, by the amount of all cash received from the initial or tail issuance of reverse mortgage securities, plus any cash received from the monetization of reverse mortgages or related MSRs, plus any cash received for servicing of reverse mortgages, less any cash payments made during such period to originate, acquire or fund the related loans and subsequent addition to such loans.

“Corporate Indebtedness” means, with respect to any Person, the aggregate consolidated amount of Indebtedness of such Person and its Restricted Subsidiaries then outstanding that would be shown on a consolidated balance sheet of such Person and its Restricted Subsidiaries (excluding, for the purpose of this definition, Indebtedness incurred under clauses (2), (5), (6), (10), (11), (12), (15) and (27) of the definition of “Permitted Indebtedness”).

“Corporate Trust Office” of the Trustee or Collateral Trustee, as applicable, shall be at the address of the Trustee or Collateral Trustee specified in Section 13.02 or such other address as to which the Trustee or Collateral Trustee may give notice to the Holders and the Company.

“Credit Agreement Agent” means the collateral agent under the Senior Credit Facility.

“Credit Agreement Security Agreement” means that certain Pledge and Security Agreement, dated as of February 15, 2013, by and among the Parent, the Company, the Credit Agreement Agent and each other Guarantor party thereto, as it may be amended, restated, supplemented or otherwise modified from time to time, which was entered into in connection with the Senior Credit Facility.

“Credit Enhancement Agreements” means, collectively, any documents, instruments, guarantees or agreements entered into by the Parent, any of its Restricted Subsidiaries or any Securitization Entity for the purpose of providing credit support (that is reasonably customary as determined by the Parent’s senior management) with respect to any Permitted Funding Indebtedness or Permitted Securitization Indebtedness.

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“Credit Facility Obligations” means the indebtedness outstanding under the Senior Credit Facility that is secured by a Permitted Lien permitted by clause (10) of the definition of “Permitted Liens”, and all other obligations of the Company or any Guarantor under the Senior Credit Facility and all hedging obligations permitted by this Indenture and secured by the Collateral securing any Obligation under the Senior Credit Facility.

“Credit Facilities” means, one or more debt facilities, indentures or agreements (including, without limitation, the Senior Credit Facility) or commercial paper facilities, in each case, with banks or other institutional lenders, commercial finance companies, creditors, investors or other lenders providing for revolving credit loans, term loans, bonds, debentures, hedging, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, pursuant to agreements or indentures, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time (and without limitation as to amount, terms, conditions, covenants and other provisions, including increasing the amount of available borrowings thereunder, changing or replacing agent banks and lenders thereunder or adding, removing or reclassifying Subsidiaries of the Parent as borrowers or guarantors thereunder).

“Currency Agreement” means, with respect to any specified Person, any foreign exchange contract, currency swap agreement, futures contracts, options on futures contracts or other similar agreement or arrangement designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in currency values.

“Custodial Accounts” shall mean any custodial accounts or clearing accounts established in the name of the Company or any Guarantor in the ordinary course of business to hold funds on behalf of a third party in connection with the origination or funding of any mortgage or other consumer loans or pursuant to or containing funds received solely in connection with Servicing Agreements in such Grantor’s capacity as servicer, bailee or custodian and any related accounts maintained in the ordinary course of such Grantor’s origination or servicing businesses in the name of such Grantor that are used solely for the collection, maintenance and disbursement of such funds on behalf of third parties for insurance payments, tax payments, suspense payments and other similar payments required to be made by such Grantor in its capacity as originator or servicer; provided that the books and records of such Grantor indicate that such accounts are being held “in trust for” or on behalf of another Person; provided further that the accounts listed on a schedule to be agreed to the Security Agreement shall not qualify as Custodial Accounts.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c), substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

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“Designated Noncash Consideration” means the Fair Market Value of any noncash consideration received by the Parent or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an Officers’ Certificate executed by the principal financial officer of the Parent or such Restricted Subsidiary at the time of such Asset Sale less the amount of cash and Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Noncash Consideration.

“Discharge” means, with respect to any Collateral and any series of Second Priority Obligations, the date on which such series of Second Priority Obligations is no longer secured by such Collateral.

“Disqualified Capital Stock” means that portion of any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable (other than for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the Notes.

“Dollar” or “$” means the lawful money of the United States of America.

“Equal Priority Intercreditor Agreement” means an intercreditor agreement, substantially in the form attached hereto as Exhibit H, to be entered into by the Company, the Guarantors, the Collateral Trustee and each collateral agent for Other Pari Passu Secured Indebtedness.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private sale of Equity Interests of the Parent (other than Disqualified Capital Stock and other than to a Subsidiary of the Parent) by the Parent.

“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system and its successors and/or assigns.

“Excess Spread Sale” means any sale in the ordinary course of business and for Fair Market Value of any excess servicing fee spread under any MSR.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Excluded Contributions” means net cash proceeds or marketable securities received by the Parent from contributions to its common equity capital designated as Excluded Contributions pursuant to an Officers’ Certificate on the date such capital contributions are made.

“Excluded Homeward Assets” shall mean any assets of Homeward and the Subsidiaries of Homeward that are Excluded Assets under the security agreement for the Senior Credit Facility.

“Excluded Subsidiary” means (i) any Subsidiary of the Parent that is treated as a partnership or a disregarded entity for U.S. federal income tax purposes and that has no material assets other than the stock of one or more Foreign Subsidiaries that are controlled foreign corporations within the meaning of Section 957 of the Code (“CFC”), (ii) any Subsidiary of the Parent that is a CFC or (iii) any Subsidiary of the Parent that is a Subsidiary of a CFC.

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“Existing Facilities” means, collectively, the Existing Servicing Advance Facilities and the Existing Warehouse Facilities.

“Existing Notes” means the Parent’s 6.625% Senior Notes due 2019.

“Existing Servicing Advance Facilities” means the Servicing Advance Facilities of the Parent and its Restricted Subsidiaries in existence on the Issue Date, in each case, together with the related documents thereto (including, without limitation, any security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the interest rate or fees applicable thereto, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Parent as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Existing Warehouse Facilities” means the Warehouse Facilities of the Parent and its Restricted Subsidiaries in existence on the Issue Date, in each case, together with the related documents thereto (including, without limitation, any security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the interest rate or fees applicable thereto, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Parent as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Fair Market Value” means, with respect to any asset (including any Equity Interests of any Person), the price at which a willing buyer that is not an Affiliate of the seller and a willing seller, would reasonably be expected to agree to purchase and sell such asset, as determined in good faith by the Parent or the Restricted Subsidiary purchasing or selling such asset. For the avoidance of doubt, any sale, contribution, assignment or other transfer shall not be deemed to be for less than Fair Market Value solely because such sale, contribution, assignment or transfer was made at a discount to par.

“Fannie Mae” means the Federal National Mortgage Association, in its corporate capacity, and any majority owned and controlled affiliate thereof.

“First Priority Liens” means all Liens that secure the Credit Facility Obligations and other First Priority Obligations.

“First Priority Obligations” means (i) the Credit Facility Obligations and (ii) Obligations in respect of other Indebtedness secured by a Permitted Lien pursuant to clause (10) of the definition of “Permitted Liens,” in each case together with any interest and fees accruing subsequent to the commencement of an insolvency or liquidation proceeding, whether or not such interest or fees are allowed claims under any such proceeding or under applicable state, federal or foreign law.

“Fixed Charge Coverage Ratio” means, with respect to any Person, as of any date, the ratio of (i) Consolidated Adjusted EBITDA of such Person for the most recently ended four full fiscal quarters (the “Four Quarter Period”) for which internal financial statements are available ending prior to the date of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio (the “Transaction Date”) to (ii) the Fixed Charges of such Person for the Four Quarter Period.

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In addition, for purposes of calculating the Fixed Charge Coverage Ratio, “Consolidated Adjusted EBITDA” and “Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)          the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2)          any asset sales or other dispositions or any asset originations, asset purchases, purchase of MSRs, Servicing Advances or servicing rights, Investments and Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Indebtedness that is Acquired Indebtedness and also including any Consolidated Adjusted EBITDA (including any pro forma expense and cost reductions) attributable to the assets which are originated or purchased, the Investments that are made and the assets that are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or asset origination, asset purchase, Investment or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

The Company shall be entitled in calculating the Fixed Charge Coverage Ratio to treat the entry into and effectiveness of a bona-fide sub-servicing agreement in respect of MSRs as an Asset Acquisition (including any related incurrence or repayment of Indebtedness).

The pro forma calculations shall be made by a responsible accounting officer of the Company in good faith based on the information reasonably available to it at the time of such calculation and may include cost savings and operating expense reductions resulting from such Investment, acquisition or purchase. The foregoing calculations shall not be required to comply with the requirements for pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1)          Consolidated Interest Expense on Corporate Indebtedness,

(2)          all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock of such Person, and

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(3)          all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Capital Stock.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia.

“Foreign Subsidiary Total Assets” means the total assets of the Foreign Subsidiaries of the Parent, as determined in accordance with GAAP in good faith by the Parent without intercompany eliminations.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Financial Accounting Standards Board Accounting Standards Codification or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Ginnie Mae” means the Government National Mortgage Association.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Article 2.

“Government Securities” means securities that are:

(1)           direct obligations of the United States of America denominated and payable in US dollars for the timely payment of which its full faith and credit is pledged; or

(2)           obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Grantors” means, collectively, the Company and the Guarantors.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

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“Guarantors” means, collectively, (i) the Parent and (ii) each Subsidiary of the Parent that executes a Note Guarantee (including, without limitation, any supplemental indenture in the form of Exhibit D hereto) in accordance with the provisions of this Indenture, other than an Excluded Subsidiary, and their respective successors and assigns, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture (each, a “Subsidiary Guarantor”), and each, a “Guarantor.”

“Homeward” means Homeward Residential Holdings, Inc. and Homeward Residential, Inc.

“Homeward Roll-Up Event” shall mean the merger of Homeward and the Subsidiaries of Homeward with and into the Company, or any Subsidiary of the Company or the sale of all or substantially all of the assets of Homeward and the Subsidiaries of Homeward to the Company or to a Subsidiary of the Company.

“Holder” means the Person in whose name the Note is registered on the Registrar’s book.

“Indebtedness” means with respect to any Person, without duplication:

(1)          all Obligations of such Person for borrowed money;

(2)          all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)          all Capitalized Lease Obligations of such Person;

(4)          all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

(5)          all Obligations for the reimbursement of any obligor on any standby letter of credit, banker’s acceptance or similar credit transaction;

(6)          guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clauses (8) or (9) below, but excluding any guaranty or other recourse arising from or otherwise based on matters such as fraud, misappropriation, breaches of representations, warranties or covenants and misapplication and customary indemnities in connection with transaction similar to the related Indebtedness;

(7)          Obligations of any other Person of the type referred to in clauses (1) through (6) above and clause (9) below which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the Fair Market Value of such property or asset and the amount of the Obligation so secured;

(8)          all net Obligations under currency agreements and interest swap agreements of such Person;

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(9)          all Attributable Debt of such Person; and

(10)        all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. Notwithstanding anything in this definition to the contrary, in no event shall obligations under any derivative transaction related to the hedging of the mortgage origination pipeline or MSRs in the ordinary course of business and not for speculative purposes be deemed “Indebtedness.”

The amount of any Indebtedness outstanding as of any date shall be:

(1)          the accreted value thereof, in the case of any Indebtedness issued at a discount to par;

(2)          with respect to any Obligations under currency agreements and interest swap agreements, the net amount payable if such agreements terminated at that time due to default by such Person;

(3)          in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)          the Fair Market Value of such assets at the date of determination; and

(b)          the amount of the Indebtedness of the other Person; or

(4)          except as provided above, the principal amount or liquidation preference thereof; in the case of any other Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” as defined in the recitals hereto.

“Intellectual Property Security Agreement” shall mean each intellectual property security agreement executed and delivered by the applicable Grantors, substantially in the form set forth in the Security Agreement, as applicable.

“Intercreditor Agreements” means the Junior Priority Intercreditor Agreement and the Equal Priority Intercreditor Agreement.

“Interest Payment Date” means May 15 and November 15 of each year.

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“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee), advance or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities. “Investment” shall exclude (w) residential mortgage loans in the ordinary course of business, warehouse loans secured by residential mortgage loans and related assets, drawing accounts and similar expenditures in the ordinary course of business, (x) accounts receivable, extensions of trade credit or advances by the Parent and its Restricted Subsidiaries on commercially reasonable terms in accordance with the Parent’s or its Restricted Subsidiaries’ normal trade practices, as the case may be, (y) deposits made in the ordinary course of business and customary deposits into reserve accounts related to Securitizations and (z) commission, moving, entertainment and travel expenses and similar advances to officers, directors, managers and employees, in each case, made in the ordinary course of business. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Investment Grade” means a rating of the Notes by both S&P and Moody’s, each such rating being one of such agency’s four highest generic rating categories that signifies investment grade (i.e., BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody’s); provided that, in each case, such ratings are publicly available; provided, further, that in the event Moody’s or S&P is no longer in existence for purposes of determining whether the Notes are rated “Investment Grade,” such organization may be replaced by a nationally recognized statistical rating organization (as defined in Section 3(a)(62) of the Exchange Act) designated by the Company, written notice of which shall be given to the Trustee.

“Investment Grade Securities” means marketable securities of a Person (other than the Parent or its Restricted Subsidiaries, an Affiliate or joint venture of the Parent or any Restricted Subsidiary), acquired by the Parent or any of its Restricted Subsidiaries in the ordinary course of business that are rated, at the time of acquisition, BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody’s.

“Issue Date” means December 5, 2016, the date on which the Notes are originally issued.

“Junior Priority Intercreditor Agreement” means the Junior Priority Intercreditor Agreement, substantially in the form attached hereto as Exhibit G, to be dated as of the Issue Date and entered into by the Parent, the Company, the other Guarantors, the Collateral Trustee and Credit Agreement Agent.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing, any lease in the nature thereof and any agreement to give any security interest); provided that in no event shall an operating lease or a transfer of assets pursuant to a Co-Investment Transaction be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“MSR” means mortgage servicing rights (including master servicing rights and excess mortgage servicing rights) entitling the holder to service mortgage loans.

“MSR Assets” means MSRs other than (i) MSRs on loans originated by the Parent or its Restricted Subsidiaries for so long as such MSRs are financed in the normal course of the origination of such loans and (ii) MSRs subject to existing Liens on the Issue Date securing MSR Facilities existing on the Issue Date.

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“MSR Collateral” has the meaning specified in the Junior Priority Intercreditor Agreement.

“MSR Collateral Agent” has the meaning specified in Section 11.07, and shall include any successor collateral agent with respect to the MSR Collateral.

“MSR Facility” means any financing arrangement of any kind, including, but not limited to, financing arrangements in the form of repurchase facilities, loan agreements, note issuance facilities and commercial paper facilities, with a financial institution or other lender (including, without limitation, any Specified Government Entity) or purchaser, in each case, primarily to finance or refinance the purchase, origination, pooling or funding by the Parent or a Restricted Subsidiary of the Parent of MSRs originated, purchased or owned by the Parent or any Restricted Subsidiary of the Parent, including, for the avoidance of doubt, any arrangement secured by MSRs or any interest therein held by the Parent or any Restricted Subsidiary.

“MSR Facility Trust” means any Person (whether or not a Subsidiary of the Parent) established for the purpose of issuing notes or other securities in connection with an MSR Facility, which (i) notes and securities are backed by specified MSRs originated or purchased by, and/or contributed to, such Person from the Parent or any of its Restricted Subsidiaries or (ii) notes and securities are backed by specified MSRs purchased by, and/or contributed to, such Person from the Parent or any of its Restricted Subsidiaries.

“MSR Indebtedness” means Indebtedness in connection with a MSR Facility; the amount of any particular MSR Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

“Net Proceeds” means the aggregate cash proceeds received by the Parent or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, distributions to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale and amounts required to be applied to the repayment of Indebtedness (other than Second Priority Obligations and other Indebtedness secured on a basis junior to the Second Priority Liens) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Indebtedness” means, with respect to any specified Person or any of its Restricted Subsidiaries, Indebtedness that is specifically advanced to finance the origination or the acquisition of investment assets and secured only by the assets to which such Indebtedness relates without recourse to such Person or any of its Restricted Subsidiaries (other than subject to such customary carve-out matters for which such Person or its Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation, breach of representation, warranty or covenant and misapplication and customary indemnities in connection with similar transactions, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of such Person for GAAP purposes).

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“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued in accordance with the terms of this Indenture.

“Notes Obligations” mean all Obligations of the Company and the Guarantors under the Notes, this Indenture, the Note Guarantees and the Security Documents.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“OID Legend” means the legend set for in Section 2.06(g)(iv) to be placed on each Note issued hereunder that has more than a de minimis amount of original issue discount for U.S. federal income tax purposes.

“Offering Memorandum” means the Company’s offering memorandum dated November 1, 2016, relating to the sale of the Initial Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, of the Company, or, in the event that the Company has no such officers, a person duly authorized under applicable law by the directors or a similar body to act on behalf of the Company. A reference to an “Officer” of a Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed by or on behalf of a Person by two Officers of such Person and delivered to the Trustee and/or the Collateral Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee and/or the Collateral Trustee. The counsel may be an employee of or counsel to the Company.

“Other Pari Passu Secured Indebtedness” means any Indebtedness of the Company or any Guarantor that is pari passu in right of payment to the Notes or any Note Guarantee, as the case may be, and is secured by a Lien on the Collateral permitted by clause (39) of the definition of “Permitted Liens” that has the same priority as the Lien securing the Notes and the Note Guarantees and that is designated in writing as such by the Company to the Trustee and Collateral Trustee and the holders or a representative of the holders of Indebtedness which enter into the Pari Passu Intercreditor Agreement with the Collateral Trustee or a joinder to the Pari Passu Intercreditor Agreement. “Other Pari Passu Secured Indebtedness” does not include the Notes and the Note Guarantees issued on the Issue Date, but includes any Additional Notes and related Note Guarantees.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

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“Permitted Business” means the businesses of the Parent and its Subsidiaries as described (or incorporated by reference) in the Offering Memorandum and businesses that are reasonably related, ancillary or complementary thereto or reasonable developments or extensions thereof, including, but not limited to: (u) loan servicing and collection activities and ancillary services directly related thereto (including, but not limited to, the making of servicer advances and financing of advances), (v) asset management for investors that are not a part of the Company’s consolidated group and management of loans, real estate owned and securities portfolios for investors that are not a part of the Company’s consolidated group, (w) originating, acquiring, investing in, pooling, securitizing and/or selling Servicing Advances, MSRs, residential and commercial mortgage loans (including reverse mortgage loans and auto dealer floorplan loans) or other loans, leases, asset-backed and mortgage-backed securities and other related securities or derivatives, consumer receivables, REO Assets or Residual Interests and other similar assets (or any interests in any of the foregoing), (x) providing warehouse financings to third-party loan originators, (y) support services to third-party lending and loan investment and servicing businesses (including any due diligence services, loan underwriting services, real estate title services, provision of broker-price opinions and other valuation services), collection of consumer receivables, bankruptcy assistance and solution activities, and the provision of technological support products and services related to the foregoing; as well as any business in the insurance industry and businesses that are reasonably related, ancillary or complementary thereto or reasonable developments or extensions thereof.

“Permitted Funding Indebtedness” means (i) any Permitted Servicing Advance Facility Indebtedness, (ii) any Permitted Warehouse Indebtedness, (iii) any Permitted Residual Indebtedness, (iv) any Permitted MSR Indebtedness, (v) any Indebtedness of the type set forth in clauses (i) through (iv) of this definition that is acquired by the Parent or any of its Restricted Subsidiaries in connection with an acquisition permitted under this Indenture, (vi) any facility that combines any Indebtedness under clauses (i), (ii), (iii), (iv) or (v) of this definition and (vii) any Refinancing Indebtedness of the Indebtedness under clauses (i), (ii), (iii), (iv), (v) or (vi) of this definition and advanced to the Parent or any of its Restricted Subsidiaries based upon, and secured by, Servicing Advances, MSRs, mortgages or other loans, securities or derivatives, receivables, REO Assets or Residual Interests and other similar assets (or any interests in any of the foregoing) existing on the Issue Date or created thereafter, provided, however, solely as of the date of the incurrence of such Permitted Funding Indebtedness, the amount of the excess (determined as of the most recent date for which internal financial statements are available), if any, of (x) the amount of any Indebtedness incurred in accordance with this clause (vii) for which the holder thereof has contractual recourse to the Parent or its Restricted Subsidiaries to satisfy claims with respect thereto (excluding recourse for customary carve-out matters such as fraud, misappropriation, breaches of representations, warranties and covenants and misapplication and customary indemnities in connection with similar transactions) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Indebtedness shall not be Permitted Funding Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions of Section 4.09, except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness incurred under this clause (vii)). The amount of any Permitted Funding Indebtedness shall be determined in accordance with the definition of “Indebtedness.”

“Permitted Hedging Transactions” means entering into instruments and contracts and making margin calls thereon by the Parent or any of its Restricted Subsidiaries in reasonable relation to a Permitted Business that are entered into for bona fide hedging purposes and not for speculative purposes (as determined in good faith by the Board of Directors or senior management of the Parent or such Restricted Subsidiary) and shall include, without limitation, interest rate swaps, caps, floors, collars and forward hedge or mortgage sale contracts and similar instruments, “interest only” mortgage derivative assets or other mortgage derivative products, future contracts and options on futures contracts on the Eurodollar, Federal Funds, Treasury bills and Treasury rates and similar financial instruments.

“Permitted Holders” means William C. Erbey and any of his immediate family members and any of their respective Affiliates. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

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“Permitted Indebtedness” means, without duplication, each of the following:

(1)          Indebtedness under the Initial Notes and the Note Guarantees (including Note Guarantees from additional Guarantors after the Issue Date) thereof;

(2)          Indebtedness incurred pursuant to the Existing Facilities in an aggregate principal amount at any time outstanding not to exceed the maximum amount available under each Existing Facility as in effect on the Issue Date;

(3)          Indebtedness of the Parent or any Restricted Subsidiary under Credit Facilities in an aggregate principal amount not to exceed $475.0 million at any time outstanding;

(4)          other Indebtedness and Preferred Stock of the Parent and its Restricted Subsidiaries outstanding on the Issue Date (other than Indebtedness described in clauses (1), (2) and (3) above);

(5)          Permitted Hedging Transactions;

(6)          Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Parent and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(7)          Indebtedness owed to and held by the Parent or a Restricted Subsidiary; provided, however, that (a) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary of the Parent or any transfer of such Indebtedness (other than to the Parent or a Restricted Subsidiary of the Parent) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the obligor thereon, and (b) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

(8)          [reserved];

(9)          the Issuance of Preferred Stock by Restricted Subsidiaries to officers, directors and employees of the Parent or any Restricted Subsidiary as compensation, bonus awards or other incentive arrangements, provided that aggregate liquidation preference of all shares of Preferred Stock issued pursuant to this clause (9) in any calendar year shall not exceed $10.0 million, provided that any amounts available to be issued pursuant to this clause (9) that are unissued during any calendar year may be carried forward and utilized in succeeding calendar years;

(10)        Indebtedness of the Parent or any of its Restricted Subsidiaries represented by letters of credit for the account of the Parent or such Restricted Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

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(11)        Permitted Funding Indebtedness;

(12)        Permitted Securitization Indebtedness and Indebtedness under Credit Enhancement Agreements;

(13)        Refinancing Indebtedness;

(14)        (A) any guarantee by the Parent or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary of the Parent (other than Non-Recourse Indebtedness) so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary of the Parent is permitted under the terms of this Indenture, or (B) any guarantee by a Restricted Subsidiary of Indebtedness of the Parent (other than Non-Recourse Indebtedness); provided that such guarantee is permitted under the terms of this Indenture;

(15)        Non-Recourse Indebtedness;

(16)        (x) Acquired Indebtedness and Indebtedness incurred by the Parent or any Restricted Subsidiary of the Parent in connection with the acquisition of a Permitted Business and (y) Indebtedness of a Person or any of its Restricted Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Parent or at the time it merges or consolidates with the Parent or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person or secured by a Lien encumbering any asset acquired by such Person and, in each case, not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Parent or such acquisition, merger or consolidation in connection with the acquisition of a Permitted Business; provided that, in each case, on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof and the use of proceeds therefrom, either

(a)          the Parent would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(b); or

(b)          the Fixed Charge Coverage Ratio of the Parent and its Restricted Subsidiaries would not be less than the Fixed Charge Coverage Ratio of the Parent and its Restricted Subsidiaries immediately prior to the incurrence of such Indebtedness;

provided, that the aggregate principal amount of Indebtedness, Disqualified Stock and Preferred Stock that may be incurred and outstanding at any one time by Restricted Subsidiaries that are not Guarantors pursuant to subclause (x) of this clause (16) together with Indebtedness incurred pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(b) does not exceed $50 million;

(17)        Indebtedness (including Capitalized Lease Obligations) incurred to finance the development, construction, acquisition, purchase, lease, repairs, maintenance or improvement of assets (including, but not limited to, assets consisting of Servicing Advances, MSRs, mortgages or other loans, mortgage related securities or derivatives, consumer receivables, REO Assets or Residual Interests and other similar assets (or any interests in any of the foregoing)) by the Parent or any Restricted Subsidiary (including the acquisition or purchase of any assets though the acquisition of any Person that becomes a Restricted Subsidiary or by the merger or consolidated of a Person with or into the Parent or any Restricted Subsidiary) that is secured by a Lien on the assets acquired, purchased, leased or improved; provided that the Liens securing such Indebtedness may not extend to any other assets or property owned by the Parent or any of its Restricted Subsidiaries at the time the Lien is incurred and the Indebtedness secured by the Lien may not be incurred more than 270 days after the latter of the acquisition or completion of the construction of the assets or property subject to the Lien; provided, further that the amount of such Indebtedness does not exceed the Fair Market Value on the date that such Indebtedness is incurred of the assets or property developed, constructed, purchased, leased, repaired, maintained or improved with the proceeds of such Indebtedness;

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(18)        Indebtedness arising from agreements of the Parent or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(19)        Indebtedness consisting of Indebtedness from the repurchase, retirement or other acquisition or retirement for value by the Parent of Common Stock (or options, warrants or other rights to acquire Common Stock) of the Parent from any future, current or former officer, director, manager or employee (or any spouses, successors, executors, administrators, heirs or legatees of any of the foregoing) of the Parent or any of its Subsidiaries or their authorized representatives to the extent described in clause (iv) of Section 4.07(b);

(20)        Indebtedness in respect of netting services, overdraft protections and otherwise in connection with customary deposit accounts maintained by the Parent or any Restricted Subsidiary with banks and other financial institutions as part of its ordinary cash management program;

(21)        the incurrence of Indebtedness by a Foreign Subsidiary in an amount not to exceed at any one time outstanding, together with any other Indebtedness incurred under this clause (21), 5.0% of Foreign Subsidiary Total Assets;

(22)        shares of Preferred Stock of a Restricted Subsidiary of the Parent issued to the Parent or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such share of Preferred Stock (except to the Parent or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares or Preferred Stock not permitted by this clause (22);

(23)        Indebtedness of the Parent and its Restricted Subsidiary consisting of the financing of insurance premiums in the ordinary course of business;

(24)        Obligations in respect of performance, bid, appeal, customs, surety bonds and completion guarantees (including Obligations under any letter of credit incurred for such purposes) provided by the Parent and its Restricted Subsidiaries in the ordinary course of business or in connection with judgments that do not result in an Event of Default;

(25)        to the extent constituting Indebtedness, Indebtedness under Excess Spread Sales incurred in the ordinary course of business;

(26)        to the extent otherwise constituting Indebtedness, obligations arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of Servicing Advances, MSRs, mortgages or other loans, mortgage related securities or derivatives, consumer receivables, REO Assets or Residual Interests and other similar assets (or any interests in any of the foregoing) purchased or originated by the Parent or any of its Restricted Subsidiaries arising in the ordinary course of business;

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(27)        guarantees by the Parent and its Restricted Subsidiaries of Indebtedness that is otherwise Permitted Indebtedness;

(28)        Indebtedness or Disqualified Capital Stock of the Parent and Indebtedness, Disqualified Capital Stock or Preferred Stock of any of the Parent’s Restricted Subsidiaries in an aggregate principal amount or liquidation preference (together with Refinancing Indebtedness in respect thereof) up to 100.0% of the net cash proceeds received by the Parent since immediately after the Issue Date from the issue or sale of Equity Interests of the Parent or cash contributed to the capital of the Parent (in each case, other than proceeds of Disqualified Capital Stock or sales of Equity Interests to the Parent or any of its Subsidiaries) to the extent that such net cash proceeds or cash have not been applied pursuant to Section 4.07 and are thereafter excluded from clause (C)(2) of Section 4.07(a); provided, however, that the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock incurred by Restricted Subsidiaries (other than Guarantors) pursuant to this clause (28) may not exceed $50.0 million in the aggregate at any one time outstanding;

(29)        Indebtedness arising out of or to fund purchases of all remaining outstanding asset-backed securities of any Securitization Entity for the purpose of relieving the Parent or a Subsidiary of the Parent of the administrative expense of servicing such Securitization Entity;

(30)        Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition in a principal amount not to exceed the greater of (x) $75.0 million and (y) 1.00% of Total Assets in the aggregate at any one time outstanding together with all other Indebtedness, Disqualified Stock and/or Preferred Stock issued under this clause (30) and Refinancing Indebtedness in respect thereof;

(31)        guarantees by the Parent and the Restricted Subsidiaries of the Parent to owners of servicing rights in the ordinary course of business;

(32)        additional Indebtedness incurred by the Parent or any of its Restricted Subsidiaries in an aggregate principal amount not to exceed the greater of (x) $200.0 million and (y) 2.5% of Total Assets at any one time outstanding; and

(33)        Warehouse Indebtedness that is not Permitted Warehouse Indebtedness in an amount not to exceed the greater of (x) $50 million and (y) 0.75% of Total Assets in the aggregate at any one time outstanding.

For purposes of determining compliance with Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (33) above or is entitled to be incurred pursuant to the second paragraph of such covenant, the Parent shall, in its sole discretion, classify (and may later reclassify) such item of Indebtedness or any portion thereof in any manner that complies with this covenant; provided that Indebtedness under the Senior Credit Facility outstanding on the Issue Date shall be deemed incurred pursuant to clause (3) above and may not be reclassified. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.09.

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Notwithstanding any other provision of this Indenture to the contrary, for all purposes during the term of this Indenture, each lease in existence on the Issue Date shall have the same characterization as a Capitalized Lease Obligation or an operating lease as the characterization of that lease in the most recent financial statements in existence on the Issue Date, notwithstanding any change in characterization of that lease subsequent to the Issue Date by the Parent based on changes in GAAP or its interpretation of GAAP.

“Permitted Investments” means:

(1)          any Investment in the Parent or in a Restricted Subsidiary;

(2)          any Investment in cash or Cash Equivalents or Investment Grade Securities;

(3)          any Investment by the Parent or any Restricted Subsidiary of the Parent in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Parent or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Parent or a Restricted Subsidiary of the Parent;

(4)          Investments by the Parent or any Restricted Subsidiary in Securitization Entities, Warehouse Facility Trusts, MSR Facility Trusts, Investments in mortgage related securities or charge-off receivables in the ordinary course of business;

(5)          Investments arising out of purchases of all remaining outstanding asset-backed securities of any Securitization Entity and/or Securitization Assets of any Securitization Entity in the ordinary course of business or for the purpose of relieving the Parent or a Subsidiary of the Parent of the administrative expense of servicing such Securitization Entity;

(6)          Investment in MSRs (including in the form of repurchases of MSRs);

(7)          Investments in Residual Interests in connection with any Securitization, Warehouse Facility or MSR Facility;

(8)          Investments by the Parent or any Restricted Subsidiary in the form of loans extended to non-Affiliate borrowers in connection with any loan origination business of the Parent or such Restricted Subsidiary in the ordinary course of business;

(9)          any Investment made as a result of the receipt of securities or other assets of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10, or any other disposition of assets not constituting an Asset Sale;

(10)        Investments made solely in exchange for the issuance of Equity Interests (other than Disqualified Capital Stock) of the Parent or any Unrestricted Subsidiary;

(11)        any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Parent or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (b) litigation, arbitration or other disputes with Persons who are not Affiliates;

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(12)        Investments in connection with Permitted Hedging Transactions;

(13)        repurchases of the Notes;

(14)        Investments in and making or origination of Servicing Advances, residential or commercial mortgage loans and Securitization Assets (whether or not made in conjunction with the acquisition of MSRs);

(15)        guarantees of Indebtedness permitted under Section 4.09;

(16)        any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 4.11(c) (except transactions described in clauses (vii) and (ix) of Section 4.11(c));

(17)        Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(18)        endorsements for collection or deposit in the ordinary course of business;

(19)        any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may only be increased pursuant to this clause (19) to the extent required by the terms of such Investment as in existence on the Issue Date or as otherwise permitted under this Indenture;

(20)        any Investment by the Parent or any Restricted Subsidiary of the Parent in any Person where such Investment was acquired by the Parent or any Restricted Subsidiary of the Parent (a) in exchange for any other Investment or accounts receivable held by the Parent or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by the Parent or any Restricted Subsidiary of the Parent with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(21)        any Investment by the Parent or any Restricted Subsidiary of the Parent in a joint venture not to exceed the greater of (a) $100.0 million and (b) 1.25% of Total Assets;

(22)        other Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (22) that are at that time outstanding, net of cash repayments of principal in the case of loans, sale proceeds in the case of Investments in the form of debt instruments and cash equity returns (whether as a distribution, dividend, redemption or sale) in the case of equity investments, not to exceed the greater of (a) $100.0 million and (b) 1.25% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

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(23)        purchases of mortgage backed or asset backed securities or similar instruments related to a Permitted Business;

(24)        Investments in or guarantees of Indebtedness of one or more entities the sole purpose of which is to originate, acquire, securitize and/or sell loans that are purchased, insured, guaranteed or securitized by any Specified Government Entity; provided that the aggregate amount of (i) Investments in such entities plus (ii) the aggregate principal amount of Indebtedness of such entities that are not Wholly Owned Restricted Subsidiaries which is recourse to the Company or any Guarantor shall not exceed an amount equal to 10% of the Parent’s GAAP book equity as of any date of determination;

(25)        advances to, or guarantees of Indebtedness of, employees not in excess of $5.0 million outstanding at any one time;

(26)        loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other travel related expenses, in each case in the ordinary course of business; and

(27)        any Co-Investment Transaction.

“Permitted Liens” means the following types of Liens:

(1)          Liens for taxes, assessments or governmental charges or claims either (a) not yet delinquent for a period of more than 30 days, or (b) contested in good faith by appropriate proceedings and as to which the Parent or its Subsidiaries shall have set aside on their books such reserves as may be required pursuant to GAAP;

(2)          statutory and common law Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business;

(3)          Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation laws, unemployment insurance laws or similar legislation and other types of social security or obtaining of insurance, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, trade contracts, performance and completion guarantees, leases, contracts in the ordinary course of business, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4)          Liens existing on the Issue Date, excluding Liens securing Indebtedness permitted to be incurred pursuant to clauses (1) and (3) of the definition of “Permitted Indebtedness”;

(5)          Liens on assets, property or shares of stock of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated or amalgamated with the Parent or any Restricted Subsidiary of the Parent; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary or merging with or into or consolidating or amalgamating with the Parent or any Restricted Subsidiary of the Parent; provided, further, however, that such Liens may not extend to any other assets or property owned by the Parent or any Restricted Subsidiary;

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(6)          Liens on assets or property at the time the Parent or a Restricted Subsidiary acquired the assets or property or within 270 days of such acquisition, including any acquisition by means of a merger, amalgamation or consolidation with or into the Parent or any Restricted Subsidiary; provided that the Liens may not extend to any other assets or property owned by the Parent or any Restricted Subsidiary (other than assets and property affixed or appurtenant thereto); provided, further that the aggregate amount of obligations secured thereby does not exceed the greater of (x) $125.0 million and (y) 1.50% of Total Assets at any time outstanding and no such Lien may secure obligations in an amount that exceeds the Fair Market Value of the assets or property acquired as of the date of acquisition;

(7)          Liens securing Indebtedness or other obligations of a Restricted Subsidiary of the Parent owing to the Parent or another Restricted Subsidiary of the Parent;

(8)          Liens arising from leases, subleases, licenses or sublicenses granted to others which do not materially interfere with the ordinary conduct of the business of the Parent or any of its Restricted Subsidiaries;

(9)          Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Parent and its Restricted Subsidiaries or dispositions of assets;

(10)        Liens securing Indebtedness permitted to be Incurred pursuant to clause (3) of the definition of “Permitted Indebtedness”;

(11)        Liens (x) in favor of the Company or any Guarantor or (y) on the assets of any Restricted Subsidiary that is not a Guarantor in favor of another Restricted Subsidiary that is not a Guarantor;

(12)        Liens securing Non-Recourse Indebtedness so long as such Lien shall encumber only (i) any Equity Interests of the Subsidiary which owes such Indebtedness, (ii) the assets originated, acquired or funded with the proceeds of such Non-Recourse Indebtedness and (iii) any intangible contract rights and other accounts, documents, records and other property directly related to the foregoing;

(13)        grants of software and other technology licenses in the ordinary course of business;

(14)        Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (4), (5), (6), (10), (21) and (28) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (4), (5), (6), (21) and (28) of this definition at the time the original Lien became a Permitted Lien under this Indenture, and (B) an amount necessary to pay any accrued and unpaid interest, fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(15)        Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into in the ordinary course of business;

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(16)        Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business and Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts, securities accounts or other funds maintained with a depository or financial institution or securities intermediary;

(17)        any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(18)        any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Parent or any Restricted Subsidiary;

(19)        judgment Liens not giving rise to an Event of Default;

(20)        survey exceptions, encumbrances, easements or reservations of, or rights of other for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the Permitted Business of the Parent and its Subsidiaries and other similar charges or encumbrances in respect of real property not interfering, in the aggregate, in any material respect with the ordinary conduct of the business of the Parent or any of its Subsidiaries;

(21)        any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

(22)        Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(23)        Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(24)        Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Parent or any of its Subsidiaries, including rights of offset and set-off;

(25)        Liens securing Permitted Hedging Transactions and the costs thereof;

(26)        Liens securing Indebtedness under Currency Agreements;

(27)        Liens with respect to obligations at any one time outstanding that do not exceed the greater of (x) $50.0 million and (y) 0.75% of Total Assets;

(28)        Liens securing Indebtedness incurred to finance the construction or purchase of assets (excluding MSR Assets) by the Parent or any of its Restricted Subsidiaries (including any acquisition of Capital Stock or by means of a merger, amalgamation or consolidation with or into the Parent or any Restricted Subsidiary); provided that any such Lien may not extend to any other property owned by the Parent or any of its Restricted Subsidiaries at the time the Lien is incurred and the Indebtedness secured by the Lien may not be incurred more than 180 days after the acquisition or completion of the construction of the property subject to the Lien; provided further that the amount of Indebtedness secured by such Liens does not exceed the purchase price of the assets purchased or constructed with the proceeds of such Indebtedness;

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(29)        Liens on Securitization Assets, any intangible contract rights and other accounts, documents, records and assets directly related to the foregoing assets and the proceeds thereof incurred in connection with Permitted Securitization Indebtedness or permitted guarantees thereof;

(30)        Liens on spread accounts and credit enhancement assets, Liens on the stock of Restricted Subsidiaries of the Parent substantially all of which are spread accounts and credit enhancement assets and Liens on interests in Securitization Entities, in each case incurred in connection with Credit Enhancement Agreements;

(31)        Liens to secure Indebtedness of any Foreign Subsidiary of the Parent or any Restricted Subsidiary that is not a Guarantor securing Indebtedness of such Foreign Subsidiary or such Restricted Subsidiary that is permitted by the terms of this Indenture to be incurred; provided that such Liens extend only to the assets of such Subsidiaries;

(32)        (i) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, and (ii) bankers’ Liens, right of setoff and other similar Liens existing solely with respect to property in one or more accounts maintained by the Parent or a Subsidiary as customary in the banking industry in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank customarily so secured;

(33)        Liens solely on cash advances or any cash earnest money deposits made by the Parent or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement and Liens consisting of an agreement to sell or otherwise dispose of any property permitted under this Indenture;

(34)        Liens on Servicing Advances, Residential Mortgage Loans or MSRs or any part thereof and any intangible contract rights and other accounts, documents, records and property directly related to the foregoing assets and any proceeds thereof, in each case that are the subject of an Excess Spread Sale or an MSR Facility entered into in the ordinary course of business securing obligations under such Excess Spread Sale or MSR Facility;

(35)        Liens on cash, cash equivalents or other property arising in connection with the discharge or redemption of Indebtedness;

(36)        Liens on any real property constituting exceptions to title as set forth in a mortgage title policy delivered to a secured lender with respect thereto;

(37)        Liens on insurance policies and the proceeds thereof securing the financing of premiums with respect thereto; provided that such Liens shall not exceed the amount of such premiums so financed;

(38)        Liens on the property or assets of any Restricted Subsidiary that is not a Guarantor securing Indebtedness of any Restricted Subsidiary that is not a Guarantor; and

(39)        Liens to secure the Notes and other Second Priority Obligations; provided that the aggregate amount outstanding under this clause (39) shall not exceed $400.00 million at any one time.

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“Permitted MSR Indebtedness” means MSR Indebtedness; provided that the excess (determined as of the most recent date for which internal financial statements are available), if any, of (x) the amount of any such MSR Indebtedness for which the holder thereof has contractual recourse to the Parent or its Subsidiaries to satisfy claims with respect to such MSR Indebtedness (excluding recourse for customary carve-out matters such as fraud, misappropriation, breaches of representations, warranties and covenants and misapplication and customary indemnities in connection with similar transactions) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such MSR Indebtedness shall not be Permitted MSR Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions of Section 4.09, except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness). The amount of any particular Permitted MSR Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

“Permitted Residual Indebtedness” means any Indebtedness of the Parent or any of its Subsidiaries under a Residual Funding Facility; provided that the excess (determined as of the most recent date for which internal financial statements are available), if any of (x) the amount of any such Permitted Residual Indebtedness for which the holder thereof has contractual recourse to the Parent or its Subsidiaries to satisfy claims with respect to such Permitted Residual Indebtedness (excluding recourse for customary carve-out matters such as fraud, misappropriation, breaches of representations, warranties and covenants and misapplication and customary indemnities in connection with similar transactions) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Permitted Residual Indebtedness shall be deemed not to be Permitted Residual Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions of Section 4.09 except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness).

“Permitted Securitization Indebtedness” means Securitization Indebtedness; provided that (i) in connection with any Securitization, any Warehouse Indebtedness or MSR Indebtedness used to finance the purchase or origination of any receivables or other assets subject to such Securitization is repaid in connection with such Securitization to the extent of the net proceeds received by the Parent and its Subsidiaries from the applicable Securitization Entity and (ii) the excess (determined as of the most recent date for which internal financial statements are available), if any, of (x) the amount of any such Securitization Indebtedness for which the holder thereof has contractual recourse to the Parent or its Subsidiaries to satisfy claims with respect to such Securitization Indebtedness (excluding recourse for customary carve-out matters such as fraud, misappropriation, breaches of representations, warranties and covenants and misapplication and customary indemnities in connection with similar transactions) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Securitization Indebtedness shall not be Permitted Securitization Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions of Section 4.09 except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness).

“Permitted Servicing Advance Facility Indebtedness” means any Indebtedness of the Parent or any of its Subsidiaries incurred under a Servicing Advance Facility; provided, however, that the excess (determined as of the most recent date for which internal financial statements are available), if any of (x) the amount of any such Permitted Servicing Advance Facility Indebtedness for which the holder thereof has contractual recourse to the Parent or its Subsidiaries to satisfy claims with respect to such Permitted Servicing Advance Facility Indebtedness (excluding recourse for customary carve-out matters such as fraud, misappropriation, breaches of representations, warranties and covenants and misapplication and customary indemnities in connection with similar transactions) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Permitted Servicing Advance Facility Indebtedness shall not be Permitted Servicing Advance Facility Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions of Section 4.09 except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness).

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“Permitted Warehouse Indebtedness” means Warehouse Indebtedness; provided that the excess (determined as of the most recent date for which internal financial statements are available), if any, of (x) the amount of any such Warehouse Indebtedness for which the holder thereof has contractual recourse to the Parent or its Subsidiaries to satisfy claims with respect to such Warehouse Indebtedness (excluding recourse for matters such as fraud, misappropriation, breaches of representations and warranties and misapplication) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Warehouse Indebtedness shall not be Permitted Warehouse Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions of Section 4.09 except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness). The amount of any particular Permitted Warehouse Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Rating Agencies” means Moody’s and S&P.

“Realizable Value” of an asset means (i) with respect to any REO Asset, the value realizable upon the disposition of such asset as determined by the Parent in its reasonable discretion and consistent with customary industry practice and (ii) with respect to any other asset, the lesser of (x) if applicable, the face value of such asset and (y) the market value of such asset as determined by the Parent in accordance with the agreement governing the applicable Permitted Servicing Advance Facility Indebtedness, Permitted Warehouse Indebtedness, Permitted MSR Indebtedness or Permitted Residual Indebtedness, as the case may be (or, if such agreement does not contain any related provision, as determined by senior management of the Parent in good faith); provided, however, that the realizable value of any asset described in clause (i) or (ii) above which an unaffiliated third party has a binding contractual commitment to purchase from the Parent or any of its Restricted Subsidiaries shall be the minimum price payable to the Parent or such Restricted Subsidiary for such asset pursuant to such contractual commitment.

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“Receivables” means loans and other mortgage-related receivables (including Servicing Receivables and MSRs but excluding Residual Interests and net interest margin securities) purchased or originated by the Parent or any Restricted Subsidiary of the Parent or, with respect to Servicing Receivables and MSRs, otherwise arising in the ordinary course of business; provided, however, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

“Record Date” for the interest payable on any applicable Interest Payment Date means May 1 or November 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Parent or any Subsidiary of the Parent of Indebtedness incurred in accordance with clause (1), (4), (13), (16), (17), (28) or (30) of the definition of Permitted Indebtedness or incurred pursuant to Section 4.09(b), and in each case that does not:

(1)          result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (or, if such Refinancing Indebtedness is issued with original issue discount, the aggregate issue price of such Indebtedness is not more than the aggregate principal amount of Indebtedness being refinanced) (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable tender premiums, as determined in good faith by the Parent, defeasance costs, accrued interest and fees and expenses incurred by the Parent in connection with such Refinancing and amounts of Indebtedness otherwise permitted to be incurred under this Indenture); or

(2)          create Indebtedness with a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or a scheduled final maturity earlier than the scheduled final maturity of the Indebtedness being Refinanced;

provided that (i) (a) if the Indebtedness being Refinanced is Indebtedness of the Company or a Guarantor, such Indebtedness that is incurred is incurred by the Company or any Guarantor or (b) if the Indebtedness being Refinanced is Indebtedness of a Restricted Subsidiary that is not a Guarantor, such Indebtedness that is incurred is incurred by the Parent or any Restricted Subsidiary, and (ii) if such Indebtedness being Refinanced is subordinate or junior to the Notes or any Note Guarantee, then such Refinancing Indebtedness shall be subordinate to the Notes or such Note Guarantee at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as applicable.

“Regulation S Permanent Global Note” means a permanent Global Note, substantially in the form of Exhibit A hereto, bearing the Global Note Legend and, if applicable, the OID Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

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“Regulation S Temporary Global Note” means a temporary Global Note, substantially in the form of Exhibit A hereto, bearing the Global Note Legend, the Private Placement Legend, the Regulation S Temporary Global Note Legend and, if applicable, the OID Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.

“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(g)(iii).

“REO Asset” of a Person means a real estate asset owned by such Person and acquired as a result of the foreclosure or other enforcement of a lien on such asset securing a Servicing Advance or loans and other mortgage-related receivables.

“Required Asset Sale” means any Asset Sale that is a result of a repurchase right or obligation or a mandatory sale right or obligation related to (i) MSRs, (ii) pools or portfolios of MSRs, or (iii) the Capital Stock of any Person that holds MSRs or pools or portfolios of MSRs, which rights or obligations are either in existence on the Issue Date (or substantially similar in nature to such rights or obligations in existence on the Issue Date) or pursuant to the guidelines or regulations of a Specified Government Entity.

“Residential Mortgage Loan” means any residential mortgage loan, manufactured housing installment sale contract and loan agreement, home equity loan, home improvement loan, consumer installment sale contract or similar loan evidenced by a Residential Mortgage Note, and any installment sale contract, loan contract or chattel paper.

“Residential Mortgage Note” means a promissory note, bond or similar instrument evidencing indebtedness of an obligor under a Residential Mortgage Loan, including, without limitation, all related security interests and any and all rights to receive payments due thereunder.

“Residual Funding Facility” means any funding arrangement with a financial institution or institutions or other lenders or purchasers under which advances are made to the Parent or any Restricted Subsidiary secured by Residual Interests.

“Residual Interests” means any residual, subordinated, reserve accounts and retained ownership interest held by the Parent or a Restricted Subsidiary in Securitization Entities, Warehouse Facility Trusts and/or MSR Facility Trusts, regardless of whether required to appear on the face of the consolidated financial statements in accordance with GAAP.

“Responsible Officer” means, when used with respect to the Trustee or Collateral Trustee, any officer within the Corporate Trust Office of the Trustee or Collateral Trustee, as applicable, including any vice president, any assistant vice president, any trust officer, any assistant trust officer or any other officer of the Trustee or Collateral Trustee, as applicable, who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and in each case who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing, or that is required to bear, the Private Placement Legend and, if applicable, the OID Legend.

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“Restricted Global Note” means a Global Note bearing, or that is required to bear, the Private Placement Legend and, if applicable, the OID Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S applicable to such Note.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Unless the context requires otherwise, any reference herein to a “Restricted Subsidiary” or “Restricted Subsidiaries” shall mean each direct and indirect Subsidiary of the Parent that is not then an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“SEC” means the Securities and Exchange Commission.

“Second Priority Liens” means the Liens on the Collateral created in favor of the Collateral Trustee for its benefit and the benefit of the Trustee and the Holders of the Notes, Liens created in favor of a collateral agent for any other Second Priority Obligations and the Liens on the MSR Collateral created in favor of the MSR Collateral Agent for the benefit of the Trustee and the Holders of the Notes, in each case, subject only to Permitted Liens and Liens on the Collateral securing First Priority Obligations.

“Second Priority Obligations” means (i) the Notes Obligations and (ii) Obligations of the Company and the Guarantors in respect of Other Pari Passu Secured Indebtedness.

“Secured Debt” means any Indebtedness secured by a Lien upon the property of the Parent or any of its Restricted Subsidiaries (regardless of the Realizable Value of such property), but including, for purposes of the Secured Leverage Ratio, only Corporate Indebtedness secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Security Agreement” means the Second Lien Notes Pledge and Security Agreement, substantially in the form attached hereto as Exhibit F, to be dated as of the Issue Date and entered into by the Company and each Guarantor, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Security Documents” means the Security Agreement, the Intellectual Property Security Agreements and all other instruments, documents and agreements evidencing or creating or purporting to create any security interests in favor of the Collateral Trustee or the MSR Collateral Agent for its benefit and for the benefit of the Trustee and the Holders, in all or any portion of the Collateral, in each case, as amended, modified, restated, supplemented or replaced from time to time.

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“Securitization” means a public or private transfer, sale or financing of (i) Servicing Advances, (ii) MSRs, (iii) mortgage loans, (iv) installment contracts, (v) deferred servicing fees, (vi) warehouse loans secured by mortgage loans, (vii) mortgage backed and other asset backed securities, including interest only securities, (viii) dealer floorplan loans and/or (ix) other loans and related assets, (x) other receivables or similar assets (or any interests in any of the foregoing) and any other asset capable of being securitized, (clauses (i)—(x) above, collectively, the “Securitization Assets”) by which the Parent or any of its Restricted Subsidiaries directly or indirectly securitizes a pool of specified Securitization Assets including, without limitation, any such transaction involving the sale of specified Securitization Assets to a Securitization Entity.

 “Securitization Assets” has the meaning specified in the definition of “Securitization.”

“Securitization Entity” means (i) any Person (whether or not a Restricted Subsidiary of the Parent) established for the purpose of issuing asset-backed or mortgaged-backed or mortgage pass-through securities of any kind (including collateralized mortgage obligations and net interest margin securities), (ii) any special purpose Subsidiary established for the purpose of selling, depositing or contributing Securitization Assets into a Person described in clause (i) or holding securities in any related Securitization Entity, regardless of whether such person is an issuer of securities; provided that such Person is not an obligor with respect to any Indebtedness of the Company or any Guarantor and (iii) any special purpose Subsidiary of the Parent formed exclusively for the purpose of satisfying the requirements of Credit Enhancement Agreements and regardless of whether such Subsidiary is an issuer of securities; provided that such Person is not an obligor with respect to any Indebtedness of the Company or any Guarantor other than under Credit Enhancement Agreements.

“Securitization Indebtedness” means (i) Indebtedness of the Parent or any of its Restricted Subsidiaries incurred pursuant to on-balance sheet Securitizations treated as financings and (ii) any Indebtedness consisting of advances made to the Parent or any of its Restricted Subsidiaries based upon securities issued by a Securitization Entity pursuant to a Securitization and acquired or retained by the Parent or any of its Restricted Subsidiaries.

“Senior Credit Facility” means the Amended and Restated Senior Secured Term Loan Facility Agreement, dated as of December 5, 2016, which thereby amends and restates the Senior Secured Term Loan Facility, dated February 15, 2013 (as amended by Amendment No. 1 to Senior Secured Term Loan Facility Agreement and Amendment No. 1 to Pledge and Security Agreement, dated as of September 23, 2013, as further amended by Amendment No. 2 to Senior Secured Term Loan Facility Agreement, dated as of March 2, 2015, as further amended by Amendment No. 3 to the Senior Secured Term Loan Facility Agreement, dated as of April 17, 2015, as further amended by Amendment No. 4 to Senior Secured Term Loan Facility Agreement and Amendment No. 2 to Pledge and Security Agreement, dated as of October 16, 2015, and as further amended by Amendment No. 5 to Senior Secured Term Loan Facility Agreement, dated as of March 24, 2016), among the Company, as the borrower, the Parent, as parent, certain subsidiaries of the Parent, as subsidiary guarantors, the lenders that are from time to time parties thereto and Barclays Bank PLC, as administrative agent and as collateral agent as such agreement may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the interest rate or fees applicable thereto, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Parent as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and any indentures or other credit facilities and whether by the same or any other agent, lender or group of lenders.

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“Servicing Advance Facility” means any funding arrangement with lenders collateralized in whole or in part by Servicing Advances under which advances are made to the Parent or any of its Restricted Subsidiaries based on such collateral.

“Servicing Advances” means the right to be reimbursed for advances made by the Parent or any of its Restricted Subsidiaries in its capacity as servicer or any predecessor servicer of any mortgage-related receivables to fund principal, interest, escrow, foreclosure, insurance, tax or other payments or advances when the borrower on the underlying receivable is delinquent in making payments on such receivable; to enforce remedies, manage and liquidate REO Assets; or that the Parent or any of its Restricted Subsidiaries otherwise advances in its capacity as servicer or any predecessor servicer pursuant to any Servicing Agreement.

“Servicing Agreements” means any servicing agreements (including whole loan servicing agreements for portfolios of whole mortgage loans), pooling and servicing agreements, interim servicing agreements and other servicing agreements, and any other agreement governing the rights, duties and obligations of either the Parent or any Restricted Subsidiary, as a servicer, under such servicing agreements, including the servicing guide of any Specified Government Entities, as a servicer, under such servicing agreements (including for the avoidance of doubt, any agreements related to primary servicing, sub-servicing, special servicing and master servicing).

“Servicing Receivables” means rights to collections under mortgage-related receivables, or other rights to reimbursement of Servicing Advances that the Parent or a Restricted Subsidiary of the Parent has made in the ordinary course of business and on customary industry terms.

“Share Repurchase” means the repurchase by the Parent or any of its Restricted Subsidiaries of shares of the Parent’s Common Stock with the proceeds of the Notes offered hereby.

“Significant Subsidiary” with respect to any Person, means any Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02 of Regulation S-X under the Exchange Act, as such regulation is in effect on the Issue Date.

“Specified Government Entities” means the Federal Housing Administration, Veterans Administration, Ginnie Mae, Fannie Mae, Freddie Mac or other similar governmental agencies or government sponsored programs.

“Specified MSRs” means the right to payments owed to the Parent and their respective Restrictive Subsidiaries, whether now or hereafter acquired or created, under each of the Servicing Agreements either (a) identified on a schedule to the Security Agreement to be agreed or (b) pursuant to which any of the Parent and their respective Restricted Subsidiaries provides Servicing for any entity and/or transaction identified under the heading “Investor Name” set forth on a schedule to the Security Agreement to be agreed, as each such schedule may be updated from time to time in accordance with the provisions of the Security Agreement; provided, however, that “Specified MSRs” shall not include any rights to repayment of Servicing Advances.

“Specified Transactions” shall mean (a) the Share Repurchase and (b) the payment of related fees and expenses.

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“Subsidiary,” with respect to any Person, means:

(1)          any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2)          any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Total Assets” means the total assets of the Parent and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Parent.

“Treasury Rate” means, as determined by the Company, with respect to any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to November 15, 2018; provided, however, that if no published maturity exactly corresponds with such date, then the Treasury Rate shall be interpolated or extrapolated on a straight-line basis from the arithmetic mean of the yields for the next shortest and next longest published maturities; provided further, however, that if the period from such redemption date to November 15, 2018 , is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-777bbbb).

“Trustee” means Wilmington Trust, National Association, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Unrestricted Definitive Note” means one or more Definitive Notes, substantially in the form of Exhibit A hereto, that bear, if applicable, the OID Legend and that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A hereto, that bears the Global Note Legend and, if applicable, the OID Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Parent that is designated by the Board of Directors of the Parent as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1)          has no Indebtedness other than Non-Recourse Indebtedness and other Indebtedness that is not recourse to the Parent or any Restricted Subsidiary or any of their assets;

(2)          except as permitted by Section 4.11, is not party to any agreement, contract, arrangement or understanding with the Parent or any Restricted Subsidiary of the Parent unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Parent or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Parent;

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(3)          is a Person with respect to which neither the Parent nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)          has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Parent or any of its Restricted Subsidiaries.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Warehouse Facility” means any financing arrangement of any kind, including, but not limited to, financing arrangements in the form of repurchase facilities, loan agreements, note and/or other security issuance facilities and commercial paper facilities (excluding in all cases, Securitizations), with a financial institution or other lender or purchaser exclusively to (i) finance or refinance the purchase, origination or funding by the Parent or a Restricted Subsidiary of the Parent of, provide funding to the Parent or a Restricted Subsidiary of the Parent through the transfer of, loans, mortgage-related securities (and related MSRs) and other mortgage-related receivables purchased or originated by the Parent or any Restricted Subsidiary of the Parent in the ordinary course of business, (ii) finance or refinance Servicing Advances; (iii) finance or refinance REO Assets related to loans and other mortgage-related receivables purchased or originated by the Parent or any Restricted Subsidiary of the Parent, or (iv) finance or refinance any Securitization Asset; provided that such purchase, origination, pooling, funding refinancing and carrying is in the ordinary course of business.

“Warehouse Facility Trusts” means any Person (whether or not a Subsidiary of the Parent) established for the purpose of issuing notes or other securities in connection with a Warehouse Facility, which notes and securities are backed by (i) specified loans, mortgage-related securities and other receivables purchased by, and/or contributed to, such Person from the Parent or any Restricted Subsidiary of the Parent; (ii) specified Servicing Advances purchased by, and/or contributed to, such Person from the Parent or any other Restricted Subsidiary of the Parent; or (iii) the carrying of REO Assets related to loans and other receivables purchased by, and/or contributed to, such Person or any Restricted Subsidiary of the Parent.

“Warehouse Indebtedness” means Indebtedness in connection with a Warehouse Facility; provided that the amount of any particular Warehouse Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Capital Stock or Preferred Stock, as the case may be, at any date, the number of years obtained by dividing: (1) the then outstanding aggregate principal amount of such Indebtedness or redemption or similar payment with respect to such Disqualified Capital Stock or Preferred Stock into; (2) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

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“Wholly Owned Restricted Subsidiary” of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a Foreign Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

SECTION 1.02.          Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.11
“Applicable Law”	13.18
“Authentication Order”	2.02
“Asset Sale Offer”	4.10
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“incur”	4.09
“Legal Defeasance”	8.02
“Note Register”	2.03
“notice of acceleration”:	6.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Purchase Date”	3.09
“Registrar”	2.03
“Restricted Payment”	4.07
“Reversion Date”	4.18
“Surviving Entity”	5.01
“Suspended Covenants	4.18
“Suspension Period”	4.18

SECTION 1.03.          [Reserved].

SECTION 1.04.          Rules of Construction. Unless the context otherwise requires:

(a)                a term has the meaning assigned to it;

(b)                an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)                “or” is not exclusive;

(d)                words in the singular include the plural, and in the plural include the singular;

(e)                “including” means including without limitation;

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(f)           “will” shall be interpreted to express a command;

(g)            provisions apply to successive events and transactions;

(h)            references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(i)             unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture; and

(j)             the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.

SECTION 1.05.          Acts of Holders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)           The ownership of Notes shall be proved by the Note Register.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, Collateral Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(e)           The Company may set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

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(f)           Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(g)           Without limiting the generality of the foregoing, a Holder, including any Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(h)           The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by any Depositary entitled under the procedures of such Depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

ARTICLE 2
THE NOTES

SECTION 2.01.          Form and Dating; Terms.

(a)           General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

(b)           Global Notes. Global Notes shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Definitive Notes shall be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect transfers, exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

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(c)           Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as Custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of:

(i)           a written certificate or other evidence in a form reasonably acceptable to the Company of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who shall take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b)); and

(ii)          an Officers’ Certificate from the Company.

Following the termination of the Restricted Period, upon receipt of a Company Order, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note, following which temporary beneficial interests in the Regulation S Temporary Global Note shall automatically become beneficial interests in the Regulation S Permanent Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d)           Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited, subject to the limitation in Section 4.09.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors, if any, and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Company pursuant to an Asset Sale Offer as provided in Section 4.10 or a Change of Control Offer as provided in Section 4.14. The Notes shall not be redeemable, other than as provided in Article 3.

Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, waivers, amendments, offers to repurchase, redemption or otherwise as the Initial Notes (but not as to issue date, issue price, first payment date or interest accruing prior to such first payment date); provided that if any such Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes shall have a separate CUSIP number; provided, further, that the Company’s ability to issue Additional Notes shall be subject to the Company’s compliance with Section 4.09.

(e)           Euroclear and Clearstream Applicable Procedures. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream and such provisions shall supersede the provisions in Section 2.06, as applicable, to the extent that they conflict with such provisions, with respect to such transfers.

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SECTION 2.02.          Execution and Authentication. At least one Officer of the Company shall execute the Notes on behalf of the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A hereto, as the case may be, by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

On the Issue Date, the Trustee shall, upon receipt of a Company Order to authenticate (an “Authentication Order”) the Initial Notes, authenticate and deliver the Initial Notes. In addition, at any time, from time to time, the Trustee shall, upon receipt of a Board Resolution and an Authentication Order, authenticate and deliver any Additional Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder. Such Authentication Order shall specify the amount of the Notes to be authenticated and, in case of any issuance of Additional Notes pursuant to Section 2.01, shall certify that such issuance is in compliance with Section 4.09.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03.          Registrar and Paying Agent. The Company shall (a) maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and (b) an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The registered Holder of a Note shall be treated as the owner of the Note for all purposes. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

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The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes representing the Notes.

The Company initially appoints the Trustee to act as the Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

SECTION 2.04.      Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.      Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with Trust Indenture Act Section 312(a).

SECTION 2.06.       Transfer and Exchange.

(a)           Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary, (ii) subject to the procedures of the Depositary, the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Definitive Notes, provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903, (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes, or (iv) upon prior written notice given to the Trustee by or on behalf of the Depositary in accordance with this Indenture. Upon the occurrence of any of the preceding events in clauses (i), (ii), (iii) or (iv), Definitive Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures) and will bear the applicable restricted legends required pursuant to Section 2.01 and this Section 2.06. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Sections 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in clauses (i), (ii), (iii) or (iv) and pursuant to Section 2.06(c). A Global Note may not be exchanged for another Note other than as provided in this Section 2.06; provided, however, that beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f).

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(b)           Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)           Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)          All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).

(iii)         Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) and the Registrar receives the following:

(A)           if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or

(B)           if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

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(iv)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) and the Registrar receives the following:

(1)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2)          if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (iv), an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to clause (iv) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (iv) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)           Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)           Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in clauses (i), (ii), (iii) or (iv) of Section 2.06(a) and receipt by the Registrar of the following documentation:

(A)           if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)           if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C)           if such beneficial interest is being transferred to a Non U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D)           if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

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(E)            if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)            if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Company shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained herein and therein.

(ii)               Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C), a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of a certificate substantially in the fom of Exhibit B (with item 2 of such certification being checked), except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii)              Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in clauses (i), (ii), (iii) or (iv) of Section 2.06(a) and if the Registrar receives the following:

(1)            if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2)            if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (iii), an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

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(iv)         Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon the occurrence of any of the events in clauses (i), (ii), (iii) or (iv) of Section 2.06(a) and satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Company shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions an Unrestricted Definitive Note in the applicable principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

(d)           Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)           Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)           if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)            if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C)            if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D)            if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof; or

(E)            if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.

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(ii)            Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(1)          if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2)          if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (ii), an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)         Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (d)(ii) or (d)(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)           Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

(i)       Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)         if the transfer will be made pursuant to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

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(B)         if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(C)         if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.

(ii)      Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(1)         if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2)         if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof, and, in each such case set forth in this clause (ii), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)     Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)            [Reserved].

(g)           Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i)       Private Placement Legend.

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(A)           Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE NOTES EVIDENCED HEREBY AND THE RELATED GUARANTEES, IF ANY, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES, AND ANY SELLER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.”

(B)            Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)      Global Note Legend. Each Global Note shall bear a legend in substantially the following form (with appropriate changes in the last sentence if DTC is not the Depositary):

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

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(iii)     Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

“BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”

(iv)     OID Legend. Each Note issued hereunder that has more than a de minimis amount of original issue discount for U.S. federal income tax purposes shall bear a legend in substantially the following form:

“THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO OCWEN FINANCIAL CORPORATION, 1661 WORTHINGTON ROAD, SUITE 100, WEST PALM BEACH, FLORIDA 33409, ATTENTION: CORPORATE SECRETARY.”

(v)      Applicable Procedures for Delegending. After one year has elapsed following (1) the Issue Date or (2) if the Company has issued any Additional Notes with the same terms and the same CUSIP number as the Notes within one year following the Issue Date, the date of original issuance of such Additional Notes, if the Notes are freely tradable pursuant to Rule 144 under the Securities Act by Holders who are not Affiliates of the Company where no conditions of Rule 144 are then applicable (other than the holding period requirement in paragraph (d)(1)(ii) of Rule 144 so long as such holding period requirement is satisfied), the Company shall, at its option:

(A)         instruct the Trustee in writing to remove the Private Placement Legend from the Notes by delivering to the Trustee a certificate in the form of Exhibit E hereto, and upon such instruction the Private Placement Legend shall be removed by the Trustee from any Global Notes representing such Notes without further action on the part of Holders;

(B)         notify Holders of the Notes that the Private Placement Legend has been removed or deemed removed; and

(C)         instruct DTC to change the CUSIP number for the Notes to the unrestricted CUSIP number for the Notes.

In no event will the failure of the Company to provide any notice set forth in this paragraph or of the Trustee to remove the Private Placement Legend constitute a failure by the Company to comply with any of its covenants or agreements set forth in Section 6.01 or otherwise. Any Restricted Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms shall, upon the Trustee’s receipt of the certificate required by clause (A) above and surrender of such Restricted Note for exchange to the Registrar in accordance with the provisions of Article 2 of this Indenture, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Private Placement Legend.

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Notwithstanding any provision herein to the contrary, in the event that Rule 144 as promulgated under the Securities Act (or any successor rule) is amended to change the one-year holding period thereunder (or the corresponding period under any successor rule), (1) each reference in this Section 2.06(g)(v) to “one year” shall be deemed for all purposes hereof to be references to such changed period, and (2) all corresponding references in the Notes shall be deemed for all purposes hereof to be references to such changed period; provided, that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then applicable federal securities laws. This Section 2.06(g)(v) shall apply to successive amendments to Rule 144 (or any successor rule) changing the holding period thereunder.

(h)           Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)            General Provisions Relating to Transfers and Exchanges.

(i)           To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(ii)          No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05).

(iii)         Neither the Registrar nor the Company shall be required to register the transfer of or exchange any Note selected for redemption or tendered for repurchase pursuant to a Change of Control Offer or Asset Sale Offer in whole or in part, except the portion of any Note being redeemed or repurchased in part that is not redeemed or repurchased.

(iv)         All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)          The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of delivery of a notice of redemption of Notes under Section 3.02 and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Note so selected for redemption or tendered (and not validly withdrawn) for purchase in connection with a Change of Control Offer or an Asset Sale Offer, in each case in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or purchased in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

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(vi)         Prior to due presentment for the registration of a transfer of any Note, the Trustee, Collateral Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, interest on such Notes and for all other purposes, and none of the Trustee, Collateral Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii)        Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 4.02, the Company shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(viii)       At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02.

(ix)          All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(x)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(xi)          The Trustee shall have no responsibility for any actions taken or not taken by the Depositary.

SECTION 2.07.       Replacement Notes. If any mutilated Note is surrendered to the Trustee, the Registrar or the Company and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee to protect the Trustee and in the judgment of the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note.

Every replacement Note is a contractual obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

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SECTION 2.08.       Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.       Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee has been notified in writing are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company, a Guarantor, if any, or any Affiliate of the Company or a Guarantor, if any.

SECTION 2.10.       Temporary Notes. Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

SECTION 2.11.       Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures. The Company may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.       CUSIP and ISIN Numbers. The Company in issuing the Notes may use CUSIP numbers and/or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers and/or ISIN numbers in notices of redemption, Change of Control Offers and Asset Sale Offers as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any such notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or repurchase pursuant to a Change of Control Offer or Asset Sale Offer shall not be affected by any defect in or omission of such numbers. The Company shall as promptly as practicable notify the Trustee in writing of any change in the CUSIP number and ISIN numbers.

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ARTICLE 3
REDEMPTION

SECTION 3.01.       Notices to Trustee.

(a)           If the Company elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least fifteen calendar days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officers’ Certificate from the Company setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of the Notes to be redeemed and (iv) the redemption price.

(b)           Except as otherwise provided in this Indenture or the Notes, any redemption notice may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of an Equity Offering, financing or other corporate transaction. If such redemption is subject to the satisfaction of one or more conditions precedent, in the Company’s discretion the redemption date may be delayed or the redemption may be rescinded in the event any such conditions shall not have been satisfied or waived by the original redemption date.

(c)           The Trustee shall not be liable for any actions taken or not taken by DTC.

SECTION 3.02.       Selection of Notes to Be Redeemed or Purchased. If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate; provided that if the Notes are in global form, interest in such global notes will be selected for redemption by DTC in accordance with Applicable Procedures. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee or DTC, as applicable, from the outstanding Notes not previously called for redemption or purchase.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess of $2,000; no Notes of $2,000 or less may be redeemed or purchased in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

SECTION 3.03.       Notice of Redemption. Subject to Section 3.09, the Company shall mail or cause to be given (or, in the case of Global Notes, delivered, in accordance with the Applicable Procedures) notices of redemption at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at such Holder’s registered address, with a copy to the Trustee.

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The notice shall identify the Notes to be redeemed (including CUSIP number(s)) and shall state:

(a)            the redemption date;

(b)            the redemption price;

(c)            if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Notes upon cancellation of the original Note;

(d)            the name and address of the Paying Agent;

(e)            that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)            that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g)            the Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(h)            that no representation is made as to the correctness or accuracy of the CUSIP number and ISIN number, if any, listed in such notice or printed on the Notes; and

(i)             if in connection with a redemption pursuant to Section 3.01(b) or 3.07(b), any condition to such redemption.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided that the Company shall have delivered to the Trustee, at least fifteen calendar days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officers’ Certificate of the Company requesting that the Trustee give such notice and attaching a copy of the notice to be delivered to each Holder of Notes.

SECTION 3.04.       Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price (except as provided for in Section 3.01(b) or Section 3.07(b)). The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption, as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price.

SECTION 3.05.       Deposit of Redemption or Purchase Price. Prior to 10:00 a.m. (New York City time) on the redemption or purchase date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

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If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

SECTION 3.06.       Notes Redeemed or Purchased in Part. Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000.

SECTION 3.07.       Optional Redemption.

(a)          At any time prior to November 15, 2018, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice to the Holders (with a copy to the Trustee), at a redemption price equal to 100.0% of the principal amount of the Notes redeemed, plus the Applicable Premium, plus accrued and unpaid interest on the Notes redeemed, to the applicable date of redemption (subject to the rights of Holders of Notes on the relevant regular Record Date to receive interest due on the relevant Interest Payment Date that is on or prior to the applicable date of redemption).

(b)          Additionally, at any time, or from time to time, on or prior to November 15, 2018, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35.0% of the principal amount of all Notes originally issued under this Indenture (including Additional Notes) upon not less than 30 or more than 60 days’ notice to the Holders (with a copy to the Trustee) at a redemption price equal to 108.375% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to the date of redemption (subject to the rights of Holders of Notes on the relevant regular Record Date to receive interest due on the relevant Interest Payment Date that is on or prior to the applicable date of redemption); provided that:

(i)        at least 65.0% of the principal amount of all Notes issued under this Indenture (including Additional Notes) remains outstanding immediately after any such redemption; and

(ii)       the Company makes such redemption not more than 120 days after the consummation of any such Equity Offering.

Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent.

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(c)          On or after November 15, 2018, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice to the Holders (with a copy to the Trustee), at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on November 15 of the years indicated below (subject to the rights of Holders of Notes on the relevant regular Record Date to receive interest due on the relevant Interest Payment Date that is on or prior to the applicable date of redemption):

Year	Percentage
2018	106.281%
2019	104.188%
2020	102.094%
2021 and thereafter	100.000%

(d)          Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

(e)          In addition to the Company’s rights to redeem Notes pursuant to Sections 3.07(a), (b) and (c), the Company may at any time and from time to time purchase Notes in open-market transactions, tender offers or otherwise.

SECTION 3.08.         Mandatory Redemption. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.09.        Offers to Repurchase by Application of Excess Proceeds.

(a)          In the event that, pursuant to Section 4.10, the Company shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

(b)          The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). Promptly after the termination of the Offer Period (the “Purchase Date”), the Company shall apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and Pari Passu Debt, as provided in Section 4.10. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

(c)          If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest up to but excluding the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

(d)          Upon the commencement of an Asset Sale Offer, the Company shall send, by first-class mail, a notice to each of the Holders, with a copy to the Trustee, or otherwise in accordance with the Applicable Procedures. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders and holders of Pari Passu Debt. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

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(i)        that an Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 and the length of time the Asset Sale Offer shall remain open (which shall be for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law);

(ii)       the Offer Amount, the purchase price and the Purchase Date;

(iii)      that any Note not tendered or accepted for payment shall continue to accrue interest;

(iv)      that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

(v)      that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in a minimum denomination of $2,000 or an integral multiple of $1,000 in excess of $2,000;

(vi)      that Holders electing to have a Note purchased pursuant to an Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note which is attached as Exhibit A hereto, completed, to the paying agent at the address specified in the notice (or transfer by book-entry transfer to the Depositary, as applicable) prior to the close of business on the third Business Day prior to the Purchase Date;

(vii)     that Holders shall be entitled to withdraw their tendered Notes and their election, if any, to require the Company to purchase such Notes; provided that the Paying Agent receives, not later than the close of business on the last day of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of the Notes tendered for purchase and a statement that such Holder is withdrawing its tendered Notes and its election to have such Note purchased;

(viii)    that, if the aggregate principal amount of Notes and Pari Passu Debt surrendered by the holders thereof exceeds the Offer Amount, the Company will determine the amount of the Notes and such Pari Passu Debt to be purchased on a pro rata basis or as nearly a pro rata basis as is practicable (subject to the Applicable Procedures) and the Trustee will select the Notes to be purchased on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that if the Notes are in global form, interest in such global notes will be selected for purchase by DTC in accordance with its Applicable Procedures (with such adjustments as may be appropriate so that only Notes in minimum denominations of $2,000, or integral multiples of $1,000 in excess of $2,000, shall be purchased);

(ix)       that Holders whose certificated Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased; and

(x)       any other instructions, as determined by the Company, consistent with this 3.09 and Section 4.10, that a Holder must follow.

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(e)          On or before the Purchase Date, the Company shall, to the extent lawful, (i) accept for payment, on a pro rata basis as described in clause (d)(viii) of this Section 3.09, the Offer Amount of Notes and, if required, Pari Passu Debt or portions thereof validly tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes and Pari Passu Debt tendered and (ii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate of the Company stating the aggregate principal amount of Notes or portions thereof so tendered.

(f)          The Company, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes properly tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder in a principal amount equal to any unpurchased portion of the Note surrendered representing the same indebtedness to the extent not repurchased; provided, that each such new Note shall be in a minimum principal amount of $2,000 or an integral multiple of $1,000, in excess of $2,000. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.

(g)          Prior to 10:00 a.m. New York City time on the Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent, money sufficient to pay the purchase price of and accrued and unpaid interest on all Notes to be purchased on that Purchase Date. Upon written request therefore, the Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent, as applicable, by the Company in excess of the amount necessary to pay the purchase price of, and accrued and unpaid interest on, all Notes to be purchased.

(h)          Other than as specifically provided in this Section 3.09 or Section 4.10, any purchase pursuant to this Section 3.09 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06.

ARTICLE 4
COVENANTS

SECTION 4.01.        Payment of Notes. The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary of the Company, holds as of 10:00 a.m. (New York City time) on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.        Maintenance of Office or Agency. The Company shall maintain in the United States an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) required under Section 2.03 where Notes may be surrendered for registration of transfer or for exchange. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made at the Corporate Trust Office of the Trustee.

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The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03.        Reports and Other Information.

(a)          So long as any Notes are outstanding and whether or not required by the rules and regulations of the SEC, the Parent shall file with the SEC and furnish to the Holders of Notes, within five days of the time periods specified in the SEC’s rules and regulations:

(i)        all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Parent were required to file such reports; and

(ii)       all current reports that would be required to be filed with the SEC on Form 8-K if the Parent were required to file such reports.

The availability of the foregoing materials on the SEC’s EDGAR service (or its successor) shall be deemed to satisfy the Parent’s delivery obligation.

(b)          All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Parent’s consolidated financial statements by the Parent’s certified independent accountants, and each Form 10-Q and 10-K will include a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Parent and its consolidated Subsidiaries.

(c)          If, at any time, the Parent is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Parent shall nevertheless continue filing the reports specified in clauses (a) and (b) of this Section 4.03 with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Parent shall not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Parent’s filings for any reason, the Parent shall post the reports referred to in clauses (a) and (b) of this Section 4.03 on a website within the time periods that would apply if the Parent were required to file those reports with the SEC.

(d)          If, at any time, the Parent has designated any of its Subsidiaries as Unrestricted Subsidiaries, then either on the face of the financial statements or in the footnotes to the financial statements and in any “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” or other comparable section, the Parent shall provide an analysis and discussion of the material differences with respect to the financial condition and results of operations of the Parent and its Restricted Subsidiaries as compared to the Parent and its Subsidiaries (including such Unrestricted Subsidiaries).

(e)          In addition, the Parent agrees that, for so long as any Notes remain outstanding and constitute “restricted securities” under Rule 144 under the Securities Act, it shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

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(f)           [Reserved].

(g)          Any and all Defaults or Events of Default arising from a failure to furnish or file in a timely manner a report or other information required by this covenant shall be deemed cured (and the Parent shall be deemed to be in compliance with this Section 4.03) upon furnishing or filing such report or other information as contemplated by this Section 4.03 (but without regard to the date on which such report or other information is so furnished or filed); provided that such cure shall not otherwise affect the rights of Holders under Article 6 if payment of the Notes has been accelerated in accordance with the terms of this Indenture and such acceleration has not been rescinded or cancelled prior to such cure.

(h)          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Parent’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.04.        Compliance Certificate.

(a)           The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate from an Officer of the Parent stating that a review of the activities of the Parent and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Parent and its Restricted Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Parent and its Restricted Subsidiaries have kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Parent and its Restricted Subsidiaries are taking or propose to take with respect thereto).

(b)           When any Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of the Parent or any Subsidiary of the Parent gives any notice or takes any other action with respect to a claimed Default, the Company shall, within five Business Days after becoming aware of such Default, deliver written notice to the Trustee specifying such event and what action the Company proposes to take with respect thereto.

SECTION 4.05.        Taxes. The Parent shall pay, and shall cause its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06.        Stay, Extension and Usury Laws. The Company and any Guarantor covenants (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and any Guarantor (to the extent that they may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

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SECTION 4.07.        Limitation on Restricted Payments.

(a)           The Parent shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)        declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Parent or dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on, or in respect of, any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Parent or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities) on or in respect of shares of the Parent’s Capital Stock to holders of such Capital Stock;

(ii)        purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Parent or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than in exchange for Qualified Capital Stock of the Parent) held by Persons other than the Parent or its Restricted Subsidiaries;

(iii)       make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness (other than Indebtedness owed by the Parent or any Restricted Subsidiary of the Parent to another Restricted Subsidiary of the Parent or the Parent, or any such payment on Indebtedness due within one year of the date of purchase, defeasance, redemption, prepayment, decrease or other acquisition or retirement) of the Parent or any Restricted Subsidiary that is expressly contractually subordinate or junior in right of payment to the Notes (for purposes of the foregoing, no Indebtedness will be deemed to be contractually subordinate or junior in right of payment to the Notes solely by virtue of being unsecured or secured by a junior priority lien (as a result of entering into intercreditor arrangements or otherwise) or by virtue of not having the benefit of any guarantees); or

(iv)      make any Restricted Investment,

if at the time of such action (each such payment and other actions set forth in clauses (i) through (iv) of this Section 4.07(a) being collectively referred to as, a “Restricted Payment”), or immediately after giving effect thereto:

(A)      a Default or an Event of Default shall have occurred and be continuing; or

(B)       immediately after giving effect thereto on a pro forma basis, the Parent is not able to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(b); or

(C)       the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the Fair Market Value of such property) shall exceed the sum of:

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(1)          50.0% of the Consolidated Net Income of the Parent for the period (taken as one accounting period) from October 1, 2016 to the end of the Parent’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100.0% of such deficit); plus

(2)           100.0% of the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received by the Parent from any Person after the Issue Date including:

(x)           any contribution to its common equity capital or from the issue or sale of Equity Interests of the Parent (other than Disqualified Capital Stock and Excluded Contributions);

(y)           the issuance or sale of convertible or exchangeable Disqualified Capital Stock or convertible or exchangeable debt securities of the Parent that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Capital Stock or debt securities) sold to a Subsidiary of the Parent); plus

(3)           to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any), and (y) the initial amount of such Restricted Investment; plus

(4)           to the extent that any Unrestricted Subsidiary of the Parent is designated as a Restricted Subsidiary of the Parent (or is merged, consolidated or amalgamated with or into, or otherwise transfers or conveys assets to, the Parent or any of its Restricted Subsidiaries) after the Issue Date, the Fair Market Value of the Parent’s Investment in such Subsidiary as of the date of such designation or transaction.

(b)          Section 4.07(a) shall not prohibit:

(i)        the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or notice of such redemption if the dividend or payment of the redemption price, as the case may be, would have been permitted on the date of declaration or notice under this Indenture;

(ii)       the making of any Restricted Payment, either (A) solely in exchange for shares of Qualified Capital Stock of the Parent, (B) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Parent) of shares of Qualified Capital Stock of the Parent, or (C) through the application of a substantially concurrent cash capital contribution received by the Parent from its shareholders (which sale for cash of Qualified Capital Stock or capital contribution (to the extent so used) shall be excluded from the calculation of amounts under clause (C)(2) of Section 4.07(a)) and which sale or contribution being deemed substantially concurrent if such Restricted Payment occurs within 60 days of such sale or contribution);

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(iii)      the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Parent or any Restricted Subsidiary (including the acquisition of any shares of Disqualified Capital Stock of the Parent) that is contractually subordinated to the Notes or to any Note Guarantee in exchange for, or out of the net cash proceeds from a substantially concurrent incurrence of Refinancing Indebtedness (with an incurrence being deemed substantially concurrent if such Restricted Payment occurs within 60 days of such incurrence); provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

(iv)      so long as no Default or Event of Default shall have occurred and be continuing, the repurchase, retirement or other acquisition or retirement for value by the Parent of Common Stock (or options, warrants or other rights to acquire Common Stock) of the Parent from any future, current or former officer, director, manager or employee (or any spouses, successors, executors, administrators, heirs or legatees of any of the foregoing) of the Parent or any of its Subsidiaries or their authorized representatives, in an aggregate amount not to exceed $10.0 million in any calendar year; plus (A) the aggregate net cash proceeds received by the Parent after the Issue Date from the issuance of such Equity Interests to, or the exercise of options to purchase such Equity Interests by, any current or former director, officer or employee of the Parent or any Restricted Subsidiary of the Parent (provided that the amount of such net cash proceeds received by the Parent and utilized pursuant to this clause (iv)(A) for any such repurchase, redemption, acquisition or retirement will be excluded from clause (C)(2) of Section 4.07(a)) and (B) the proceeds of “key-man” life insurance policies that are used to make such redemptions or repurchases; provided that amounts available pursuant to this clause (iv) to be utilized for Restricted Payments during any calendar year may be carried forward and utilized in the succeeding calendar years; and provided, further, that the cancellation of Indebtedness owing to the Parent from any future, current or former officer, director, manager or employee (or any spouses, successors, executors, administrators, heirs or legatees of any of the foregoing) of the Parent or any of its Restricted Subsidiaries in connection with any repurchase of Capital Stock of such entities (or warrants or options or rights to acquire such Capital Stock) will not be deemed to constitute a Restricted Payment under this Indenture;

(v)       (A) the repurchase of Equity Interests deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities to the extent such Equity Interests represent a portion of the exercise price of those stock options, warrants or other convertible or exchangeable securities and (B) repurchases of Equity Interests or options to purchase Equity Interests deemed to occur in connection with the exercise of stock options, warrants or other convertible or exchangeable securities to the extent necessary to pay applicable withholding taxes;

(vi)      any payment of cash by the Parent in respect of fractional shares of the Parent’s Capital Stock upon the exercise, conversion or exchange of any stock options, warrants, other rights to purchase Capital Stock or other convertible or exchangeable securities;

(vii)     so long as no Default or Event of Default shall have occurred and be continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of (i) the Parent’s outstanding Series A Preferred Stock and (ii) any class or series of Disqualified Capital Stock of the Parent or Preferred Stock of any Restricted Subsidiary of the Parent issued on or after the Issue Date in accordance with Section 4.09 so long as such dividends are included in the definition of “Fixed Charges”;

(viii)    the payment of any dividend (or, in the case of any partnership or limited liability Parent, any similar distribution) by a Restricted Subsidiary of the Parent to the holders of its Equity Interests on a pro rata basis;

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(ix)       any repricing or issuance of employee stock options or other awards or the adoption of bonus arrangements, in each case in connection with the issuance of the Notes, and payments pursuant to such arrangements;

(x)        Restricted Payments that are made with Excluded Contributions;

(xi)       Restricted Payments made with Net Cash Proceeds from Asset Sales remaining after application thereof as required by Section 4.10 (including after the making by the Parent of any Asset Sale Offer required to be made by the Parent pursuant to such covenant and the purchase of all Notes tendered therein);

(xii)      upon occurrence of a Change of Control or Asset Sale and within 60 days after the completion of the Change of Control Offer or Asset Sale Offer pursuant to Section 4.14 or Section 4.10, as applicable (including the purchase of all Notes tendered), any purchase or redemption of Obligations of the Parent that are subordinate or junior in right of payment to the Notes required pursuant to the terms thereof as a result of such Change of Control or Asset Sale at a purchase or redemption price not to exceed 101.0% (in the case of a Change of Control) or 100.0% (in the case of an Asset Sale) of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any; provided, however, that (A) at the time of such purchase or redemption, no Default or Event of Default shall have occurred and be continuing (or would result therefrom) and (B) such purchase or redemption is not made, directly or indirectly, from the proceeds of (or made in anticipation of) any issuance of Indebtedness by the Parent or any Restricted Subsidiary of the Parent;

(xiii)     Restricted Payments in an amount not to exceed $25.0 million; and

(xiv)     Repurchases of shares of the Company’s Common Stock in an aggregate amount for all such purchases up to $50.0 million; provided that in the case of this clause (xiv) both immediately prior to and after giving effect thereto (i) no Default shall exist or result therefrom and (ii) the Fixed Charge Coverage Ratio of the Parent and its Restricted Subsidiaries is at least 2.0 to 1.0 on a pro forma basis.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (C) of Section 4.07(a), amounts expended pursuant to clauses (i), (iv), (vii) and (xiii) of this Section 4.07(b) shall be included in such calculation.

For purposes of determining compliance with this Section 4.07, if any Investment or Restricted Payment would be permitted pursuant to one or more of the provisions described in Section 4.07(b) and/or one or more exceptions contained in the definition of “Permitted Investments,” the Parent may classify all or any portion of such Investment or Restricted Payment in any manner that complies with this Section 4.07 or the definition of “Permitted Investment” and may later reclassify all or any portion of any such Investment or Restricted Payment in any manner that complies with this Section 4.07 or the definition of “Permitted Investment” so long as the Investment or Restricted Payment (as so reclassified) would be permitted to be made in reliance on the applicable exceptions as of the date of such reclassification.

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SECTION 4.08.        Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)          The Parent shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary of the Parent to:

(i)        pay dividends or make any other distributions on or in respect of its Capital Stock to the Parent or any of its Restricted Subsidiaries;

(ii)        make loans or advances or to pay any Indebtedness or other obligation owed to the Parent or any Restricted Subsidiary of the Parent; or

(iii)      transfer any of its property or assets to the Parent or any other Restricted Subsidiary of the Parent.

(b)          Section 4.08(a) shall not apply to encumbrances or restrictions existing under or by reason of:

(i)        applicable law, rule, regulation or order;

(ii)       this Indenture, the Notes and any Note Guarantees;

(iii)      customary provisions of any contract, lease or license restricting assignments, subservicing, subcontracting or other transfers;

(iv)      any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(v)       the Existing Facilities as each exists on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that any restrictions imposed pursuant to any such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing are ordinary and customary with respect to facilities similar to the Existing Facilities (under the relevant circumstances) and will not materially affect the Company’s ability to make anticipated principal and interest payments on the Notes (as determined in good faith by the Company);

(vi)      agreements existing on the Issue Date, including the Senior Credit Facility, to the extent and in the manner such agreements are in effect on the Issue Date;

(vii)     restrictions on the transfer of assets (other than cash) held in a Restricted Subsidiary of the Parent imposed under any agreement governing Indebtedness incurred in accordance with this Indenture;

(viii)    provisions in agreements evidencing Permitted Funding Indebtedness that impose restrictions on the collateral securing such Indebtedness, provide for financial covenants, limitations on affiliate transactions, the transfer of all or substantially all assets, other fundamental changes or other customary limitations which, in each case as determined in good faith by the Company, are customary or will not materially affect the ability of the Company to pay the principal, interest and premium on the Notes;

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(ix)      restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

(x)        restrictions imposed by any agreement to sell assets or Capital Stock permitted under this Indenture to any Person pending the closing of such sale;

(xi)       any agreement or instrument governing Capital Stock of any Person that is acquired;

(xii)      the requirements of any Securitization, Warehouse Facility or MSR Facility that are exclusively applicable to any Securitization Entity, Warehouse Facility Trust, MSR Facility Trust or special purpose Subsidiary of the Parent formed in connection therewith;

(xiii)     customary provisions in joint venture and other similar agreements relating solely to the assets or the Equity Interests of such joint venture;

(xiv)    customary provisions in leases, licenses and other agreements entered into in the ordinary course of business;

(xv)     restrictions on cash or other deposits or net worth imposed by customers or other counterparties of the Parent and its Restricted Subsidiaries under contracts entered into in the ordinary course of business;

(xvi)    purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (iii) of Section 4.08(a);

(xvii)   restrictions that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property not otherwise prohibited under this Indenture;

(xviii)  other Indebtedness, Disqualified Capital Stock or Preferred Stock permitted to be incurred subsequent to the Issue Date pursuant to the provisions of Section 4.09; provided that the restrictions will not materially affect the ability of the Company to pay the principal, interest and premium on the Notes, as determined in good faith by the Company; and

(xix)     any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (ii) through (iv) and (vi) through (xviii) of this Section 4.08(b); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company’s Board of Directors whose judgment shall be conclusively binding, not materially more restrictive with respect to such dividend and other payment restrictions, taken as a whole, than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

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SECTION 4.09.        Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)           The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness (including, without limitation, Acquired Indebtedness) and the Parent shall not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock, in each case other than Permitted Indebtedness.

(b)           Notwithstanding Section 4.09(a), if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Parent or any of its Restricted Subsidiaries may incur Indebtedness (including, without limitation, Acquired Indebtedness), and the Parent’s Restricted Subsidiaries may issue Preferred Stock, in each case if on the date of the incurrence of such Indebtedness or Preferred Stock, after giving effect to the incurrence thereof and the use of proceeds thereof, the Fixed Charge Coverage Ratio of the Parent and its Restricted Subsidiaries is at least 2.0 to 1.0; provided, that the aggregate principal amount of Indebtedness, Disqualified Stock and Preferred Stock that may be incurred and outstanding at any one time by Restricted Subsidiaries that are not the Company or the Guarantors pursuant to this paragraph together with any Indebtedness incurred pursuant to clause (16) of the definition of Permitted Indebtedness does not exceed $50 million.

SECTION 4.10.        Asset Sales.

(a)           The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, other than a Required Asset Sale, unless:

(i)        the Parent (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(ii)       except in the case of an Asset Swap, at least 75.0% of the consideration received in the Asset Sale by the Parent or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(A)         any liabilities, as shown on the Parent’s or such Restricted Subsidiary’s most recent consolidated balance sheet, of the Parent or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets (or a third party on behalf of such transferee) pursuant to a customary novation or other agreement that releases the Parent or such Restricted Subsidiary from further liability;

(B)          any securities, notes or other obligations or assets received by the Parent or any such Restricted Subsidiary from such transferee that are converted by the Parent or such Restricted Subsidiary into cash within 180 days of the receipt thereof, to the extent of the cash received in that conversion;

(C)          any Designated Noncash Consideration received by the Parent or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of (x) $100.0 million and (y) 1.25% of Total Assets, at the time of the receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value); and

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(D)          any stock or assets of the kind referred to in clauses (iii) and (iv) of Section 4.10(b).

(b)          Within 365 days after the receipt of any Net Proceeds from an Asset Sale, including a Required Asset Sale, the Parent (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at its option, in any combination of the following:

(i)        to prepay or repay Obligations constituting (i) First Priority Obligations (and to correspondingly reduce commitments with respect thereto) or (ii) in the case of Net Proceeds from any assets not constituting Collateral, Indebtedness secured by a Lien on the asset or assets that were subject to such Asset Sale or Indebtedness of a Restricted Subsidiary that is not a Guarantor; provided, however, that Net Proceeds may not be applied to the prepayment or repayment of Non-Recourse Indebtedness, Indebtedness under Existing Facilities or Permitted Funding Indebtedness, other than Non-Recourse Indebtedness, Indebtedness under Existing Facilities or Permitted Funding Indebtedness secured by a Lien on the asset or assets that were subject to such Asset Sale;

(ii)       to prepay or repay Obligations under (i) Second Priority Obligations (and to correspondingly reduce commitments with respect thereto) through open-market purchases (to the extent such purchases with respect to Notes Obligations are at or above 100% of the principal amount thereof) or by making an Asset Sale Offer in accordance with the procedures set forth below or (ii) in the case of Net Proceeds from any assets not constituting Collateral, other unsubordinated Indebtedness of the Company or a Guarantor; provided that, in each case, to the extent the Company repays any Obligations under this clause (ii) that do not constitute Note Obligations, the Company will equally and ratably reduce the Note Obligations pursuant to Section 3.07, through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to equally and ratably purchase their Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest on the principal amount of Notes so purchased;

(iii)      to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Parent; or

(iv)      to acquire other assets that are used or useful in a Permitted Business (including, without limitation, Securitization Assets and assets that consist of Servicing Advances, MSRs, mortgages and other loans, mortgage related securities and derivatives, other mortgage related receivables, REO Assets, Residual Assets and other similar assets (or any interest in any of the foregoing) that are used to support or pledged to secured Permitted Funding Indebtedness) or to make capital expenditures;

provided that, in the case of clauses (iv) and (v) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Parent or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”); provided further that if any Acceptable Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

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(c)           Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings and/or borrowings under Permitted Funding Indebtedness or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(d)          Any Net Proceeds from Asset Sales that are not applied or invested within 365 days (as extended by any Acceptable Commitment) as provided in Section 4.10(b) will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million, within thirty days thereof, the Company shall make an offer to all Holders of Notes (with a copy to the Trustee) and, if and to the extent required by the terms of any Indebtedness that is pari passu with the Notes (“Pari Passu Debt”), to the holders of such Pari Passu Debt containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such Pari Passu Debt that may be purchased out of the Excess Proceeds in accordance with the procedures set forth in Section 3.09 (an “Asset Sale Offer”); provided that the Net Proceeds from an Asset Sale of Collateral may not be applied to make an Offer to any Pari Passu Debt that is not Other Pari Passu Secured Indebtedness. The offer price in any Asset Sale Offer shall be equal to 100.0% of the principal amount (or, in the case of any other Pari Passu Debt offered at a significant original issue discount, 100.0% of the accreted value thereof, if permitted by the relevant indenture or other agreement governing such Pari Passu Debt) plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and Pari Passu Debt tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Company shall determine the amount of the Notes and such Pari Passu Debt to be purchased on a pro rata basis or as nearly a pro rata basis as is practicable (subject to the Applicable Procedures) and the Trustee will select the Notes to be purchased on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that if the Notes are in global form, interest in such global notes will be selected for purchase by DTC in accordance with its Applicable Procedures. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(e)           The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.

SECTION 4.11.        Limitation on Transactions with Affiliates.

(a)           The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), involving aggregate payment of consideration in excess of $5.0 million other than:

(i)        Affiliate Transactions permitted pursuant to Section 4.11(c); and

(ii)       Affiliate Transactions on terms that, in the good faith judgment of the Parent or the applicable Restricted Subsidiary, are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Parent or such Subsidiary.

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(b)          All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $15.0 million shall be approved by the Board of Directors of the Parent or such Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the provisions of Section 4.11(a).

(c)           The restrictions set forth in Sections 4.11 (a) and 4.11(b) shall not apply to:

(i)        any employment or consulting agreement, employee or director benefit plan, officer or director compensation or indemnification agreement or any similar arrangement entered into by the Parent or any of its Restricted Subsidiaries in the ordinary course of business or approved in good faith by the Board of Directors of the Parent and payments pursuant thereto and the issuance of Equity Interests of the Parent (other than Disqualified Capital Stock) to directors, employees and consultants pursuant to stock option or stock ownership, bonus or benefit plans;

(ii)       transactions between or among the Parent and any of its Restricted Subsidiaries or between or among such Restricted Subsidiaries;

(iii)      transactions between the Parent or one of its Restricted Subsidiaries and any Person in which the Parent or one of its Restricted Subsidiaries has made an Investment in the ordinary course of business and such Person is an Affiliate solely because of such Investment;

(iv)      transactions between the Parent or one of its Restricted Subsidiaries and any Person in which the Parent or one of its Restricted Subsidiaries holds an interest as a joint venture partner and such Person is an Affiliate solely because of such interest;

(v)       any agreement or arrangement as in effect as of the Issue Date or any amendment or replacement agreement thereto or any transactions or payments contemplated thereby (including pursuant to any amendment or replacement agreement thereto) so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date (as determined by the Parent in good faith);

(vi)      an agreement between a Person and an Affiliate of such Person existing at the time such Person is acquired by, or merged into, the Parent or a Restricted Subsidiary and not entered into in contemplation of such acquisition or merger;

(vii)     Restricted Payments or Permitted Investments (other than pursuant to clause (1), (3) or (16) thereunder) permitted by this Indenture;

(viii)    sales of Qualified Capital Stock by the Parent or any Restricted Subsidiary and capital contributions to the Parent from Affiliates;

(ix)       the existence of, or the performance by the Parent or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders’ agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Parent or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (ix) to the extent that the terms of any such amendment or new agreement, taken as a whole, are not disadvantageous to the Holders of the Notes in any material respect (as determined by the Parent in good faith);

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(x)        transactions in which the Parent or any Restricted Subsidiary of the Parent, as the case may be, receives an opinion from a nationally recognized investment banking, appraisal or accounting firm that such Affiliate Transaction is fair, from a financial standpoint, to the Parent or such Restricted Subsidiary;

(xi)       (A) the provision of mortgage servicing, mortgage loan origination, real estate logistics, brokerage and management and similar services to Affiliates in the ordinary course of business and otherwise not prohibited by this Indenture that are fair to the Parent and its Restricted Subsidiaries (as determined by the Parent in good faith) or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party (as determined by the Parent in good faith), and (B) transactions with customers, clients, suppliers, vendors, contractors, joint venture partners or purchasers or sellers of assets or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to the Parent and its Restricted Subsidiaries or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party (as determined by the Parent in good faith);

(xii)      Co-Investment Transactions;

(xiii)     payroll, travel, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business consistent with industry practice; and

(xiv)     sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Permitted Securitization Indebtedness or Permitted Funding Indebtedness.

SECTION 4.12.        Limitation on Liens. The Parent and the Company shall not, and shall not cause or permit any Guarantor to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind on the assets of the Company or any Guarantor securing Indebtedness of the Parent or its Restricted Subsidiaries except for:

(a)              Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

(b)             Liens securing Non-Recourse Indebtedness;

(c)              (A) Liens securing Permitted Funding Indebtedness so long as any such Lien shall encumber only (1) the assets originated, acquired or funded with the proceeds of such Indebtedness, assets that consist of Servicing Advances, MSRs, loans, mortgages and other secured loans, mortgage related securities and derivatives, other mortgage related receivables, REO Assets, Residual Assets and other similar assets (or any interests in any of the foregoing) subject to and pledged to secure such Indebtedness, and (2) any intangible contract rights and other accounts, documents, records and other assets directly related to the assets set forth in the preceding clause (1) of this clause (iii)(A) and any proceeds thereof, and (B) Liens in any cash collateral or restricted accounts securing Permitted Funding Indebtedness;

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(d)             Liens securing Refinancing Indebtedness that is incurred to Refinance any Indebtedness that has been secured by a Lien permitted under this Indenture and that has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens (A) are, when taken as a whole, not materially less favorable to the Holders than the Liens in respect of the Indebtedness being Refinanced, and (B) do not extend to or cover any property or assets of the Parent or its Restricted Subsidiaries not securing the Indebtedness so Refinanced (or property of the same type and value); and

(e)              Permitted Liens.

SECTION 4.13.        Conduct of Business. The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Parent and its Restricted Subsidiaries taken as a whole.

SECTION 4.14.       Offer to Repurchase Upon Change of Control.

(a)          Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company purchase all or a portion of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101.0% of the principal amount of the Notes purchased, plus accrued and unpaid interest to the date of purchase (subject to the rights of Holders of Notes on the relevant regular Record Date to receive interest due on the relevant Interest Payment Date that is on or prior to the applicable date of repurchase).

(b)         Within 30 days following the date upon which a Change of Control occurs, the Company must send, a notice to each Holder, with a copy to the Trustee, or otherwise in accordance with the procedures of DTC, which notice shall govern the terms of the Change of Control Offer. Such notice shall state the following information:

(i)        that a Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Company;

(ii)       the purchase price (the “Change of Control Payment”);

(iii)      the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed (or, in the case of Global Notes, delivered), other than as may be required by law (the “Change of Control Payment Date”);

(iv)      that any Note not tendered or accepted for payment will remain outstanding and continue to accrue interest;

(v)       that unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(vi)      that Holders electing to have a Note purchased pursuant to a Change of Control Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase,” which is attached to the form of Note attached as Exhibit A hereto, on the reverse of the Note completed, to the paying agent at the address specified in the notice (or transfer by book-entry transfer to the Depositary, as applicable) prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

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(vii)     that Holders shall be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided that the Paying Agent receives, not later than the close of business on the last day of the offer period, a facsimile transmission or letter, or otherwise in accordance with the Applicable Procedures of DTC, setting forth the name of the Holder of the Notes, the principal amount of the Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased; and

(viii)    any other instructions, as determined by the Company, consistent with this Section 4.14, that a Holder must follow.

(c)           The Company shall not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (ii) an unconditional notice of redemption as to all outstanding Notes has been given pursuant to Sections 3.07, unless and until there is a default in payment of the applicable redemption price.

(d)          Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control conditioned upon such Change of Control if at the time of making of the Change of Control Offer a definitive agreement is in place with respect to such Change of Control.

(e)           The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.14, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.14 by virtue thereof.

(f)           The Company will have the right to redeem the Notes at 101.0% of the principal amount thereof following the consummation of a Change of Control if at least 95.0% of the Notes outstanding prior to such consummation are purchased pursuant to a Change of Control Offer with respect to such Change of Control.

SECTION 4.15.        Limitation on the Issuance of Guarantees of Indebtedness by Restricted Subsidiaries. If after the Issue Date any Restricted Subsidiary of the Parent guarantees any Indebtedness of the Company or any Guarantor of the Notes, then within 30 days of the date on which such Restricted Subsidiary guaranteed such Indebtedness of the Company or such Guarantor, the Parent shall cause such Restricted Subsidiary to fully and unconditionally guarantee the Notes, jointly and severally with any other Guarantors, to execute joinders to the Security Documents and supplements to any Intercreditor Agreements and take all actions required thereunder to perfect the Liens created thereunder, and to execute a supplemental indenture, the form of which is attached as Exhibit D hereto (together with Opinions of Counsel as to the enforceability of such Note Guarantee); provided, however, that if the guarantee of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated in right of payment to the Notes or any Note Guarantee, then such guarantee of such Restricted Subsidiary shall be subordinated in right of payment to such Restricted Subsidiary’s Note Guarantee to the same extent such other Indebtedness is subordinated to the Notes or such other Note Guarantee.

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SECTION 4.16.        Limitation on Sale and Leaseback Transactions. The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Parent and any Restricted Subsidiary of the Parent may enter into a sale and leaseback transaction if:

(a)              the Parent or that Restricted Subsidiary, as applicable, could have (i) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to Section 4.09 and (ii) incurred a Lien to secure such Indebtedness pursuant to Section 4.12;

(b)             the consideration of that sale and leaseback transaction is at least equal to the Fair Market Value of the property that is the subject of that sale and leaseback transaction; and

(c)              the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with Section 4.10.

SECTION 4.17.        Designation of Unrestricted and Restricted Subsidiaries.

(a)             The Board of Directors of the Parent may designate any Restricted Subsidiary of the Parent (other than the Company) to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default. If a Restricted Subsidiary of the Parent is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Parent and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 or under one or more clauses of the definition of “Permitted Investments,” as determined by the Parent. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

(b)            Any designation of a Subsidiary of the Parent as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a Board Resolution of the Parent giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07. The Board of Directors of the Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Parent; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Parent of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (i) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (ii) no Default or Event of Default would occur and be continuing following such designation. Any such designation of an Unrestricted Subsidiary to a Restricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a Board Resolution of the Parent giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 and Section 4.09.

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SECTION 4.18.        Covenant Suspension. During any period of time that the Notes are rated Investment Grade and no Default or Event of Default has occurred and is then continuing, the Parent and its Restricted Subsidiaries will not be subject to Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.13, 4.15 and 5.01(a)(B) (collectively, the “Suspended Covenants”). In the event that the Parent and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time (the “Suspension Period”) as a result of the preceding sentence and, subsequently, one or both of the Rating Agencies, as applicable, withdraws its ratings or downgrades the ratings assigned to the Notes such that the Notes are not rated Investment Grade (the “Reversion Date”), then the Parent and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, it being understood that no actions taken by (or omissions of) the Parent or any of its Restricted Subsidiaries during the suspension period shall constitute a Default or an Event of Default under the Suspended Covenants. Furthermore, after the Reversion Date, (a) calculations with respect to Restricted Payments will be made in accordance with the terms of Section 4.07 as though such covenant had been in effect prior to, and throughout the Suspension Period and accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.07(a), (b) all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (4) of the definition of Permitted Indebtedness, (c) for purposes of Section 4.08, on the Reversion Date, any consensual encumbrances or restrictions of the type specified in Section 4.08(a)(i), (ii) or (iii) entered into during the Suspension Period will be deemed to have been in effect on the Issue Date, so that they are permitted by Section 4.08(b)(vi), (d) for purposes of Section 4.10, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero and (e) for purposes of Section 4.11, any Affiliate Transaction entered into after the Reversion Date pursuant to a contract, agreement, loan, advance or guaranty with, or for the benefit of, any Affiliate of the Parent entered into during the Suspension Period will be deemed to have been in effect as of the Issue Date for purposes of Section 4.11(c)(v).

During a Suspension Period, the Parent may not designate any of its Subsidiaries as Unrestricted Subsidiaries. The Parent will provide the Trustee with prompt written notice of the commencement of any Suspension Period or Reversion Date.

SECTION 4.19.        Acknowledgement Agreements. The Company shall use commercially reasonable efforts to obtain Acknowledgement Agreements from Fannie Mae and Freddie Mac promptly after the Issue Date. In the event Barclays Bank PLC resigns as the MSR Collateral Agent pursuant to the Junior Priority Intercreditor Agreement, the Company shall appoint a new MSR Collateral Agent and seek to obtain new Acknowledgment Agreements for the benefit of such successor MSR Collateral Agent, including an Acknowledgement Agreement from Ginnie Mae (even if not previously obtained for Barclays Bank PLC), in each case, as soon as reasonably practicable after such resignation. The Collateral Trustee and Trustee shall have no responsibility in respect of the appointment of a new MSR Collateral Agent nor shall they have any liability in respect of the termination of any Liens in MSR Collateral as a result of the resignation or termination of the MSR Collateral Agent or the failure of the Company to appoint a new MSR Collateral Agent.

SECTION 4.20.        MSR Collateral Financing Statements . Immediately upon receipt of an Acknowledgement Agreement with respect to the MSR Collateral or any portion thereof, the Company shall file all UCC-1 financing statements necessary to perfect the Lien and security interest in such MSR Collateral granted pursuant to the Junior Priority Intercreditor Agreement in a form acceptable to the MSR Collateral Agent and complying with the requirements of such Acknowledgement Agreement.

SECTION 4.21.        Post-Closing Obligations

(a)           The Company and the Guarantors shall use commercially reasonable efforts to deliver to the Collateral Trustee, no later than thirty (30) days following the Issue Date (or such later time as agreed to in writing by the Credit Agreement Agent pursuant to Section 5.13 of the Senior Credit Facility, which the Company shall promptly forward to the Collateral Trustee), to the extent not delivered on or prior to the Issue Date, the insurance certificates and each of its insurance policies to be endorsed or otherwise amended to name the Collateral Trustee as additional insured (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable, to the extent such insurance certificates and insurance policies are endorsed or name the Credit Agreement Agent as an insured.

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(b)           The Company and the Guarantors shall deliver to the Credit Agreement Agent, as bailee for the Collateral Trustee, no later than thirty (30) days following the Issue Date (or such later time as agreed to in writing by the Credit Agreement Agent pursuant to Section 5.13 of the Senior Credit Facility, which the Company shall promptly forward to the Collateral Trustee), to the extent not delivered on or prior to the Issue Date, the original stock certificate for Liberty Home Equity Solutions, Inc. held by Ocwen Financial Corporation, and the corresponding stock power.

ARTICLE 5
SUCCESSORS

SECTION 5.01.        Merger, Consolidation or Sale of All or Substantially All Assets.

(a)           The Parent or the Company may not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, and the Parent will not sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Parent to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the properties and assets of the Parent and its Restricted Subsidiaries, taken as a whole, to any Person unless:

(A)            either:

(1)          the Parent or the Company shall be the surviving or continuing entity; or

(2)          the Person (if other than the Parent or the Company) formed by such consolidation or into which the Parent or the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Parent and its Restricted Subsidiaries taken as a whole (the “Surviving Entity”):

(i)            shall be a Person organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; provided that in the case where the Surviving Entity is not a corporation, a co-obligor of the Notes is a corporation;

(ii)           shall expressly assume, by supplemental indenture, executed and delivered to the Trustee and Collateral Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture and the Security Documents on the part of the Company to be performed or observed; and

(iii)          shall take all actions necessary to cause the Second Priority Liens created by the Security Documents to continue to be duly perfected to the extent required by such agreement in accordance with all applicable law, including making all filings under the Uniform Commercial Code or otherwise that are required by applicable law in order for the Collateral Trustee to continue at all times following such transaction to have a valid, legal and perfected security interest in all the Collateral with the priority required by the Intercreditor Agreements.

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(B)             immediately after giving effect to such transaction and the assumption contemplated by clause (A)(2)(ii) of this Section 5.01(a) (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Parent or such Surviving Entity, as the case may be, shall either (a) be able to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(b), or (b) the Parent and its Restricted Subsidiaries shall have a pro forma Fixed Charge Coverage Ratio that would not be less than the actual Fixed Charge Coverage Ratio of the Parent and its Restricted Subsidiaries immediately prior to such transaction;

(C)             immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (A)(2)(ii) of this Section 5.01 (a) (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(D)             the Company or the Surviving Entity shall have delivered to the Trustee and the Collateral Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied and that the supplemental indenture and such other agreements constitute the legal, valid and binding obligation of the Surviving Entity.

(b)          For purposes of Section 5.01(a), the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Parent, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Parent and its Restricted Subsidiaries, taken as a whole, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Parent and its Restricted Subsidiaries, taken as a whole.

(c)          Notwithstanding the foregoing, Section 5.01 (a) shall not apply to:

(i)        a merger of the Parent or the Company with an Affiliate solely for the purpose of reorganizing the Parent or the Company in another jurisdiction;

(ii)       any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Parent and its Restricted Subsidiaries; or

(iii)      any Required Asset Sale that complies with Section 4.10.

SECTION 5.02.        Surviving Entity Substituted. Upon any consolidation, combination or merger by the Parent or the Company or any transfer of all or substantially all of the properties or assets of the Parent and its Restricted Subsidiaries, taken as a whole in accordance with Section 5.01, in which the Parent or the Company, as applicable, is not the continuing entity, the successor Person formed by such consolidation or into which the Parent or the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Parent or the Company, as the case may be, under this Indenture and the Notes with the same effect as if such Surviving Entity had been named as such.

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ARTICLE 6
DEFAULTS AND REMEDIES

SECTION 6.01.        Events of Default. An “Event of Default” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)         the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

(ii)       the failure to pay the principal or premium on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise;

(iii)      a default in the observance or performance of any other covenant or agreement contained in this Indenture and such default continues for a period of 60 days (or, in the case of Section 4.03, 120 days) after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25.0% of the then outstanding principal amount of all Notes issued under this Indenture;

(iv)      the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness (other than Non-Recourse Indebtedness) of the Parent or any Restricted Subsidiary of the Parent, or the acceleration of the final stated maturity of any such Indebtedness due to an event of default thereunder if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $75.0 million or more at any time; provided that in connection with any series of convertible or exchangeable securities (A) any conversion or exchange of such securities by a holder thereof into shares of Capital Stock, cash or a combination of cash and shares of Capital Stock, (B) the rights of holders of such securities to convert or exchange into shares of Capital Stock, cash or a combination of cash and shares of Capital Stock and (C) the rights of holders of such securities to require any repurchase by the Company of such securities in cash shall not, in itself, constitute an Event of Default under this clause (iv);

(v)       one or more judgments in an aggregate amount in excess of $75.0 million shall have been rendered against the Parent, the Company or any of the Parent’s Restricted Subsidiaries that is a Significant Subsidiary and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable (other than any judgments as to which, and only to the extent, a solvent and unaffiliated insurance company has acknowledged coverage of such judgments in writing);

(vi)      the Company, the Parent or any Restricted Subsidiary of the Parent that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Parent that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A)         commences proceedings to be adjudicated bankrupt or insolvent;

(B)          consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;

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(C)          consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(D)          makes a general assignment for the benefit of its creditors; or

(E)          generally is not paying its debts as they become due;

(vii)     a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)         is for relief against the Company, the Parent or any Restricted Subsidiary of the Parent that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Parent that, taken together, would constitute a Significant Subsidiary, in a proceeding in which the Company, the Parent, any such Restricted Subsidiary or any such group of Restricted Subsidiaries is to be adjudicated bankrupt or insolvent;

(B)          appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, the Parent or any Restricted Subsidiary of the Parent that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Parent that, taken together, would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company, the Parent, any such Restricted Subsidiary or any such group of Restricted Subsidiaries; or

(C)          orders the liquidation of the Company, the Parent or any Restricted Subsidiary of the Parent that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Parent that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;

(viii)    the Note Guarantee of the Parent or any Subsidiary Guarantor that is a Significant Subsidiary of the Parent shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary of the Parent, as the case may be, denies that it has any further liability under its Note Guarantee or gives notice to such effect, other than by reason of the termination of this Indenture or the release of any such Note Guarantee in accordance with this Indenture; or

(ix)       so long as the Security Documents have not been otherwise terminated in accordance with terms of this Indenture or the Security Documents and the Collateral as a whole has not been released from the Lien of the Security Documents securing the Notes or the Note Guarantees in accordance with the terms of this Indenture or the Security Documents, with respect to a material portion of the Collateral, (a) any of the Security Documents ceases to be in full force and effect, (b) any of the Security Documents ceases to give the Collateral Trustee or the MSR Collateral Agent, as applicable, the Liens purported to be created thereby with the priority required by the relevant Security Document, in each case for any reason other than the failure of the Collateral Trustee or any Secured Party to maintain possession of Collateral delivered to it or (c) the Company or any Guarantor denies in writing that it has any further liability under any Security Document or gives written notice to such effect, in each case, other than in accordance with the terms of this Indenture or the Security Documents except to the extent that any loss of perfection of a Lien results from the failure of the Collateral Trustee or the Credit Agreement Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents, or otherwise results from the gross negligence or willful misconduct of the Trustee, the Collateral Trustee or the Credit Agreement Agent; provided, that if a failure of the sort described in this clause (ix) is susceptible of cure, no Event of Default shall arise under this clause (ix) with respect thereto until 45 days after notice of such failure shall have been given to the Company by the Trustee or the Holders of at least 25.0% in principal amount of the then outstanding Notes.

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In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (iv) of Section 6.01 has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the default triggering such Event of Default pursuant to Section 6.01(iv) shall be remedied or cured by the Parent or the applicable Restricted Subsidiary of the Parent or waived by the holders of the relevant Indebtedness within thirty days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

SECTION 6.02.        Acceleration.

(a)           If an Event of Default (other than an Event of Default specified in clause (vi) or (vii) of Section 6.01 with respect to the Parent or the Company) shall occur and be continuing, the Trustee or the Holders of at least 25.0% in principal amount of the then outstanding Notes issued under this Indenture may declare the principal of, premium, if any, and accrued and unpaid interest on all the Notes issued under this Indenture to be due and payable by notice in writing to the Parent (and the Trustee if given by the Holders) specifying the respective Event of Default and that it is a “notice of acceleration,” and the Notes shall become immediately due and payable.

(b)           If an Event of Default specified in clause (vi) or (vii) of Section 6.01 with respect to the Parent or the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the then outstanding Notes issued under this Indenture shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(c)           At any time after a declaration of acceleration with respect to the Notes as described in Section 6.02(a) or 6.02(b), the Holders of a majority in principal amount of all Notes issued under this Indenture may rescind and cancel such declaration and its consequences:

(i)         if the rescission would not conflict with any judgment or decree;

(ii)        if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(iii)      to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such acceleration, has been paid;

(iv)      if the Company has paid the Trustee (including its agents and counsel) its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

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(v)       in the event of the cure or waiver of an Event of Default of the type described in clause (vi) or (vii) of Section 6.01, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.        Other Remedies.

(a)           If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b)          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.        Waiver of Past Defaults. Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default in the payment of the principal of, premium, if any, interest on any Note held by a non-consenting Holder (including in connection with an Asset Sale Offer or a Change of Control Offer); provided, subject to Section 6.02, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall affect any subsequent or other Default or impair any right consequent thereto.

SECTION 6.05.        Control by Majority. Subject to all provisions of this Indenture and applicable law, the Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

SECTION 6.06.        Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the contractual right of any Holder of a Note to receive payment of principal, premium, if any, interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an Asset Sale Offer or a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.07.        Collection Suit by Trustee. If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

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SECTION 6.08.        Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

SECTION 6.09.        Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.10.        Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.11.        Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes including any Guarantor), its creditors or its property and shall be entitled and empowered to participate as members in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.12.        Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, the Security Documents or the Intercreditor Agreements or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.06, or a suit by Holders of more than 10.0% in principal amount of the then outstanding Notes.

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SECTION 6.13.        Trustee May Enforce Claims without Possession of Notes. All rights of action and claims under this Indenture, any of the Notes, the Security Documents or the Intercreditor Agreements may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery or judgment, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, shall be for the ratable benefit of each and every Holder of a Note in respect of which such judgment has been recovered.

SECTION 6.14.        Limitation on Suits. Subject to Section 6.06, no Holder may pursue any remedy with respect to this Indenture, any of the Notes, the Security Documents or the Intercreditor Agreements unless:

(a)              such Holder has previously given the Trustee notice that an Event of Default is continuing;

(b)             Holders of at least 25.0% of the then outstanding principal amount of all Notes issued under this Indenture have requested the Trustee to pursue the remedy;

(c)              Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(d)             the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(e)              Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of Notes may not use this Indenture to prejudice the rights of another Holder of Notes or to obtain a preference or priority over another Holder.

SECTION 6.15.        Priorities. If the Trustee or any agent collects any money or property pursuant to this Article 6, it shall pay out the money in the following order:

(a)             FIRST, to the Trustee, the Collateral Trustee, each Agent, their agents and attorneys for amounts due under this Indenture, any of the Security Documents or Intercreditor Agreements, including payment of all fees, expenses and liabilities incurred, and all advances made, by the Trustee or such Agent and the costs and expenses of collection;

(b)             SECOND, to Holders of the Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

(c)              THIRD, to the Company or to such party as a court of competent jurisdiction shall direct including any Guarantor, if applicable.

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The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.15.

ARTICLE 7
TRUSTEE

SECTION 7.01.        Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, of which a Responsible Officer of the Trustee has actual knowledge or has received written notice thereof as provided in Section 7.02(g), the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)          Except during the continuance of an Event of Default:

(i)        the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)       in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision of this Indenture are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(i)        this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii)       the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)      the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)          Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)           The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture, the Intercreditor Agreements and the Security Documents at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense.

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(f)           The Trustee shall not be liable for interest or investment income on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)          The Trustee is hereby appointed as the Collateral Trustee hereunder and the Trustee is hereby directed to authorize and appoint the initial MSR Collateral Agent, as contemplated by this Indenture, the Intercreditor Agreements and Security Documents.

SECTION 7.02.        Rights of Trustee.

(a)          The Trustee may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate of the Company or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)          The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)           Unless otherwise specifically provided in this Indenture, the Intercreditor Agreements or the Security Documents, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f)            None of the provisions of this Indenture, the Intercreditor Agreements and the Security Documents shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(g)           The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture and states it is a “Notice of Event of Default.”

(h)          In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

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(i)            The rights, privileges, protections, immunities and benefits given to the Trustee and Collateral Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee and Collateral Trustee in each of their capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)            [Reserved].

(k)           The Trustee may request that the Company and any Guarantor deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers (with specimen signatures) authorized at such times to take specific actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person specified as so authorized in any such certificate previously delivered and not superseded.

(l)            The permissive rights of the Trustee to take certain actions under this Indenture, the Intercreditor Agreements and the Security Documents shall not be construed as a duty.

(m)          The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(n)          The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the holders pursuant to this Indenture, unless such holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be Incurred by it in compliance with such request or direction.

(o)          The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the holders of not less than a majority in principal amount of the Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(p)          Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the Holder of any Note shall be conclusive and binding upon future holders of Notes and upon Notes executed and delivered in exchange therefor or in place thereof.

SECTION 7.03.        Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10 and 7.11.

SECTION 7.04.        Trustee’s Disclaimer. Neither the Trustee nor the Collateral Trustee shall be responsible for and makes no representation as to the existence, genuineness, value or protection of or insurance with respect to any Collateral, for the legality, effectiveness or sufficiency of any Security Document, for any act or omission of the Credit Agreement Agent or MSR Collateral Agent, or for the creation, perfection, priority, sufficiency or protection of any Liens securing the Notes and Notes Obligations. Neither the Trustee nor the Collateral Trustee shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Lien or security interest in the Collateral. Neither the Trustee nor the Collateral Trustee shall be liable or responsible for the failure of the Company to effect or maintain insurance on the Collateral as provided in this Indenture or any Security Document nor shall either of them be responsible for any loss by reason of want or insufficiency in insurance or by reason of the failure of any insurer in which the insurance is carried to pay the full amount of any loss against which it may have insured the Company, the Trustee, the Collateral Trustee, or any other person. By their acceptance of the Notes, the Holders will be deemed to have approved the terms of, and to have authorized the Trustee or the Collateral Trustee, as applicable to enter into and to perform the Intercreditor Agreements and each of the Security Documents. Neither the Trustee nor the Collateral Trustee shall be responsible for the existence, genuineness, value or protection of any Collateral (except for the safe custody of Collateral in its possession in the case of the Collateral Trustee), for the legality, effectiveness, enforceability or sufficiency of any Security Document, or for the creation, perfection, priority, sufficiency or protection of any Second Priority Lien. Neither the Trustee nor Collateral Trustee shall have any obligation to take any action with respect to any Collateral in a foreign non-U.S. jurisdiction.

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Neither the Trustee nor the Collateral Trustee shall be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes, the Intercreditor Agreements and the Security Documents, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee or the Collateral Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. Neither the Trustee nor the Collateral Trustee shall be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s, any Guarantor’s or any other Person’s compliance with the covenants described herein or with respect to any reports or other documents filed under the Indenture or Security Documents.

SECTION 7.05.        Notice of Defaults. If an Event of Default occurs and is continuing and if it is actually known to the Responsible Officer of the Trustee, the Trustee shall send to Holders of Notes a notice of the Event of Default within 90 days after it obtains actual knowledge thereof. Except in the case of an Event of Default relating to the payment of principal, premium, if any, or interest, if any, on any Note, the Trustee may withhold from the Holders notice of any continuing Event of Default if and so long as a Responsible Officer in good faith determines that withholding the notice is in the interests of the Holders of the Notes. The Trustee shall not be deemed to know of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such an Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, references the Notes, references this Indenture and indicates it is a “Notice of Event of Default.”

SECTION 7.06.        Compensation and Indemnity. The Company shall pay to the Trustee and the Collateral Trustee from time to time such compensation for their acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s and the Collateral Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee and the Collateral Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable fees, disbursements and reasonable expenses of the Trustee’s and the Collateral Trustee’s agents and counsel.

The Company and any Guarantors, jointly and severally, shall indemnify the Trustee and the Collateral Trustee for, and hold the Trustee and the Collateral Trustee harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees and expenses) incurred by them in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Company or any Guarantor (including this Section 7.07), the Intercreditor Agreements and the Security Documents or defending themselves against any claim whether asserted by any Holder, the Company or any Guarantor, or liability in connection with the acceptance, exercise or performance of any of their powers or duties hereunder under the Security Documents or the Intercreditor Agreements). The Trustee (or the Collateral Trustee, as the case may be) shall notify the Company promptly of any third-party claim for which it may seek indemnity. Failure by the Trustee (or the Collateral Trustee, as the case may be) to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee (or the Collateral Trustee, as the case may be) may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee or the Collateral Trustee through the Trustee’s or the Collateral Trustee’s, as applicable, own willful misconduct or gross negligence (as determined by a court of competent jurisdiction in a final and non-appealable order).

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Notwithstanding the provisions of Section 4.12, to secure the payment obligations of the Company and any Guarantors in this Section 7.07, the Trustee and Collateral Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee from the Company or any Guarantor, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee (or the Collateral Trustee, as the case may be) incurs expenses or renders services after an Event of Default specified in Section 6.01(vi) or (vii) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, payment of the Notes Obligations in full or the earlier resignation or removal of the Trustee or Collateral Trustee.

SECTION 7.07.        Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing not less than 30 days prior to the effective date of such removal. The Company may remove the Trustee if:

(a)             the Trustee fails to comply with Section 7.10 or Section 310 (b) of the Trust Indenture Act;

(c)              the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(d)             a custodian or public officer takes charge of the Trustee or its property; or

(e)              the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

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If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee. A successor Trustee may also act as a successor Collateral Trustee.

SECTION 7.08.        Successor Trustee by Merger, etc. If the Collateral Trustee or Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Collateral Trustee or Trustee.

SECTION 7.09.       Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee is subject to Trust Indenture Act Section 310(b).

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.        Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at its option and at any time, elect to have either Section 8.02 or Section 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02.        Legal Defeasance and Discharge. Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company and any Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes and any Note Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture including that of any Guarantors (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same (in form satisfactory to the Trustee)), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

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(a)              the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 8.04;

(b)              the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments under Article 2 and money for security payments held in trust;

(c)              the rights, powers, trusts, duties, indemnities and immunities of the Trustee and the Collateral Trustee and the Company’s and the Guarantors’ obligations in connection therewith; and

(d)             this Section 8.02.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

SECTION 8.03.        Covenant Defeasance. Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Company and any Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 and 4.17 and Section 5.01(a) with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes and any Note Guarantees shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(iii) (solely with respect to the covenants that are released upon a Covenant Defeasance), 6.01(iv), 6.01(v), 6.01(vi) (solely with respect to the Company’s Restricted Subsidiaries that are not Significant Subsidiaries), 6.01(vii) (solely with respect to the Company’s Restricted Subsidiaries that are not Significant Subsidiaries) and 6.01 (viii) shall not constitute Events of Default.

SECTION 8.04.         Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.02 or Section 8.03 to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(a)               the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in Dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient without consideration of reinvestment, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest, on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and any other amounts owing under this Indenture (in the case of an optional redemption date prior to electing to exercise either Legal Defeasance or Covenant Defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes on such redemption date);

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(b)              in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that, subject to customary assumptions and exclusions:

(i)            the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(ii)           since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)              in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that, subject to customary assumptions and exclusions, the beneficial owners of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)              no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness) (and the incurrence of Liens associated with any such borrowings));

(e)              such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Parent or any of its Restricted Subsidiaries is a party or by which the Parent or any of its Restricted Subsidiaries is bound;

(f)               the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

(g)              the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

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Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) of this Section 8.04 with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SECTION 8.05.         Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal, and interest, received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time, upon the written request of the Company, any money or Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.         Repayment to Company. Subject to any abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, and interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, and interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

SECTION 8.07.         Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided that, if the Company makes any payment of principal of, premium, if any, and interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

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ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.         Without Consent of Holders of Notes. Notwithstanding Section 9.02, the Company, any Guarantor, the Trustee and the Collateral Trustee may amend or supplement this Indenture, the Notes, the Security Documents or the Intercreditor Agreements without the consent of any Holder to:

(a)              cure any mistakes, ambiguities, defects or inconsistencies;

(b)              provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of this Indenture relating to the form of the Notes (including the related definitions) in a manner that does not materially adversely affect any Holder;

(c)               provide for the assumption of the Parent’s or the Company’s obligations to the Holders of the Notes by a successor to the Parent or the Company, as the case may be, pursuant to Article 5; or provide for the assumption of a Subsidiary Guarantor’s obligations to the Holders of the Notes by a successor to such Subsidiary Guarantor pursuant to Section 10.06;

(d)               make any change that would provide any additional rights or benefits to the Holders of the Notes (including to expand the Collateral securing the Notes or the Note Guarantees) or that does not materially adversely affect the legal rights under this Indenture of any Holder of the Notes (as evidenced by an Officers’ Certificate) or to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Guarantor;

(e)               [reserved];

(f)               provide for the issuance of Additional Notes issued after the Issue Date in accordance with the limitations set forth in this Indenture;

(g)              allow any new Guarantor to execute a supplemental indenture and/or a Note Guarantee and joinders to Security Documents and Intercreditor Agreements with respect to the Notes or to effect the release of any Guarantor from any of its obligations under its Note Guarantee or this Indenture (to the extent permitted by this Indenture);

(h)              secure the Notes;

(i)               provide for the issuance of exchange Notes or private exchange notes;

(j)                conform the text of this Indenture, the Note Guarantees, the Notes, the Security Documents and the Intercreditor Agreements to any provision of the “Description of New Second Lien Notes” section of the Offering Memorandum to the extent that such provision in such “Description of New Second Lien Notes” section was intended to conform to a provision of this Indenture, the Note Guarantees, the Notes, the Security Documents and the Intercreditor Agreements (as evidenced in an Officers’ Certificate);

(k)              evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee or a successor Collateral Trustee thereunder pursuant to the requirements thereof or a successor MSR Collateral Agent pursuant to the provisions of the Junior Priority Intercreditor Agreement;

(l)               provide for the accession or succession of any parties to the Intercreditor Agreements or the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of the Senior Credit Facility, the Notes or Other Pari Passu Secured Indebtedness or any other agreement or action that is not prohibited by this Indenture;

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(m)             provide for the release of Collateral in accordance with the terms of this Indenture, the Intercreditor Agreements and the Security Documents; and

(n)              make any change to any provision of this Indenture, the Note Guarantees, the Notes, the Security Documents and the Intercreditor Agreements in order to obtain any Acknowledgment Agreement of the relevant Specified Government Entities under any Servicing Agreements.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amendment or supplement, and upon receipt by the Trustee and/or the Collateral Trustee of the documents described in Section 9.06, the Trustee and/or the Collateral Trustee shall join with the Company and any Guarantors in the execution of any amendment or supplement authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and/or the Collateral Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.         With Consent of Holders of Notes. Except as provided below in this Section 9.02, the Company, any Guarantors, the Trustee and Collateral Trustee may amend or supplement this Indenture, the Security Agreements, Intercreditor Agreements, the Notes and any Note Guarantees with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.06, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, and interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Security Documents, Intercreditor Agreements, the Notes or any Note Guarantees may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), except that, without the consent of each Holder affected thereby, no amendment under this Section 9.02 may:

(a)              reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)              reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest once due, on any Notes;

(c)              reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor (other than the provisions relating to Sections 4.10 and 4.14 prior to the time that any obligation to repurchase has arisen under such Sections);

(d)              make any Notes payable in money other than that stated in the Notes;

(e)              make any change in the contracted right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment;

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(f)               waive a Default or Event of Default in the payment of principal of, or interest or premium on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(g)              after the Company’s obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or modify any of the provisions or definitions with respect thereto;

(h)              modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes in a manner which adversely affects the Holders;

(i)               release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(j)               make any change in the preceding amendment and waiver provisions.

In addition, no amendment to the Security Documents or the Intercreditor Agreements without the consent of the Holders of sixty-six and two-thirds percent (66 2/3%) in aggregate principal amount of the Notes then outstanding (voting as a single class), may release all or substantially all of the Collateral other than in accordance with this Indenture, the Intercreditor Agreements and the Security Documents.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amendment or supplement, and upon the filing with the Trustee of evidence satisfactory to the Trustee and/or Collateral Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee and/or Collateral Trustee of the documents described in Section 9.06, the Trustee and/or the Collateral Trustee shall join with the Company and any Guarantors, if applicable, in the execution of such amendment or supplement unless such amendment or supplement directly affects the Trustee’s and/or Collateral Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee and/or Collateral Trustee may in its discretion, but shall not be obligated to, enter into such amendment or supplement.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall deliver to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

SECTION 9.03.         [Reserved].

SECTION 9.04.         Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

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The Company may, but shall not be obligated to, fix a record date for the purposes of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

SECTION 9.05.         Notation on or Exchange of Notes. The Company may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.         Trustee or Collateral Trustee to Sign Amendments, etc. The Trustee and the Collateral Trustee, as the case may be, shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee or Collateral Trustee, as the case may be. In executing any amendment, supplement or waiver to this Indenture, the Notes, the Security Documents or the Intercreditor Agreements, the Trustee and the Collateral Trustee, as the case may be, shall receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 13.04, an Officers’ Certificate of the Company and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof. Notwithstanding the foregoing, no Opinion of Counsel will be required for the Trustee and the Collateral Trustee (other than as required in accordance with Section 4.15) to execute any supplemental indenture substantially in the form of Exhibit D and any related Security Document supplement or joinder or related Intercreditor Agreement supplement or joinder adding a new Guarantor under this Indenture if such supplemental indenture and any related Security Document supplement or joinder or related Intercreditor Agreement supplement or joinder is entered into pursuant to Section 9.01, and the Trustee and the Collateral Trustee shall be fully protected in conclusively relying upon an Officer’s Certificate stating that the execution of such supplemental indenture is authorized or permitted by Section 9.01 of this Indenture.

ARTICLE 10
NOTE GUARANTEES

SECTION 10.01.       Note Guarantee. Subject to this Article 10, each of the Guarantors party to this Indenture and each of the Guarantors that joins this Indenture pursuant to Section 4.15 or otherwise hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and the Collateral Trustee and their respective successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and accrued and unpaid interest on the Notes, if lawful, and all other obligations of the Company to the Holders, the Trustee or the Collateral Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

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The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives (to the extent it may lawfully do so) diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Note Guarantee of such Guarantor shall not be discharged except by full payment or complete performance of the obligations contained in the Notes and this Indenture.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

If any Holder, the Trustee or the Collateral Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid either to the Trustee, Collateral Trustee or such Holder, each Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of each Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of each Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Trustee and Holders under the Note Guarantees.

Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

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In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Note Guarantee issued by any Guarantor shall be a general unsecured senior obligation of such Guarantor and shall rank equally in right of payment with all existing and future unsubordinated indebtedness of such Guarantor, if any.

Each payment to be made by a Guarantor in respect of its Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

SECTION 10.02.       Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law or fraudulent conveyance laws to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under, applicable law. Each Guarantor that makes a payment under its Note Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

SECTION 10.03.      Execution and Delivery. To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a supplemental indenture attached hereto as Exhibit D or its signature to this Indenture shall be executed on behalf of such Guarantor by an Officer of such Guarantor.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

If an Officer whose signature is on a supplemental indenture attached hereto as Exhibit D no longer holds that office at the time the Trustee authenticates the Note, such Note Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

If required by Section 4.15, the Company shall cause any newly created or acquired Subsidiary to comply with the provisions of Section 4.15 and this Article 10, to the extent applicable.

SECTION 10.04.      Subrogation. Each Guarantor shall be subrogated to all rights of Holders of Notes against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

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SECTION 10.05.      Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

SECTION 10.06.      Merge, Consolidation or Sale of All or Substantially All Assets. A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(a)               except in the case of a merger entered into solely for the purpose of reincorporating a Subsidiary Guarantor in another jurisdiction, immediately after giving effect to that transaction, no Default or Event of Default shall have occurred and be continuing;

(b)               either:

    (i)       the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if not the Subsidiary Guarantor) assumes all the obligations of that Subsidiary Guarantor under this Indenture and its Note Guarantee pursuant to a supplemental indenture and the Security Documents; or

   (ii)       such sale or other disposition or consolidation or merger in compliance with Section 4.10; and

(c)               the Company shall have delivered to the Trustee and the Collateral Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such sale, disposition, consolidation or merger and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture will comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied and that the supplemental indenture and such other agreements constitute the legal, valid and binding obligation of the surviving entity.

SECTION 10.07.      Release of Note Guarantees. A Note Guarantee of a Subsidiary Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Company or the Trustee is required for the release of such Guarantor’s Note Guarantee (other than delivery of the Officers’ Certificate referred to in this Section 10.07), in the following circumstances:

(a)               in connection with any sale, transfer or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Parent or a Restricted Subsidiary of the Parent, if the sale or other disposition complies with Section 4.10;

(b)               in connection with any sale, transfer or other disposition of all of the Capital Stock of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Parent or a Restricted Subsidiary of the Parent, if the sale or other disposition does not violate Section 4.10;

(c)               if the Parent designates any Restricted Subsidiary of the Parent that is a Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.17;

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(d)               if such Subsidiary Guarantor is released from its guarantee which caused such Restricted Subsidiary to become a Guarantor pursuant to Section 4.15 (except if such release is pursuant to, or as a result of, a complete payment under such guarantee); or

(e)               upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture by the Company pursuant to Article 12.

In connection with any such release, the Company shall deliver to the Trustee an Officers’ Certificate of such Guarantor confirming the effective date of such release and stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

Upon any release of a Subsidiary Guarantor from its Note Guarantee, such Subsidiary Guarantor will also be automatically and unconditionally released from its obligations under the Security Documents and the Intercreditor Agreements.

ARTICLE 11
SECURITY

SECTION 11.01.       Collateral and Security Documents.

The Notes Obligations shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the Notes Obligations, subject to the terms of the Junior Priority Intercreditor Agreement and the Equal Priority Intercreditor Agreement, if any. Each Holder, by accepting a Note, consents and agrees to the terms of and otherwise be bound by the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the Junior Priority Intercreditor Agreement and the Equal Priority Intercreditor Agreement, if any, as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture, the Junior Priority Intercreditor Agreement and the Equal Priority Intercreditor Agreement, if any, and authorizes and directs the Collateral Trustee to enter into the Security Documents and the Junior Priority Intercreditor Agreement and the Equal Priority Intercreditor Agreement, if any, and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company and the Guarantors will, to the extent required under the Security Documents and subject to the limitations therein, do or cause to be done all things (including the filing of UCC financing statements, continuation statements and amendments thereto) which are necessary to confirm that the Collateral Trustee holds a Lien in the Collateral and the MSR Collateral Agent holds a Lien in the MSR Collateral (subject to the provisions of the Junior Priority Intercreditor Agreement), including property that becomes Collateral after the Issue Date.

SECTION 11.02.       Release of Collateral.

(a)            The Liens on the Collateral under the Security Documents securing the Obligations under the Notes and the Note Guarantees, as applicable, will be released, subject to this Section 11.02:

(i)          in whole, upon payment in full of the principal of, accrued and unpaid interest, and premium, if any, on the Notes;

(ii)         in whole, upon satisfaction and discharge of this Indenture in accordance with Article XII;

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(iii)      in whole, upon a legal defeasance or a covenant defeasance as set forth under Article 8;

(iv)      as to any asset constituting Collateral (A) that is sold or otherwise disposed of by any Grantor (to a person that is not a Grantor) in a transaction permitted by Section 4.10 (to the extent of the interest sold or disposed of and other than any sale or disposition among the Company and any Guarantor) or otherwise permitted by this Indenture, if all other Liens on that asset securing the Credit Facility Obligations and any Other Pari Passu Secured Indebtedness then secured by that asset (including all commitments thereunder) are released; or (B) that is otherwise released in accordance with, and as expressly provided for in accordance with the Intercreditor Agreements (it being understood that the Liens on the Collateral with respect to the Notes and the Note Guarantees will be released to the extent the corresponding First Priority Liens securing all First Priority Obligations are released);

(v)       as set forth under Section 9.02, as to property that constitutes less than all or substantially all of the Collateral, with the consent of Holders of at least a majority in aggregate principal amount of the Notes then outstanding, voting as one class (or, in the case of a release of all or substantially all of the Collateral, with the consent of the Holders of at least sixty-six and two-thirds percent (66 2/3%) in aggregate principal amount of the Notes then outstanding, voting as one class), including consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes;

(vi)      with respect to assets of a Guarantor upon release of such Guarantor from its Note Guarantee as set forth under Article 10; and

(vii)     in whole or in part in accordance with the Intercreditor Agreements.

Upon compliance by the Company or any Guarantor, as the case may be, with the conditions precedent required by this Indenture, the Trustee or the Collateral Trustee shall promptly cause to be released and reconveyed to the Company or the Guarantor, as the case may be, the released Collateral. Prior to each proposed release, the Company and each Guarantor will furnish to the Trustee and the Collateral Trustee all documents required by this Indenture and the Security Documents. In executing or authorizing any release, the Trustee and/or Collateral Trustee may conclusively rely upon an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent under the Indenture, Security Documents and Intercreditor Agreements have been complied with.

SECTION 11.03.       Authorization of Receipt of Funds by the Collateral Trustee Under the Security Documents.

Subject to the provisions of the Intercreditor Agreements, the Collateral Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Security Documents. Such funds shall be held on deposit by the Collateral Trustee without investment, and the Collateral Trustee shall have no liability for interest or other compensation thereon.

SECTION 11.04.       Powers Exercisable by Receiver or Collateral Trustee.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Company or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or such Guarantor or of any officer or officers thereof required by the provisions of this Article 11; and if the Collateral shall be in the possession of the Collateral Trustee under any provision of this Indenture, then such powers may be exercised by the Collateral Trustee.

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SECTION 11.05.       Appointment and Authorization of Collateral Trustee.

(a)            The Trustee and each of the Holders by acceptance of the Notes hereby designates and appoints the Collateral Trustee as its agent under this Indenture, the Security Documents and the Intercreditor Agreements and the Trustee and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Collateral Trustee to enter into the Security Documents and the Intercreditor Agreements and to take such action on its behalf under the provisions of this Indenture, the Security Documents and the Intercreditor Agreements and to exercise such powers and perform such duties as are expressly delegated to the Collateral Trustee by the terms of this Indenture, the Security Documents and the Intercreditor Agreements, together with such powers as are reasonably incidental thereto. The Collateral Trustee agrees to act as such and agrees to act pursuant to the instructions of the Holders and the Trustee with respect to the Security Documents and the Collateral on the express conditions contained in this Section 11.05. The provisions of this Section 11.05 are solely for the benefit of the Collateral Trustee and none of the Trustee, any of the Holders nor the Company or any of the Guarantors shall have any rights as a third party beneficiary of any of the provisions contained herein other than as expressly provided in Section 11.02. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Security Documents and the Intercreditor Agreements, the Collateral Trustee shall not have any duties or responsibilities, except those expressly set forth herein, in the Intercreditor Agreements or the Security Documents to which it is a party, nor shall the Collateral Trustee have or be deemed to have any fiduciary relationship with the Trustee, any Holder, the Company or any Subsidiary of the Company, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Security Documents and the Intercreditor Agreements or otherwise exist against the Collateral Trustee. The grant of permissive rights or powers to the Collateral Trustee shall not be construed to impose duties to act. The obligations of the Collateral Trustee with respect to the Collateral shall be governed exclusively by the express terms of this Indenture, the Security Documents and the Intercreditor Agreements and not by the UCC except to the extent required by applicable law. Neither duties of, nor any adverse consequence to, a secured party under the UCC shall be read into this Indenture or the Security Documents and the Intercreditor Agreements as obligations against the Collateral Trustee to the extent such obligations are not reflected in the express terms of this Indenture, the Security Documents or the Intercreditor Agreements. Without limiting the generality of the foregoing sentence, the use of the term “trustee” in this Indenture with reference to the Collateral Trustee is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Indenture, the Collateral Trustee shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Collateral Trustee is expressly entitled to take or assert under this Indenture, the Security Documents and the Intercreditor Agreements, including the exercise of remedies pursuant to Article 6, and any action so taken or not taken shall be deemed consented to by the Trustee and the Holders; provided that it is understood that in all cases the Collateral Trustee shall be fully protected in refraining from taking any such action until it shall be directed by the majority of Holders of the aggregate principal amount of Notes then outstanding as provided herein.

(b)           The Collateral Trustee may execute any of its duties under this Indenture, the Security Documents or the Intercreditor Agreements by or through agents, employees, attorneys-in-fact or through its related Persons and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Trustee shall not be responsible for the negligence or misconduct of any agent, employee, attorney-in-fact or related Person that it selects as long as such selection was made without gross negligence or willful misconduct.

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(c)            None of the Collateral Trustee, nor any of its respective related Persons shall (i) be liable for any action taken, suffered or omitted to be taken by any of them in good faith and reasonably believed by them to be authorized or within the discretion or rights of powers under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Security Document or Intercreditor Agreements or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or any Guarantor, officer or related Person thereof, contained in this Indenture or any of the Security Documents or the Intercreditor Agreements, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Trustee under or in connection with, this Indenture or any of the Security Documents or the Intercreditor Agreements, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture or any of the Security Documents or the Intercreditor Agreements, or for any failure of the Company, any Guarantor or any other party to this Indenture, the Security Documents or the Intercreditor Agreements to perform its obligations hereunder or thereunder. None of the Collateral Trustee or any of its related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture or any of the Security Documents or the Intercreditor Agreements or to inspect the properties, books, or records of the Company or any Guarantor.

(d)            The Collateral Trustee shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, statement, or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any Guarantor), independent accountants and other experts and advisors selected by the Collateral Trustee. The Collateral Trustee shall be fully justified in failing or refusing to take any action under this Indenture or any of the Security Documents or the Intercreditor Agreements unless it shall first receive such direction from the Holders of a majority of the aggregate principal amount of Notes then outstanding as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Trustee shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture or any of the Security Documents or the Intercreditor Agreements in accordance with a request or consent of the Trustee and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(e)            The Collateral Trustee shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Trustee shall have received written notice from the Trustee or the Company or a Guarantor referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Collateral Trustee shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 (subject to this Section 11.05); provided, however, that unless and until the Collateral Trustee has received any such request, the Collateral Trustee may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

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(f)            Wilmington Trust, National Association and its Affiliates (and any successor Collateral Trustee and its affiliates) may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with the Company or any Guarantor and its Affiliates as though it was not the Collateral Trustee hereunder and without notice to or consent of the Trustee. The Trustee and the Holders acknowledge that, pursuant to such activities, Wilmington Trust, National Association or its Affiliates (and any successor Collateral Trustee and its affiliates) may receive information regarding the Company or any Guarantor or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company, such Guarantor or such Affiliate) and acknowledge that the Collateral Trustee shall not be under any obligation to provide such information to the Trustee or the Holders. Nothing herein shall impose or imply any obligation on the part of Wilmington Trust, National Association (or any successor Collateral Trustee) to advance funds.

(g)           The Collateral Trustee may resign at any time upon thirty (30) days’ prior written notice to the Trustee and the Company and the Guarantors, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Trustee. If the Collateral Trustee resigns under this Indenture, the Company or the Holders of at least 25% of the aggregate principal amount of Notes then outstanding, shall appoint a successor Collateral Trustee. If no successor Collateral Trustee is appointed prior to the intended effective date of the resignation of the Collateral Trustee (as stated in the notice of resignation), the Collateral Trustee may appoint, subject to the consent of the Company (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), a successor Collateral Trustee. If no successor Collateral Trustee is appointed and consented to by the Company pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Collateral Trustee shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor Collateral Trustee shall succeed to all the rights, powers and duties of the retiring Collateral Trustee, and the term “Collateral Trustee” shall mean such successor Collateral Trustee, and the retiring Collateral Trustee’s appointment, powers and duties as the Collateral Trustee shall be terminated. After the retiring Collateral Trustee’s resignation hereunder, the provisions of this Section 11.05 (and Section 11.06) shall continue to inure to its benefit and the retiring Collateral Trustee shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Trustee under this Indenture. The Trustee shall initially act as Collateral Trustee and shall be authorized to appoint co-Collateral Trustees as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents or the Intercreditor Agreements, neither the Collateral Trustee nor any of its respective officers, directors, employees or agents or other related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Trustee nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct or gross negligence.

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(h)           The Trustee agrees that the Collateral Trustee shall not be obliged to, and the Trustee shall not be obligated to instruct the Collateral Trustee to, unless specifically requested to do so by a majority of the aggregate principal amount of the Notes then outstanding, take or cause to be taken any action to enforce rights under this Indenture, the Notes or any of the Security Documents or the Intercreditor Agreement, or against the Company or any Guarantor, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral. The Collateral Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction from the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes. If the Collateral Trustee shall request direction from the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any action, the Collateral Trustee shall be entitled to refrain from such action unless and until the Collateral Trustee shall have received direction from the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes and security or indemnity satisfactory to the Collateral Trustee, and the Collateral Trustee shall not incur liability to any Person by reason of so refraining. The Company and the Guarantors recognize and agree that the interest in the Collateral is vested in the Collateral Trustee, and that the Collateral Trustee shall be designated as secured party for UCC purposes pursuant to this Indenture and the Security Documents for the express purpose of providing security on the Notes Obligations, and not for the purpose of advancing any personal interests of the Collateral Trustee or the Trustee therein. Consequently, notwithstanding the provisions of Section 9-210 of the UCC, the Company and each Guarantor agrees that any request for issuance of an estoppel certificate, request for accounting, list of Collateral, or status of the account in any manner relating to the existence or perfection of any portion of the Collateral shall be delivered to the Trustee, the Collateral Trustee and to the Holders of the Notes. The Trustee and the Collateral Trustee shall have no duty or obligation to the Secured Parties (as defined in the Junior Priority Intercreditor Agreement) under any provision of the UCC with respect to any request for issuance of an estoppel certificate, request for accounting, list of Collateral, or status of the account in any manner relating to the existence or perfection of any portion of the Collateral, including but not limited to any obligation under Sections 9-210 of the UCC.

(i)            If at any time or times the Trustee shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations secured by the Security Documents arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Collateral Trustee pursuant to the terms of this Indenture, the Security Documents or the Intercreditor Agreements, or (ii) payments from the Collateral Trustee in excess of the amount required to be paid to the Trustee pursuant to this Indenture, the Security Documents or the Intercreditor Agreements, the Trustee shall promptly turn the same over to the Collateral Trustee, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Trustee.

(j)             The Collateral Trustee is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession or control.

(k)            The Collateral Trustee shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by the Company or any Guarantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Trustee’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Company’s or Guarantor’s property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Trustee pursuant to this Indenture, any of the Security Documents or the Intercreditor Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Collateral Trustee may act in any manner it may deem appropriate, in its sole discretion given the Collateral Trustee’s own interest in the Collateral and that the Collateral Trustee shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.

(l)            No provision of this Indenture or any Security Document shall require the Trustee or the Collateral Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder, or in the exercise of any of its rights or powers hereunder or thereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

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(m)           The Collateral Trustee (i) shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Collateral Trustee was negligent in ascertaining the pertinent facts, (ii) shall not be liable for interest on any money received by it (and money held in trust by the Collateral Trustee need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to legal matters relating to this Indenture, the Notes, the Security Documents and the Intercreditor Agreements shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in reliance upon the advice or opinion of such counsel.

(n)           Neither the Collateral Trustee nor the Trustee shall be liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes or other labor disputes, lockouts, riots, acts of war, terrorism, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Neither the Collateral Trustee nor the Trustee shall be liable for any indirect, special, punitive or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

(o)           Upon the receipt by the Collateral Trustee of a written request of the Company signed by any Officer (a "Security Document Order"), the Collateral Trustee is hereby authorized to execute and enter into, and if satisfactory in form to the Collateral Trustee, execute and enter into, without the further consent of any Holder or the Trustee, any Security Document to be executed after the Issue Date. Such Security Document Order shall (i) state that it is being delivered to the Collateral Trustee pursuant to, and is a Security Document Order referred to in, this Section 11.05(o), (ii) instruct the Collateral Trustee to execute and enter into such Security Document and (iii) certify that all conditions precedent to the execution and delivery of the Security Document have been satisfied. The Holders, by their acceptance of the Notes, hereby authorize and direct the Collateral Trustee to execute such Security Documents.

(p)            In no event shall the Collateral Trustee be required to execute and deliver any landlord lien waiver, estoppel or collateral access letter, or any account control agreement or any instruction or direction letter delivered in connection with such document that the Collateral Trustee determines adversely affects it or otherwise subjects it to personal liability, including without limitation agreements to indemnify any contractual counterparty.

(q)           Before the Collateral Trustee acts or refrains from acting in each case at the request or direction of the Company or the Guarantors, or in connection with any Security Document or Intercreditor Agreements, it may require an Officer’s Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 13.05. In the absence of gross negligence or willful misconduct on its part, the Collateral Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

By their acceptance of the Notes hereunder, the Holders acknowledge that the MSR Collateral Agent shall not be required to take any action under any Security Document unless (i) it is instructed in writing by the Collateral Trustee to take such action and (ii) it has been provided by the Holders security or indemnity satisfactory to it against any potential loss, liability or expense. In furtherance of the foregoing, the Collateral Trustee shall have no obligation to direct the MSR Collateral Agent with respect to the exercise of any rights or remedies with respect to the MSR Collateral or otherwise except as it may be directed by Holders representing a majority in aggregate principal amount of the Notes, nor shall the Collateral Trustee or Trustee be obligated in any circumstance to provide for security or indemnity satisfactory to the MSR Collateral Agent against any potential loss, liability or expense.

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SECTION 11.06.        Compensation and Indemnity(a) . The Collateral Trustee shall be entitled to the compensation and indemnity provisions set forth in Section 7.07.

SECTION 11.07.        Appointment and Authorization of MSR Collateral Agent; Company’s Obligation to Seek New Acknowledgment Agreements upon MSR Collateral Agent’s Resignation.

Barclays Bank PLC is hereby appointed as the collateral agent on behalf of the Secured Parties (as defined in the Junior Priority Intercreditor Agreement) (the “MSR Collateral Agent”) with respect to the MSR Collateral under the Junior Priority Intercreditor Agreement and the Acknowledgment Agreements and the Holders by acceptance of the Notes hereby irrevocably authorizes any such appointment and authorizes the MSR Collateral Agent to enter into the Junior Priority Intercreditor Agreement and the Acknowledgment Agreements and to take such action on its behalf under the provisions of the Junior Priority Intercreditor Agreement and the Acknowledgment Agreements and to exercise such powers and perform such duties as are expressly delegated to the MSR Collateral Agent by the terms of the Junior Priority Intercreditor Agreement and the Acknowledgment Agreements, together with such powers as are reasonably incidental thereto. The provisions of Section 5.07 of the Junior Priority Intercreditor Agreement are incorporated herein by reference.

SECTION 11.08.        Intercreditor Agreements and Security Documents.

Each of the Trustee and Collateral Trustee is hereby directed and authorized to execute and deliver the Intercreditor Agreements or any Security Documents in which it is named as a party. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Collateral Trustee are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under pursuant to, the Intercreditor Agreements or any Security Document, the Trustee and Collateral Trustee each shall have all of the rights, protections, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

ARTICLE 12
SATISFACTION AND DISCHARGE

SECTION 12.01.        Satisfaction and Discharge. This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all Notes when:

(a)                 either:

(i)        all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

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(ii)       all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of mailing of a notice of redemption or otherwise or will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in US dollars in an amount sufficient without consideration of reinvestment to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(b)                the Company or any Guarantor has paid all other sums payable under this Indenture by the Company; and

(c)                the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to clause (a)(ii) of this Section 12.01, the provisions of Section 12.02 and Section 8.06 shall survive.

SECTION 12.02.        Application of Trust Money. Subject to the provisions of Section 8.06, all funds deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any Guarantor acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any funds in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01; provided that if the Company has made any payment of principal of, premium, if any, and interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the funds held by the Trustee or Paying Agent.

ARTICLE 13
MISCELLANEOUS

SECTION 13.01.         [Reserved].

SECTION 13.02.        Notices. Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), PDF transmission, fax or overnight air courier guaranteeing next day delivery, to the others’ address:

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If to the Company:

Ocwen Loan Servicing, LLC

c/o Ocwen Financial Corporation

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

Email: Timothy.Hayes@Ocwen.com; Michael.Stanton@ocwen.com; Michael.Bourgue@ocwen.com

Attention: General Counsel and Secretary

If to the Trustee or Collateral Trustee:

Wilmington Trust, National Association

1100 N. Market Street

Wilmington, Delaware 19890

Fax No.: (302) 636-4149

Attention:  Ocwen Loan Servicing, LLC Administrator

The Company, any Guarantor or the Trustee and the Collateral Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee and the Collateral Trustee shall be deemed effective upon actual receipt thereof.

Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address (or, in the case of Global Notes, all in accordance with the Applicable Procedures) shown on the register kept by the Registrar.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it; provided that any notices or communications to the Trustee and the Collateral Trustee shall be deemed effective only upon actual receipt thereof.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and the Collateral Trustee and each Agent at the same time.

The Trustee and the Collateral Trustee agree to accept and act upon notices, instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the Company and the Guarantors, if any, elect to give the Trustee and the Collateral Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee and the Collateral Trustee in its discretion elects to act upon such instructions, the Trustee’s and the Collateral Trustee’s understanding of such instructions shall be deemed controlling. The Trustee and the Collateral Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company and the Guarantors, if any, agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee and the Collateral Trustee, including without limitation the risk of the Trustee and the Collateral Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

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SECTION 13.03.        Communication by Holders of Notes with Other Holders of Notes. Holders may communicate with other Holders with respect to their rights under this Indenture, the Security Documents or the Notes.

SECTION 13.04.        Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or any of the Guarantors, if any, to the Trustee and the Collateral Trustee to take any action under this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee and the Collateral Trustee:

(a)                An Officers’ Certificate of the Company in form and substance reasonably satisfactory to the Trustee and the Collateral Trustee (which shall include the statements set forth in Section 13.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)                An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee and the Collateral Trustee (which shall include the statements set forth in Section 13.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 13.05.        Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04) shall include:

(a)                a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)               a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officers’ Certificate as to matters of fact); and

(d)                a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 13.06.        Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.07.        No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of the Company or any Guarantors shall have any liability for any obligation of the Company or any Guarantors, respectively, under the Notes, the Note Guarantees, this Indenture or the Security Documents or for any claim based on, in respect of, or by reason of such obligations or their creation; provided that the foregoing shall not limit any Guarantor’s obligations under its Note Guarantee. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

116

SECTION 13.08.        Governing Law; Consent to Jurisdiction and Service. THIS INDENTURE, THE NOTES AND ANY NOTE GUARANTEE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE, THE NOTES OR ANY NOTE GUARANTEE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

To the fullest extent permitted by applicable law, the Company and each Guarantor, if any, hereby irrevocably submits to the jurisdiction of any federal or State court located in the Borough of Manhattan in The City of New York, New York in any suit, action or proceeding based on or arising out of or relating to this Indenture or any Notes and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company and each Guarantor, if any, irrevocably waives, to the fullest extent permitted by law, any objection which they may have to the laying of the venue of any such suit, action or proceeding brought in an inconvenient forum. The Company and each Guarantor, if any, agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon it, and may be enforced in any courts to the jurisdiction of which it is subject by a suit upon such judgment, provided, that service of process is effected upon it in the manner specified herein or as otherwise permitted by law. To the extent the Company or any Guarantor, if any, has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under this Indenture to the extent permitted by law.

SECTION 13.09.        Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS, IF ANY, AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 13.10.        Force Majeure. In no event shall the Trustee and the Collateral Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee and the Collateral Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 13.11.         No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.12.        Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor, if any, in this Indenture shall bind its successors, except as otherwise provided in Section 10.06.

SECTION 13.13.         Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

117

SECTION 13.14.        Counterpart Originals. This Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 13.15.         Table of Contents, Headings, etc. The Table of Contents, Cross Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 13.16.         [Reserved].

SECTION 13.17.        U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee and Collateral Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee and Collateral Trustee with such information as it may request in order for the Trustee and Collateral Trustee to satisfy the requirements of the U.S.A. Patriot Act.

SECTION 13.18.        FATCA. In order to comply with Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended, any regulations or official interpretations thereof, and any intergovernmental agreements and related laws, rules or regulations to implement any of the foregoing (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) a foreign financial institution, issuer, trustee, paying agent, holder or other institution is or has agreed to be subject to related to this Indenture, the Company and Guarantors agree (i) to provide to Wilmington Trust, National Association sufficient information, to the extent it has such information in its possession, about holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so Wilmington Trust, National Association can determine whether it has tax related obligations under Applicable Law, (ii) that Wilmington Trust, National Association shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law for which Wilmington Trust, National Association shall not have any liability, and (iii) to hold harmless Wilmington Trust, National Association for any losses it may suffer due to the actions it takes to comply with such Applicable Law, other than any loss suffered as a result of its own willful misconduct, negligence or bad faith. The terms of this section shall survive the termination of this Indenture.

[Signature Pages Follow]

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OCWEN LOAN SERVICING, LLC,
as Company

By:	/s/ Michael R. Bourque, Jr.
Name: Michael R. Bourque, Jr.
Title: Chief Financial Officer

GUARANTORS:
OCWEN FINANCIAL CORPORATION

By:	/s/ Michael R. Bourque, Jr.
Name: Michael R. Bourque, Jr.
Title: Chief Financial Officer

OCWEN MORTGAGE SERVICING, INC.

By:	/s/ Michael R. Bourque, Jr.
Name: Michael R. Bourque, Jr.
Title: Chief Financial Officer

HOMEWARD RESIDENTIAL HOLDINGS, INC.

By:	/s/ John V. Britti
Name: John V. Britti
Title: Chief Financial Officer

HOMEWARD RESIDENTIAL, INC.

By:	/s/ John V. Britti
Name: John V. Britti
Title: Chief Financial Officer

AUTOMOTIVE CAPITAL SERVICES, INC.

By:	/s/ Mark L. Freeman
Name: Mark L. Freeman
Title: Treasurer

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee and as Collateral Trustee

By:	/s/ John T. Needham, Jr.
Name: John T. Needham, Jr.
Title: Vice President

Exhibit A

FORM OF NOTE

[FACE OF NOTE]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the OID Legend, if applicable pursuant to the provisions of the Indenture]

A-1

CUSIP [          ]
ISIN [          ]1

[RULE 144A][REGULATION S] GLOBAL NOTE
8.375% Senior Secured Second Lien Notes due 2022

No.	[Initially][$____]

OCWEN LOAN SERVICING, LLC

Ocwen Loan Servicing, LLC, a Delaware limited liability company (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to [               ][CEDE & CO.], or its registered assigns, the principal sum [of             United States Dollars][as set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] on November 15, 2022.

Interest Payment Dates:	May 15 and November 15 of each year, commencing on
May 15, 2017[2]

Record Dates: May 1 and November1

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

[Signature Page Follows]

1   Rule 144A Note CUSIP / ISIN: 67576L AE6 / US67576LAE65

Regulation S Note CUSIP / ISIN: U67517 AE9 / USU67517AE93

2   With respect to the Initial Notes.

A-2

          IN WITNESS HEREOF, the Company has caused this instrument to be duly executed as of the 5th day of December, 2016.

OCWEN LOAN SERVICING, LLC

By:
Name:
Title:
A-3

          This is one of the 8.375% Senior Secured Second Lien Notes due 2022 referred to in the within mentioned Indenture:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Date:	December 5, 2016
A-4

[REVERSE OF NOTE]

8.375% Senior Secured Second Lien Notes due 2022

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.          INTEREST. The Company shall pay interest on the principal amount of this Note at the rate of 8.375% per annum semiannually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be May 15, 20172. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.          METHOD OF PAYMENT. The Company shall pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on May 1 or November 1 (each, a “Record Date”) (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in the Indenture with respect to defaulted interest. Payment of interest will be made at the Trustee’s corporate trust office in the United States, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least ten business days prior to such date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.          PAYING AGENT AND REGISTRAR. Initially the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act in any such capacity.

4.          INDENTURE. The Company issued the Notes under an Indenture, dated as of December 5, 2016 (the “Indenture”), between the Company, Ocwen Financial Corporation, a Florida corporation (the “Parent”), the other Guarantors signatory thereto (together, with the Parent, the “Guarantors”), the Trustee and the Collateral Trustee. This Note is one of a duly authorized issue of notes of the Company designated as its 8.375% Senior Secured Second Lien Notes due 2022. The Company shall be entitled to issue Additional Notes pursuant to Sections 2.01 and 4.09 of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

A-5

5.          OPTIONAL REDEMPTION.

(a)          This Note is subject to the optional redemption provisions set forth in Section 3.07 of the Indenture.

(b)          Any redemption pursuant to Section 3.07 of the Indenture shall be made pursuant to the provisions of Sections 3.01 through 3.07 of the Indenture.

(c)          In addition to the Company’s rights to redeem Notes pursuant to Section 3.07 of the Indenture, the Company may at any time and from time to time purchase Notes in open-market transactions, tender offers or otherwise.

6.          MANDATORY REDEMPTION. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.          OFFERS TO REPURCHASE.

(a)          Upon the occurrence of a Change of Control, the Company shall make an offer (a “Change of Control Offer”) to each Holder to purchase all or a portion of such Holder’s Notes (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) at a purchase price equal to 101.0% of the principal amount of the Notes purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase (the “Change of Control Payment”). The Change of Control Offer shall be made in accordance with Section 4.14 of the Indenture.

(b)          If the Company or any of its Restricted Subsidiaries consummate an Asset Sale, other than a Required Asset Sale, within 30 days after each date that the aggregate amount of Excess Proceeds from such Asset Sales exceeds $50.0 million, the Company shall make an offer to all Holders of Notes and all holders of Pari Passu Debt containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such Pari Passu Debt that may be purchased out of the Excess Proceeds (an “Asset Sale Offer”) in accordance with Section 4.10 of the Indenture.

8.          DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered (and not validly withdrawn) for purchase, except for the unredeemed or unpurchased portion of any Note being redeemed or purchased in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

9.          PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

10.        AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, any Note Guarantees and the Notes may be amended or supplemented as provided in the Indenture.

A-6

11.          DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing and is actually known by or written notice thereof has been received by a Responsible Officer of the Trustee, the Trustee or the Holders of at least 25.0% in principal amount of the then outstanding Notes may declare the principal of, premium, if any, and accrued and unpaid interest on all of the Notes to be due and payable by notice in writing to the Company and the Trustee if given by the Holders specifying the respective Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency set forth in clauses (vi) and (vii) of Section 6.01(a) of the Indenture, all outstanding Notes will become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture, the Notes or any Note Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default under the Indenture except a continuing Default in the payment of the principal of, premium, if any, or interest on any Note held by a non-consenting Holder (including in connection with an Asset Sale Offer or a Change of Control Offer). The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required within five Business Days after becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default and the status thereof.

12.          AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

13.          [RESERVED].

14.          GOVERNING LAW. THE NOTES, THE INDENTURE AND ANY NOTE GUARANTEES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE NOTES, THE INDENTURE OR ANY NOTE GUARANTEES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

15.          CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP numbers and ISIN numbers in notices of redemption, Change of Control Offers and Asset Sale Offers as a convenience to Holders. No representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any such notice and reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or repurchase pursuant to a Change of Control Offer or Asset Sale Offer shall not be affected by any defect in or omission of such numbers.

16.          NOTE GUARANTEE. The Company’s obligations under the Notes will be fully and unconditionally guaranteed, jointly and severally by the Parent and the other Guarantors on the Issue Date, to the extent set forth in the Indenture. The Company’s obligations under the Notes will be fully and unconditionally guaranteed, jointly and severally, by any Guarantors that execute a supplement to the Indenture following the Issue Date, setting forth such Note Guarantee.

17.          ADDITIONAL INFORMATION. The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture, the Security Documents and the Intercreditor Agreements. Requests may be made to the Company at the following address:

Ocwen Loan Servicing, LLC
c/o Ocwen Financial Corporation
1661 Worthington Road, Suite 100
West Palm Beach, Florida 33409
Email: Timothy.Hayes@Ocwen.com; Michael.Stanton@ocwen.com
Attention: General Counsel and Secretary

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall govern and control.

A-7

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note
to:______________________________________________________________
(Insert assignee’ legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: ________________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:____________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-8

 OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, check the appropriate box below:

[  ] Section 4.10                     [  ] Section 4.14

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$ __________________________

Date: _________________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:_____________________

Signature Guarantee*:______________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-9

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $          . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

*This schedule should be included only if the Note is issued in global form.

A-10

[FORM OF NOTATION ON NOTE RELATING TO NOTE GUARANTEE]

THE OBLIGATIONS OF THE GUARANTORS TO THE HOLDERS OF THE NOTES PURSUANT TO THE NOTE GUARANTEES AND THE INDENTURE DATED AS OF DECEMBER 5, 2016, BETWEEN OCWEN LOAN FINANCING, LLC, THE GUARANTORS PARTY THERETO, THE TRUSTEE AND THE COLLATERAL TRUSTEE NAMED THEREIN (THE “INDENTURE”) ARE EXPRESSLY SET FORTH IN ARTICLE 10 AND SECTION 4.15 OF THE INDENTURE, ANY SUPPLEMENT TO THE INDENTURE AND REFERENCE IS HEREBY MADE TO SUCH INDENTURE FOR THE PRECISE TERMS OF THE NOTE GUARANTEES. THE TERMS OF THE INDENTURE, INCLUDING WITHOUT LIMITATION ARTICLE 10 AND SECTION 4.15 OF THE INDENTURE AND ANY SUPPLEMENT TO THE INDENTURE, ARE INCORPORATED HEREIN BY REFERENCE.

A-11

Exhibit B

FORM OF CERTIFICATE OF TRANSFER

Ocwen Loan Servicing, LLC

c/o Ocwen Financial Corporation

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

Attention: General Counsel and Secretary

Wilmington Trust, National Association

1100 N. Market Street

Wilmington, Delaware 19890

Fax No.: (302) 636-4149

Attention:  Ocwen Loan Servicing, LLC Administrator

Re: 8.375% Senior Secured Second Lien Notes due 2022

Reference is hereby made to the Indenture, dated as of December 5, 2016 (the “Indenture”), between Ocwen Loan Servicing, LLC, Ocwen Financial Corporation, the other Guarantors named therein, the Trustee and the Collateral Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

               (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $        in such Note[s] or interests (the “Transfer”), to                (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.          [  ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2.          [  ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

B-1

3.          [  ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)          ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)          ☐ such Transfer is being effected to the Company or a Subsidiary thereof;

or

(c)          ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.          ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a)        ☐ CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

B-2

(b)          ☐ CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)          ☐ CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name: Title:

Dated: _________________

B-3

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:
(i)	☐ 144A Global Note (CUSIP: 67576L AE6), or
(ii)	☐ Regulation S Global Note (CUSIP: U67517 AE9), or
(b)	☐ a Restricted Definitive Note.
2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:
(i)	☐ 144A Global Note (CUSIP: 67576L AE6), or
(ii)	☐ Regulation S Global Note (CUSIP: U67517 AE9), or
(iii)	☐ Unrestricted Global Note (☐); or
(b)	☐ a Restricted Definitive Note; or
(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.
B-4

Exhibit C

FORM OF CERTIFICATE OF EXCHANGE

Ocwen Loan Servicing, LLC

c/o Ocwen Financial Corporation

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

Attention: General Counsel and Secretary

Wilmington Trust, National Association

1100 N. Market Street

Wilmington, Delaware 19890

Fax No.: (302) 636-4149

Attention:  Ocwen Loan Servicing, LLC Administrator

Re: 8.375% Senior Secured Second Lien Notes due 2022

Reference is hereby made to the Indenture, dated as of December 5, 2016 (the “Indenture”), between Ocwen Loan Servicing, LLC, Ocwen Financial Corporation, the other Guarantors party thereto, the Trustee and the Collateral Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $        in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1)          EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

a)          ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

C-1

b)          ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

c)          ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

d)          ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2)          EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

a)          ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

b)          ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [  ] 144A Global Note [  ] Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

C-2

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and are dated               .

[Insert Name of Transferor]

By:
Name: Title:

Date: _______________

C-3

Exhibit D

FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT
GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of           , among            (the “Guaranteeing Subsidiary”), a subsidiary of Ocwen Financial Corporation, a Florida corporation (the “Parent”), Ocwen Loan Servicing, LLC, a Delaware limited liability company (the “Company”) and Wilmington Trust, National Association, as trustee (the “Trustee”) and Collateral Trustee (the “Collateral Trustee”).

W I T N E S S E T H

WHEREAS, the Company, the Parent and the other Guarantors party thereto have heretofore executed and delivered to the Trustee and the Collateral Trustee an indenture (the “Indenture”), dated as of December 5, 2016, providing for the issuance of 8.375% Senior Secured Second Lien Notes due 2022 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1)          Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)          Agreement to Guarantee. The Guaranteeing Subsidiary acknowledges that it has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture, and acknowledges and agrees to (i) join and become a party to the Indenture as indicated by its signature below; (ii) be bound by the Indenture, as of the date hereof, as if made by, and with respect to, each signatory hereto; and (iii) perform all obligations and duties required of a Guarantor pursuant to the Indenture. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture, including, but not limited to, Article 10 and Section 4.15 thereof.

(3)          Execution and Delivery. The Guaranteeing Subsidiary agrees that the Note Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

D-1

(4)          No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary shall have any liability for any obligations of the Company or the Guarantors (including the Guaranteeing Subsidiary), respectively, under the Notes, the Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation; provided that the foregoing shall not limit any Guarantor’s obligations under its Note Guarantees. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(5)          Governing Law. THIS SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(6)          Counterpart Originals. This Supplemental Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

(7)          Effect of Headings. The Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

(8)          The Trustee. The Trustee and Collateral Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

(9)          Benefits Acknowledged. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Note Guarantee are knowingly made in contemplation of such benefits.

(10)          Successors. All agreements of the Guaranteeing Subsidiary in this Supplemental Indenture shall bind its successors, except as otherwise set forth in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

[Signature Page Follows]

D-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[GUARANTEEING SUBSIDIARY]

By:
Name: Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee and as Collateral Trustee

By:
Name: Title:
D-3

Exhibit E

FORM OF FREE TRANSFERABILITY CERTIFICATE

[Date]

Ocwen Loan Servicing, LLC

c/o Ocwen Financial Corporation

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

Attention: General Counsel and Secretary

Wilmington Trust, National Association

1100 N. Market Street

Wilmington, Delaware 19890

Fax No.: (302) 636-4149

Attention:  Ocwen Loan Servicing, LLC Administrator

Re: 8.375% Senior Secured Second Lien Notes due 2022

Reference is hereby made to the Indenture, dated as of December 5, 2016 (the “Indenture”), between Ocwen Loan Servicing, LLC, a Delaware limited liability company (the “Company”), Ocwen Financial Corporation, a Florida corporation (the “Parent”), the other Guarantors party thereto, and Wilmington Trust, National Association, as Trustee and Collateral Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

Whereas the 8.375% Senior Secured Second Lien Notes due 2022 (the “Notes”) have become freely tradable without restrictions by non-affiliates of the Company pursuant to Rule 144(b)(1) under the Securities Act, in accordance with Section 2.06(g)(v) of the Indenture, pursuant to which the Notes were issued, the Company hereby instructs you that:

          (i)          the Private Placement Legend described in Section 2.06(g)(v) of the Indenture and set forth on the Notes shall be deemed removed from the Notes, in accordance with the terms and conditions of the Notes and as provided in the Indenture, without further action on the part of Holders; and

          (ii)         the restricted CUSIP number and restricted ISIN number for the Notes shall be deemed removed from the Notes and replaced with the unrestricted CUSIP number ([    ]) and unrestricted ISIN number ([ ]), respectively, set forth therein, in accordance with the terms and conditions of the Notes and as provided in the Indenture, without further action on the part of Holders.

[Signature Pages Follow]

E-1

OCWEN LOAN SERVICING, LLC

By:
Name: Title:

EXHIBIT F

SECOND LIEN NOTES PLEDGE AND SECURITY AGREEMENT

dated as of December 5, 2016

among

EACH OF THE GRANTORS PARTY HERETO

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Collateral Trustee

i

Section	8.	COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT	24

	8.1	Power of Attorney	24
	8.2	No Duty on the Part of Collateral Trustee or Secured Parties	25

Section	9.	REMEDIES	26

	9.1	Generally	26
	9.2	Application of Proceeds	27
	9.3	Sales on Credit	27
	9.4	Investment Related Property	27
	9.5	Grant of Intellectual Property License	28
	9.6	Intellectual Property	28
	9.7	Cash Proceeds; Deposit Accounts	30

Section	10.	COLLATERAL AGENT	30

Section	11.	CONTINUING SECURITY INTEREST; ASSIGNMENTS UNDER THE INDENTURE DOCUMENTS	31

	11.1	Continuing Security Interest; Assignment	31
	11.2	Termination; Release	31

Section	12.	STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM	31

Section	13.	[RESERVED]	32

Section	14.	[RESERVED]	32

Section	15.	MISCELLANEOUS	32

SCHEDULE 5.1 — GENERAL INFORMATION
SCHEDULE 5.2 — COLLATERAL IDENTIFICATION
SCHEDULE 5.4 — FINANCING STATEMENTS
EXHIBIT A — PLEDGE SUPPLEMENT
EXHIBIT B — UNCERTIFICATED SECURITIES CONTROL AGREEMENT
EXHIBIT C — FORM OF TRADEMARK SECURITY AGREEMENT
EXHIBIT D — FORM OF COPYRIGHT SECURITY AGREEMENT
EXHIBIT E — FORM OF PATENT SECURITY AGREEMENT
ii

This SECOND LIEN NOTES PLEDGE AND SECURITY AGREEMENT, dated as of December 5, 2016 (this “Agreement”), among Ocwen Loan Servicing, LLC, a Delaware limited liability company (the “Company”) and a wholly-owned subsidiary of Ocwen Financial Corporation, a Florida corporation (the “Parent”), the Parent, each of the other subsidiaries of the Parent party hereto from time to time, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (the “Subsidiary Guarantors”, together with the Parent, the “Guarantors”, and together with the Company, the “Grantors” and each, a “Grantor”), and Wilmington Trust, National Association, as collateral trustee for the Secured Parties (as herein defined) (in such capacity as collateral trustee, together with its successors and permitted assigns, the “Collateral Trustee”).

RECITALS

WHEREAS, reference is made to that certain Indenture, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), by and among the Company, the Parent, the other subsidiary guarantors of the Parent party thereto, Wilmington Trust, National Association, in its capacity as Trustee (as defined below) and as Collateral Trustee, pursuant to which the Company has issued $350,000,000 aggregate principal amount of 8.375% Senior Secured Second Lien Notes due 2022 (together with any Additional Notes issued under the Indenture, the “Notes”) upon the terms and subject to the conditions set forth therein;

WHEREAS, it is a condition to the issuance of the Notes that each Grantor executes and deliver the applicable Security Documents, including this Agreement;

WHEREAS, pursuant to the Indenture, each Guarantor from time to time party thereto has unconditionally and irrevocably guaranteed, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Notes Obligations (as defined below);

WHEREAS, each Grantor is executing and delivering this Agreement pursuant to the terms of the Indenture to induce the Trustee to enter into the Indenture, to induce the noteholders to purchase the Notes;

WHEREAS, it is a condition to the issuance of the Notes that each Grantor execute and deliver this Agreement; and

WHEREAS, the rights of the Holders of the Notes with respect to the Collateral shall be further governed by that Junior Priority Intercreditor Agreement (as defined below).

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, each Grantor and the Collateral Trustee agree as follows:

Section 1.              DEFINITIONS; GRANT OF SECURITY.

1.1           General Definitions. In this Agreement, the following terms shall have the following meanings:

“Additional Grantors” shall have the meaning assigned in Section 7.3 hereof.

“Agreement” shall have the meaning set forth in the preamble.

“Cash Proceeds” shall have the meaning assigned in Section 9.7 hereof.

“Collateral” shall have the meaning assigned in Section 2.1 hereof.

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, supplier lists, blueprints, technical specifications, manuals, computer software and related documentation, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Collateral Trustee” shall have the meaning set forth in the preamble, and its successors and assigns.

“Company” shall have the meaning set forth in the preamble.

“Continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived or otherwise ceased to exist.

“Contracts” shall mean all contracts, leases and other agreements entered into by any Grantor pursuant to which such Grantor has the right (i) to receive moneys due and to become due to it thereunder or in connection therewith, (ii) to damages arising thereunder and (iii) to perform and to exercise all remedies thereunder.

“Control” shall mean: (1) with respect to any Deposit Accounts, control within the meaning of Section 9-104 of the UCC, (2) with respect to any Securities Accounts, Security Entitlements, Commodity Contracts or Commodity Accounts, control within the meaning of Section 9-106 of the UCC, (3) with respect to any Uncertificated Securities, control within the meaning of Section 8-106(c) of the UCC, (4) with respect to any Certificated Security, control within the meaning of Section 8-106(a) or (b) of the UCC, (5) with respect to any Electronic Chattel Paper, control within the meaning of Section 9-105 of the UCC, (6) with respect to Letter of Credit Rights, control within the meaning of Section 9-107 of the UCC and (7) with respect to any “transferable record”(as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), control within the meaning of Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in the jurisdiction relevant to such transferable record.

“Controlled Foreign Corporation” shall mean “controlled foreign corporation” as defined in the Code.

“Copyright Licenses” shall mean any and all agreements, licenses and covenants providing for the granting of any right in or any Copyright or otherwise providing for a covenant not to sue for infringement or other violation of any Copyright including, without limitation, each agreement required to be listed in Schedule 5.2(II)(B) under the heading “Copyright Licenses” (as such schedule may be amended or supplemented from time to time).

“Copyrights” shall mean all United States, and foreign copyrights (whether or not the underlying works of authorship have been published), including but not limited to copyrights in software and all rights in and to databases, all designs (including but not limited to industrial designs, Protected Designs within the meaning of 17 U.S.C. 1301 et seq. and Community designs) and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, as well as all moral rights, reversionary interests, and termination rights, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications required to be listed in Schedule 5.2(II)(A) under the heading “Copyrights” (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto and (v) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Credit Agreement Agent” shall mean Barclays Bank PLC (or its successors), as collateral agent under the Senior Credit Facility.

“Credit Agreement Security Agreement” shall mean that certain Pledge and Security Agreement, dated as of February 15, 2013, by and among the Parent, the Company and each other Guarantor party thereto, as it may be amended, restated, supplemented or otherwise modified from time to time, which was entered into in connection with the Senior Credit Facility.

“Custodial Accounts” shall mean any custodial accounts or clearing accounts established in the name of the Company or any Grantor in the ordinary course of business to hold funds on behalf of a third party in connection with the origination or funding of any mortgage or other consumer loans or pursuant to or containing funds received solely in connection with Servicing Agreements in such Grantor’s capacity as servicer, bailee or custodian and any related accounts maintained in the ordinary course of such Grantor’s origination or servicing businesses in the name of such Grantor that are used solely for the collection, maintenance and disbursement of such funds on behalf of third parties for insurance payments, tax payments, suspense payments and other similar payments required to be made by such Grantor in its capacity as originator or servicer; provided that the books and records of such Grantor indicate that such accounts are being held “in trust for” or on behalf of another Person; provided further that the accounts listed on Schedules 5.2(I)(G), 5.2(I)(H) and 5.2(I)(I) shall not qualify as Custodial Accounts.

“Excluded Asset” shall mean any asset of any Grantor excluded from the security interest hereunder by virtue of Section 2.2 hereof but only to the extent, and for so long as, so excluded thereunder.

“Excluded Equity Interest” shall mean any equity interest listed on Schedule 5.2(I)(E) under the heading “Excluded Equity Interest.”

“Excluded Homeward Assets” shall mean any assets of Homeward and the Subsidiaries of Homeward that are Excluded Assets as set forth in Schedule 2.2 of the Credit Agreement Security Agreement as such schedule may be updated from time to time pursuant to Section 14 of the Credit Agreement Security Agreement.

“Governmental Authority” shall mean any federal, state, municipal, national or other government, governmental department, central bank, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank) or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Grantors” shall have the meaning set forth in the preamble.

“Guarantors” shall have the meaning set forth in the preamble, and their respective successors and assigns.

“Homeward” means Homeward Residential Holdings, Inc. and Homeward Residential, Inc.

“Homeward Roll-Up Event” shall mean the merger of Homeward and the Subsidiaries of Homeward with and into the Company, or any Subsidiary of the Company or the sale of all or substantially all of the assets of Homeward and the Subsidiaries of Homeward to the Company or to a Subsidiary of the Company.

“Indenture” shall have the meaning set forth in the preamble.

“Indenture Documents” shall mean each of this Agreement, the Intercreditor Agreement, the other Security Documents, the Indenture and the Notes.

“Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Trustee is the loss payee thereof) and (ii) any key man life insurance policies.

“Intellectual Property” shall mean, the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under the United States, multinational or foreign laws or otherwise, including without limitation, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets, and Trade Secret Licenses, and the right to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation, or other violation or impairment thereof, including the right to receive all Proceeds therefrom, including without limitation license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.

“Intellectual Property Security Agreement” shall mean each intellectual property security agreement executed and delivered by the applicable Grantors, substantially in the form set forth in Exhibit C, Exhibit D or Exhibit E, as applicable.

“Investment Accounts” shall mean the Securities Accounts, Commodity Accounts and Deposit Accounts.

“Investment Related Property” shall mean: (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, Investment Accounts and certificates of deposit.

“Material Adverse Effect” shall mean any event, change, effect, development, circumstance or condition that has caused or could reasonably be expected to cause a material adverse change, material adverse effect on and/or material adverse developments with respect to (i) the business, general affairs, assets, liabilities, operations, management, financial condition, stockholders’ equity or results of operations or value of the Company the Parent, each Subsidiary Guarantor and each of their Subsidiaries taken as a whole; (ii) the ability of any Grantor fully and timely to perform its Secured Obligations; (iii) the legality, validity, binding effect or enforceability against a Grantor of any Indenture Document to which it is a party; or (iv) the rights, remedies and benefits available to, or conferred upon, any Holder or any Secured Party under any Indenture Document.

“Material Intellectual Property” shall mean any Intellectual Property included in the Collateral that is material to the business of any Grantor, as determined by such Grantor.

“Member MSR’s” shall have the meaning assigned in the USAA Consent.

“Notes” shall have the meaning set forth in the preamble.

“Notes Obligations” shall mean all obligations of the Company and the Guarantors under the Notes, the Indenture, the Note Guarantees and the Security Documents, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to the Company or such Guarantor, would have accrued on any Notes Obligation, whether or not a claim is allowed against the Company or such Guarantor for such interest in the related bankruptcy proceeding), premium, fees, expenses, indemnification or otherwise.

“Organizational Documents” shall mean with respect to any Person all formation, organizational and governing documents, instruments and agreements, including (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, supplemented or otherwise modified, and its by-laws, as amended, supplemented or otherwise modified, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, supplemented or otherwise modified, and its partnership agreement, as amended, supplemented or otherwise modified, (iii) with respect to any general partnership, its partnership agreement, as amended, supplemented or otherwise modified and (iv) with respect to any limited liability company, its articles of organization, as amended, supplemented or otherwise modified, and its operating agreement, as amended, supplemented or otherwise modified. In the event any term or condition of the Indenture or any other Security Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Patent Licenses” shall mean all agreements, licenses and covenants providing for the granting of any right in or to any Patent or otherwise providing for a covenant not to sue for infringement or other violation of any Patent (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II)(D) under the heading “Patent Licenses” (as such schedule may be amended or supplemented from time to time).

“Patents” shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, without limitation: (i) each patent and patent application required to be listed in Schedule 5.2(II)(C) under the heading “Patents” (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto and (v) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Parent” shall have the meaning set forth in the preamble.

“Pledge Supplement” shall mean an agreement substantially in the form of Exhibit A hereto.

“Pledged Debt” shall mean, subject to Section 2.2, all indebtedness for borrowed money owed to such Grantor, whether or not evidenced by any Instrument, including, without limitation, all indebtedness described on Schedule 5.2(I)(F) under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments, if any, evidencing such any of the foregoing, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and any other participation or interests in any equity or profits of any business entity including, without limitation, any trust and all management rights relating to any entity whose equity interests are included as Pledged Equity Interests.

“Pledged LLC Interests” shall mean, subject to Section 2.2, all interests in any limited liability company and each series thereof including, without limitation, all limited liability company interests listed on Schedule 5.2(I)(B) under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and all rights as a member of the related limited liability company.

“Pledged Partnership Interests” shall mean, subject to Section 2.2, all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 5.2(I)(C) under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and all rights as a partner of the related partnership.

“Pledged Stock” shall mean, subject to Section 2.2, all shares of capital stock owned by such Grantor, including, without limitation, all shares of capital stock described on Schedule 5.2(I)(A) under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

“Receivables” shall mean (i) all “accounts” (as such term is defined in Article 9 of the UCC and (ii) all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors, secured parties or agents thereof, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

“Secured Obligations” shall have the meaning assigned in Section 3.1 hereof.

“Secured Parties” shall mean the Collateral Trustee, the Trustee and each Holder of the Notes.

“Securities” shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Subsidiary Guarantors” shall have the meaning set forth in the preamble, and their respective successors and assigns.

“Trademark Licenses” shall mean any and all agreements, licenses and covenants providing for the granting of any right in or to any Trademark or otherwise providing for a covenant not to sue for infringement, dilution or other violation of any Trademark or permitting co-existence with respect to a Trademark (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II)(F) under the heading “Trademark Licenses” (as such schedule may be amended or supplemented from time to time).

“Trademarks” shall mean all United States, and foreign trademarks, trade names, trade dress, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, whether or not registered and with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications required to be listed in Schedule 5.2(II)(E) under the heading “Trademarks” (as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by any of the foregoing, (iv) the right to sue or otherwise recover for any past, present and future infringement, dilution or other violation of any of the foregoing or for any injury to the related goodwill, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Trade Secret Licenses” shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II)(G) under the heading “Trade Secret Licenses” (as such schedule may be amended or supplemented from time to time).

“Trade Secrets” shall mean all trade secrets, including all documents and things embodying, incorporating, or referring in any way to the foregoing, and with respect to any and all of the foregoing: (i) the right to sue or otherwise recover for any past, present and future misappropriation or other violation thereof, (ii) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto and (iii) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“United States” shall mean the United States of America.

“USAA” shall mean USAA Federal Savings Bank.

“USAA Consent” shall mean the Consent and Agreement dated as of January 30, 2013 between the Company and USAA and acknowledged by GMAC Mortgage, LLC, as in effect on the date hereof.

1.2          Definitions; Interpretation.

(a)          In this Agreement, the following capitalized terms shall have the meaning given to them in the UCC (and, if defined in more than one Article of the UCC, shall have the meaning given in Article 9 thereof): Account, Account Debtor, As-Extracted Collateral, Bank, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Account, Commodity Contract, Commodity Intermediary, Deposit Account, Document, Electronic Chattel Paper, Entitlement Order, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivable, Instrument, Inventory, Letter of Credit Right, Manufactured Home, Money, Payment Intangible, Proceeds, Record, Securities Account, Securities Intermediary, Security Certificate, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

(b)          All other capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture. The incorporation by reference of terms defined in the Indenture shall survive any termination of the Indenture until this agreement is terminated as provided in Section 11 hereof. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable. If any conflict or inconsistency exists between this Agreement and the Indenture, the Indenture shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

Section 2.              GRANT OF SECURITY.

2.1          Grant of Security.

(a)          Each Grantor hereby grants to the Collateral Trustee, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under all personal property of such Grantor including, but not limited to the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the “Collateral”):

(i)           Accounts;

(ii)          Contracts;

(iii)         Chattel Paper;

(iv)         Documents;

(v)          General Intangibles;

(vi)         Goods (including all of its Equipment, Fixtures and Inventory), together with all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

(vii)        Instruments;

(viii)       Insurance;

(ix)          Intellectual Property;

(x)           Investment Related Property (including, without limitation, Deposit Accounts);

(xi)          Letter of Credit Rights;

(xii)          Money;

(xiii)        Receivables and Receivables Records;

(xiv)        Commercial Tort Claims now or hereafter described on Schedule 5.2(III);

(xv)        to the extent not otherwise included above, all other personal property of any kind and all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

(xvi)        to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

(b)          Notwithstanding anything herein to the contrary, the liens and security interests granted to the Collateral Trustee pursuant to this Agreement and the exercise of any right or remedy by the Collateral Trustee hereunder are subject to the provisions of the Intercreditor Agreements. To the extent that the provisions of this Agreement shall conflict, or shall be inconsistent, with the provisions of any Intercreditor Agreement, the applicable provisions of such Intercreditor Agreement shall control; provided that nothing in the Intercreditor Agreement shall limit the rights, protections, immunities or indemnities of the Collateral Trustee under the Indenture Documents. Notwithstanding anything herein to the contrary, prior to the Discharge of First Priority Obligations (as defined in the Junior Priority Intercreditor Agreement), the requirements of this Agreement to deliver Collateral to the Collateral Trustee shall be deemed satisfied by delivery of such Collateral to the Credit Agreement Agent.

2.2          Certain Limited Exclusions. Notwithstanding anything herein or in any other Indenture Document to the contrary, in no event shall the Collateral (as such term is defined herein and used herein) include or the security interest granted under Section 2.1 hereof attach to:

(a)          any lease, license, contract or agreement to which any Grantor is a party, and any of its rights or interest thereunder, if and to the extent that a security interest is prohibited by or in violation of (i) any law, rule or regulation applicable to such Grantor, or (ii) a term, provision or condition of any such lease, license, contract, property right or agreement (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, however, that the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in (i) or (ii) above; provided further that the exclusions referred to in this clause (a) shall not include any Proceeds of any such lease, license, contract or agreement;

(b)         any of the outstanding voting capital stock of an Excluded Subsidiary in excess of 65% of all classes of capital stock of such Excluded Subsidiary; provided that immediately upon the amendment of the Code to allow the pledge of a greater percentage of the capital stock in an Excluded Subsidiary without adverse tax consequences, the Collateral shall include, and the security interest granted by each Grantor shall attach to, such greater percentage of capital stock of each Excluded Subsidiary;

(c)         any applications for trademarks or service marks filed in the United States Patent and Trademark Office (the “PTO”) pursuant to 15 U.S.C. §1051 Section 1(b) unless and until evidence of use of the mark in interstate commerce is submitted to the PTO pursuant to 15 U.S.C. §1051 Section 1(c) or Section 1(d);

(d)         Excluded Equity Interests;

(e)         Securitization Assets and any assets or property subject to a Permitted Lien securing Non-Recourse Indebtedness, Permitted Funding Indebtedness, Permitted Securitization Indebtedness and Indebtedness under Credit Enhancement Agreements;

(f)          any Custodial Accounts;

(g)         any REO Assets;

(h)        any Equity Interest issued by a Securitization Entity that cannot be pledged as a result of restrictions in its or its parent’s Organizational Documents or documents governing or related to its or its subsidiaries’ Indebtedness; provided that, irrespective of the foregoing, the following assets shall constitute “Collateral”: (1) Unencumbered Servicing Advances, (2) Specified Deferred Servicing Fees and (3) subject to clause (k) below, Specified MSRs;

(i)          (x) any segregated deposit accounts or securities account containing solely deposits that constitute (i) Liens in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof, or (ii) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, in each case, to the extent and for so long as the contract or other agreement in which such Lien is granted validly prohibits the creation of any other Lien on such property and (y) any property of a person existing at the time such person is acquired or merged with or into or consolidated with the Company or any Guarantor that is subject to a Lien securing Indebtedness permitted pursuant to clauses (5) and (6) of the definition of “Permitted Indebtedness” as set forth in the Indenture; provided that any such Lien shall encumber only those assets which secured such Indebtedness at the time such assets were acquired by Parent or its Subsidiaries, to the extent and for so long as the contract or other agreement in which such Lien is granted validly prohibits the creation of any other Lien on such property;

(j)          Prior to a Homeward Roll-up Event, all Excluded Homeward Assets and related deferred servicing fees of Homeward and its Subsidiaries to the extent, and only to the extent, and for so long as such pledge would result in Homeward not being in compliance with the minimum tangible net worth restrictions of Fannie Mae, Freddie Mac or any state regulatory agency with authority over Homeward and its Subsidiaries, as applicable; and

(k)         MSR Collateral (as such term is defined in the Junior Priority Intercreditor Agreement) and Servicing Agreements related to Specified MSRs of the Parent and its Subsidiaries entered into with Specified Government Entities, to the extent that the pledge thereof requires an acknowledgement agreement from any Specified Government Entity; provided that, such Servicing Agreements and the Specified MSRs subject thereto (other than Servicing Agreements with Fannie Mae and Freddie Mac) shall be not excluded from Collateral if such acknowledgment agreements are not required as a condition to the creation of a security interest therein in favor of the Collateral Trustee, including, without limitation, Servicing Agreements and Specified MSRs with Ginnie Mae;

provided, however, that Excluded Assets shall not include (i) any proceeds, substitutions or replacements of any property referred to in clauses (a) through (k) above (unless such proceeds, substitutions or replacements would constitute Excluded Assets referred to in clauses (a) through (k) above) or (ii) any assets of the Company or any Guarantor which secure (or purport to secure) any First Priority Obligations.

In addition, (i) if USAA should exercise its right to purchase any Member MSR’s under the USAA Consent, the liens and security interests of the Collateral Trustee on such Member MSR’s and the net servicing revenue derived therefrom shall be deemed to be automatically released with no further action on the part of any Person and (ii) if the Collateral Trustee should exercise its rights to sell any Member MSR’s pursuant to any Security Document, such sale shall be subject to the condition that the purchaser of any such Member MSR’s enter into an agreement with USAA containing substantially the same provisions as those set forth in Sections 2 through 7 of the USAA Consent.

Notwithstanding anything contained herein to the contrary, no Grantor shall be required to (i) take any action to create or perfect any security interest in the Collateral under the laws of any jurisdiction outside the United States, or (ii) take any action to perfect any security interest in any aircraft or any trucks, trailers, tractors, service vehicles, automobiles, rolling stock or other mobile equipment covered by certificate of title ownership (except, in each case, the filing of a financing statement).

Section 3.              SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

3.1          Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including (x) the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof) and (y) interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of all Notes Obligations with respect to every Grantor (the “Secured Obligations”).

3.2          Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Trustee or any Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Trustee nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Trustee nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests and (iii) the exercise by the Collateral Trustee of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

Section 4.              CERTAIN PERFECTION REQUIREMENTS.

4.1          Delivery Requirements.

(a)          Subject to the Junior Priority Intercreditor Agreement, with respect to any Certificated Securities included in the Collateral, each Grantor shall deliver to the Collateral Trustee (or its agent, designee or bailee) the Security Certificates evidencing such Certificated Securities duly indorsed by an effective indorsement (within the meaning of Section 8-107 of the UCC), or accompanied by share transfer powers or other instruments of transfer duly endorsed by such an effective endorsement, in each case, to the Collateral Trustee or in blank. In addition, except as set forth in Section 6.8, each Grantor shall cause any certificates evidencing any Pledged Equity Interests, including, without limitation, any Pledged Partnership Interests or Pledged LLC Interests, to be similarly delivered to the Collateral Trustee regardless of whether such Pledged Equity Interests constitute Certificated Securities.

(b)          Subject to the Junior Priority Intercreditor Agreement, with respect to any Instruments or Tangible Chattel Paper included in the Collateral, each Grantor shall deliver to the Collateral Trustee all such Instruments or Tangible Chattel Paper (other than any mortgage loans, auto dealer floorplan loans, or consumer loans owned by any Grantor in the ordinary course of business) to the Collateral Trustee duly indorsed in blank; provided, however, that such delivery requirement shall not apply to any Instruments or Tangible Chattel Paper having a face amount of less than $500,000 individually or $1,000,000 in the aggregate.

4.2          Control Requirements.

(a)          With respect to any Uncertificated Security included in the Collateral (other than any Uncertificated Securities credited to a Securities Account), each Grantor shall cause the issuer of such Uncertificated Security (other than any such issuer which is a Foreign Subsidiary or a Securitization Entity) to either (i) subject to the terms of the Junior Priority Intercreditor Agreement, register the Collateral Trustee as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement substantially in the form of Exhibit B hereto (or such other agreement in form and substance reasonably satisfactory to the Collateral Trustee), pursuant to which such issuer agrees to comply with the Collateral Trustee’s instructions with respect to such Uncertificated Security without further consent by such Grantor which instructions shall only be given upon the occurrence and during the Continuance of an Event of Default.

(b)          With respect to any Letter of Credit Rights relating to letters of credit drawable for an amount of $5,000,000 or more included in the Collateral (other than any Letter of Credit Rights constituting a Supporting Obligation for a Receivable in which the Collateral Trustee has a valid and perfected security interest), Grantor shall use commercially reasonable efforts to ensure that Collateral Trustee has Control thereof by obtaining the written consent of each issuer of each related letter of credit to the assignment of the proceeds of such letter of credit to the Collateral Trustee.

(c)          With respect any Electronic Chattel Paper or “transferable record”(as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) included in the Collateral (other than any mortgage loans or consumer loans owned by any Grantor in the ordinary course of business), Grantor shall after Discharge of First Priority Obligations (as defined in the Junior Priority Intercreditor Agreement) use commercially reasonable efforts to ensure that the Collateral Trustee has Control thereof; provided, however, that such Control requirement shall not apply to any Electronic Chattel Paper or transferable record having a face amount of less than $1,000,000 individually or $5,000,000 in the aggregate.

4.3          Intellectual Property Recording Requirements.

(a)          In the case of any Material Intellectual Property (whether now owned or hereafter acquired) consisting of U.S. Patents and Patent Licenses in respect of U.S. Patents for which any Grantor is the licensee and the U.S. Patents are specifically identified, Grantor shall execute and deliver to the Collateral Trustee a Patent Security Agreement in substantially the form of Exhibit E hereto (or a supplement thereto) covering all such Patents and Patent Licenses in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interest of the Collateral Trustee.

(b)          In the case of any Material Intellectual Property (whether now owned or hereafter acquired) consisting of U.S. Trademarks and Trademark Licenses in respect of U.S. Trademarks for which any Grantor is the licensee and the U.S. Trademarks are specifically identified, Grantor shall execute and deliver to the Collateral Trustee a Trademark Security Agreement in substantially the form of Exhibit C hereto (or a supplement thereto) covering all such Trademarks and Trademark Licenses in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interest of the Collateral Trustee.

(c)          In the case of any Material Intellectual Property (whether now owned or hereafter acquired) consisting of registered U.S. Copyrights and Copyright Licenses in respect of U.S. Copyrights for which any Grantor is the licensee and the U.S. Copyright registrations are specifically identified, Grantor shall execute and deliver to the Collateral Trustee a Copyright Security Agreement in substantially the form of Exhibit D hereto (or a supplement thereto) covering all such Copyright and Copyright Licenses is in appropriate form for recordation with the U.S. Copyright Office with respect to the security interest of the Collateral Trustee.

4.4          Other Actions. With respect to any Pledged Partnership Interests and Pledged LLC Interests included in the Collateral, if the Grantors own less than 100% of the equity interests in any issuer of such Pledged Partnership Interests or Pledged LLC Interests, Grantors shall use their commercially reasonable efforts to obtain the consent of each other holder of partnership interest or limited liability company interests in such issuer to the security interest of the Collateral Trustee hereunder and following the occurrence and during the Continuance of an Event of Default, the transfer of such Pledged Partnership Interests and Pledged LLC Interests to the Collateral Trustee or its designee, and to the substitution of the Collateral Trustee or its designee as a partner or member with all the rights and powers related thereto. Each Grantor consents to the grant by each other Grantor of a Lien in all Investment Related Property to the Collateral Trustee and without limiting the generality of the foregoing consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Collateral Trustee or its designee following the occurrence and during the Continuance of an Event of Default and to the substitution of the Collateral Trustee or its designee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

4.5          Timing and Notice. With respect to any Collateral in existence on the Issue Date, each Grantor shall comply with the requirements of Section 4 on the date hereof and with respect to any Collateral hereafter owned or acquired, such Grantor shall use commercially reasonable efforts to comply with such requirements within 30 days of Grantor acquiring rights therein. Each Grantor shall promptly inform the Collateral Trustee of its acquisition of any Collateral for which any action is required by Section 4 hereof (including, for the avoidance of doubt, the filing of any applications for, or the issuance or registration of, any Patents, Copyrights or Trademarks).

Section 5.              REPRESENTATIONS AND WARRANTIES.

Each Grantor hereby represents and warrants, on the Issue Date, that:

5.1          Grantor Information & Status.

(a)          Schedule 5.1(A) & (B) (as such schedule may be amended or supplemented from time to time) sets forth under the appropriate headings: (1) the full legal name of such Grantor, (2) all trade names or other names under which such Grantor currently conducts business, (3) the type of organization of such Grantor, (4) the jurisdiction of organization of such Grantor, (5) its organizational identification number, if any, and (6) the jurisdiction where the chief executive office or its sole place of business (or the principal residence if such Grantor is a natural person) is located;

(b)          except as provided on Schedule 5.1(C), it has not changed its name, jurisdiction of organization, chief executive office or sole place of business (or principal residence if such Grantor is a natural person) or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) and has not done business under any other name, in each case, within the past five (5) years;

(c)          such Grantor has been duly organized and is validly existing as an entity of the type as set forth opposite such Grantor’s name on Schedule 5.1(A) solely under the laws of the jurisdiction as set forth opposite such Grantor’s name on Schedule 5.1(A) and remains duly existing as such. Such Grantor has not filed any certificates of dissolution or liquidation, any certificates of domestication, transfer or continuance in any other jurisdiction; and

(d)          no Grantor is a “transmitting utility” (as defined in Section 9-102(a)(80) of the UCC).

5.2          Collateral Identification, Special Collateral.

(a)          Schedule 5.2 (as such schedule may be amended or supplemented from time to time) sets forth under the appropriate headings all of such Grantor’s: (1) Pledged Equity Interests, (2) Equity Interests (that would otherwise constitute a Pledged Equity Interest) to the extent they secure or are the subject of a negative pledge to support Non-Recourse Indebtedness of Parent, the Company or any other Grantor, (3) Pledged Debt (other than mortgage loans or consumer loans owned by any Grantor in the ordinary course of business), (4) Securities Accounts included in the Collateral other than any Securities Accounts holding assets with a market value of less than $1,000,000 individually or $5,000,000 in the aggregate, (5) Deposit Accounts included in the Collateral other than any Deposit Accounts holding less than $1,000,000 individually or $5,000,000 in the aggregate, (6) Commodity Contracts and Commodity Accounts, (7) all United States and foreign registrations and issuances of and applications for Patents, Trademarks, and Copyrights owned by each Grantor, (8) all Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses constituting Material Intellectual Property, (9) Commercial Tort Claims other than any Commercial Tort Claims having a value of less than $500,000 individually and $1,000,000 in the aggregate, and (10) Letter of Credit Rights for letters of credit other than any Letters of Credit Rights worth less than $500,000, individually or $1,000,000 in the aggregate. Each Grantor shall supplement such schedules as necessary to ensure that such schedules are accurate on each Increased Amount Date;

(b)          none of the Collateral constitutes, or is the Proceeds of, (1) Farm Products, (2) As-Extracted Collateral, (3) Health-Care-Insurance Receivables, (4) timber to be cut or (5) aircraft, aircraft engines, satellites, ships or railroad rolling stock. No material portion of the collateral consists of motor vehicles or other goods subject to a certificate of title statute of any jurisdiction;

(c)          all information supplied by any Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects; and

(d)          not more than 10% of the value of all personal property included in the Collateral other than the Equity Interests of Foreign Subsidiaries of the Parent located in any country other than the United States.

5.3          Ownership of Collateral and Absence of Other Liens.

(a)          such Grantor owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, developed or created (including by way of lease or license), will continue to own or have such rights in each item of the Collateral (except as otherwise permitted by the Indenture), in each case free and clear of any and all Liens, rights or claims of all other Persons, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person other than, in the case of priority only, any Permitted Liens; and

(b)          other than any financing statements filed in favor of the Collateral Trustee, no effective financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements filed (i) in connection with Permitted Liens or (ii) by individuals with respect to claims that do not constitute Liens. Other than the Collateral Trustee and any automatic control in favor of a Bank, Securities Intermediary or Commodity Intermediary maintaining a Deposit Account, Securities Account or Commodity Contract, no Person is in Control of any Collateral.

5.4          Status of Security Interest.

(a)          upon the filing of financing statements naming each Grantor as “debtor” and the Collateral Trustee as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule 5.4 hereof (as such schedule may be amended or supplemented from time to time), the security interest of the Collateral Trustee in all Collateral that can be perfected by the filing of a financing statement under the Uniform Commercial Code as in effect in any jurisdiction will constitute a valid, perfected, second priority Lien in favor of the Collateral Trustee subject in the case of priority only, to any Permitted Liens with respect to Collateral. Each agreement purporting to give the Collateral Trustee Control over any Collateral is effective to establish the Collateral Trustee’s Control of the Collateral subject thereto;

(b)          to the extent perfection or priority of the security interest therein is not subject to Article 9 of the UCC, upon recordation of the security interests granted hereunder in Patents, Trademarks, Copyrights and exclusive Copyright Licenses in the applicable intellectual property registries, including but not limited to the United States Patent and Trademark Office and the United States Copyright Office, the security interests granted to the Collateral Trustee hereunder shall constitute valid, perfected, second priority Liens (subject, in the case of priority only, to Permitted Liens);

(c)          no authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other Person is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Collateral Trustee hereunder or (ii) the exercise by Collateral Trustee of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (a) above, (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities and (C) any consents needed to transfer the servicing under any servicing agreement to any successor servicer; and

(d)          each Grantor is in compliance with its obligations under Section 4 hereof.

5.5          Pledged Equity Interests, Investment Related Property.

(a)          it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;

(b)          no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or second priority status of the security interest of the Collateral Trustee in any Pledged Equity Interests or the exercise by the Collateral Trustee of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof except such as have been obtained; and

(c)          all of the Pledged LLC Interests and Pledged Partnership Interests either (i) are or represent interests that by their terms provide that they are securities governed by the uniform commercial code of an applicable jurisdiction or (ii)(A) are not traded on securities exchanges or in securities markets, (B) are not “investment company securities” (as defined in Section 8-103(b) of the UCC) and (C) do not provide, in the related operating or partnership agreement, as applicable, certificates, if any, representing such Pledged LLC Interests or Pledged Partnership Interests, as applicable, or otherwise that they are securities governed by the Uniform Commercial Code of any jurisdiction.

5.6          Intellectual Property.

(a)          to the best of such Grantor’s knowledge: it is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property listed on Schedule 5.2(II) (as such schedule may be amended or supplemented from time to time), or owns or has the right to use and, where such Grantor does so, sublicense others to use, all other Material Intellectual Property, free and clear of all Liens, claims and encumbrances, except for Permitted Liens and the licenses set forth on Schedule 5.2(II) (as such schedule may be amended or supplemented from time to time);

(b)          to the best of such Grantor’s knowledge: all Material Intellectual Property of such Grantor is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, nor, in the case of Patents, is any of the Intellectual Property the subject of a reexamination proceeding, and such Grantor has performed all acts reasonably necessary and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks of such Grantor constituting Material Intellectual Property in full force and effect;

(c)          to the best of the Grantor’s knowledge and excluding Intellectual Property that is the subject of a pending application: all Material Intellectual Property is valid and enforceable; no holding, decision, ruling, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity, enforceability, or scope of, or such Grantor’s right to register, own or use, any Material Intellectual Property of such Grantor, and no such action or proceeding is pending or, to the best of such Grantor’s knowledge, threatened;

(d)          to the best of the Grantor’s knowledge: all registrations, issuances and applications for Copyrights, Patents and Trademarks of such Grantor are standing in the name of such Grantor, and none of the Trademarks, Patents, Copyrights or Trade Secrets owned by such Grantor has been licensed by such Grantor to any Affiliate or third party, except as disclosed in Schedule 5.2(II) (as such schedule may be amended or supplemented from time to time);

(e)          such Grantor has not made a previous assignment, sale, transfer, exclusive license or similar arrangement constituting a present or future assignment, sale, transfer, exclusive license or similar arrangement of any Material Intellectual Property that has not been terminated or released;

(f)          such Grantor generally used appropriate statutory notice of registration in connection with its use of its registered Trademarks and proper marking practices in connection with the use of Patents constituting Material Intellectual Property;

(g)          such Grantor has taken commercially reasonable steps to protect the confidentiality of its Trade Secrets constituting Material Intellectual Property;

(h)          such Grantor controls the nature and quality of all products sold and all services rendered under or in connection with all Trademarks of such Grantor and has taken all action reasonably necessary to insure that all licensees of the Trademarks owned by such Grantor comply with such Grantor’s standards of quality, in each case, to the extent constituting Material Intellectual Property; and

(i)          to the best of such Grantor’s knowledge: the conduct of such Grantor’s business does not infringe, misappropriate, dilute or otherwise violate any Intellectual Property right of any other Person; and no claim has been made that the use of any Material Intellectual Property owned or used by such Grantor (or any of its respective licensees) infringes, misappropriates, dilutes or otherwise violates the asserted rights of any other Person, and no demand that such Grantor enter into a license or co-existence agreement has been made but not resolved.

Section 6.             COVENANTS AND AGREEMENTS.

Each Grantor hereby covenants and agrees that:

6.1          Grantor Information & Status.

(a)          Without limiting any prohibitions or restrictions on mergers or other transactions set forth in the Indenture, it shall not change such Grantor’s name, identity, corporate structure (e.g. by merger, consolidation, change in corporate form or otherwise), sole place of business (or principal residence if such Grantor is a natural person), chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall have (a) notified the Collateral Trustee in writing at least thirty (30) days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business (or principal residence if such Grantor is a natural person), chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Collateral Trustee may reasonably request and (b) taken all actions necessary to maintain the continuous validity, perfection and the same or better priority of the Collateral Trustee’s security interest in the Collateral granted or intended to be granted and agreed to hereby, which in the case of any merger or other change in corporate structure shall include, without limitation, executing and delivering to the Collateral Trustee a completed Pledge Supplement, substantially in the form of Annex A attached hereto together with all Supplements to Schedules thereto, upon completion of such merger or other change in corporate structure confirming the grant of the security interest hereunder.

6.2          Collateral Identification; Special Collateral.

(a)          in the event that it hereafter acquires any Collateral of a type described in Section 5.2(b) hereof, it shall promptly notify the Collateral Trustee thereof in writing and take such actions and execute such documents and make such filings all at Grantor’s expense as necessary (or as the Collateral Trustee may reasonably request) in order to ensure that the Collateral Trustee has a valid, perfected, second priority security interest in such Collateral, subject in the case of priority only, to any Permitted Liens. Notwithstanding the foregoing, no Grantor shall be required to notify the Collateral Trustee or take any such action unless such Collateral is of a material value or is material to such Grantor’s business; and

(b)          in the event that it hereafter acquires or has any Commercial Tort Claim in excess of $500,000 individually or $1,000,000 in the aggregate it shall deliver to the Collateral Trustee a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.

6.3          Ownership of Collateral and Absence of Other Liens.

(a)          except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, other than Permitted Liens, and such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein;

(b)          upon such Grantor or any officer of such Grantor obtaining knowledge thereof, it shall promptly notify the Collateral Trustee in writing of any event that is reasonably likely to have a Material Adverse Effect on the value of the Collateral or any material portion thereof, the ability of any Grantor or the Collateral Trustee to dispose of the Collateral or any material portion thereof, or the rights and remedies of the Collateral Trustee in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any material portion thereof; and

(c)          it shall not sell, transfer or assign (by operation of law or otherwise) or exclusively license to another Person any Collateral except as otherwise permitted by the Indenture.

6.4          Status of Security Interest.

(a)          Subject to the limitations set forth in subsection (b) of this Section 6.4 and except as otherwise permitted by the Indenture, each Grantor shall maintain the security interest of the Collateral Trustee hereunder in all Collateral as valid, perfected, second priority Liens (subject, in the case of priority only, to Permitted Liens).

(b)          Notwithstanding the foregoing (or anything else to the contrary herein or in any other Security Document), no Grantor shall be required to take any action to (i) perfect a security interest in any Collateral that can only be perfected by Control, (ii) make foreign filings with respect to Intellectual Property or (iii) make any filings with registrars of motor vehicles or similar governmental authorities with respect to goods covered by a certificate of title, in each case except as and to the extent specified in Section 4 hereof.

6.5          Receivables.

(a)          it shall keep and maintain at its own cost and expense satisfactory and complete records of the Receivables, including, but not limited to, the originals of all documentation with respect to all Receivables and records of all payments received and all credits granted on the Receivables, all merchandise returned and all other dealings therewith;

(b)          other than in the ordinary course of business or as permitted by the Indenture Documents, following and during the continuation of an Event of Default, (i) it shall not amend, modify, terminate or waive any provision of any Receivable in any manner which could reasonably be expected to have a material adverse effect on the value of such Receivable; and (ii) it shall not (w) grant any extension or renewal of the time of payment of any Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon; and

(c)          subject to the terms of the Junior Priority Intercreditor Agreement, at any time following the occurrence and during the continuation of an Event of Default, the Collateral Trustee shall have the right to notify, or require any Grantor to notify, any Account Debtor of the Collateral Trustee’s security interest in the Receivables and any Supporting Obligation and, in addition, the Collateral Trustee may: (1) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Trustee; (2) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Collateral Trustee; and (3) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If the Collateral Trustee notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Trustee and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Collateral Trustee hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon.

6.6          Pledged Equity Interests, Investment Related Property.

(a)          Except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Pledged Equity Interest or other Investment Related Property, upon the merger, consolidation, liquidation or dissolution of any issuer of any Pledged Equity Interest or Investment Related Property, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall immediately take all steps, if any, necessary to ensure the validity, perfection, priority and, if applicable, control of the Collateral Trustee over such Investment Related Property (including, without limitation, subject to the Junior Priority Intercreditor Agreement, delivery thereof to the Collateral Trustee to the extent otherwise required pursuant to this Agreement) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Collateral Trustee and shall segregate such dividends, distributions, Securities or other property from all other property of such Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be Continuing, the Collateral Trustee authorizes each Grantor to retain all cash dividends and distributions paid in the normal course of the business of the issuer and consistent with the past practice of the issuer and all payments of interest;

(b)          Voting.

(i)           So long as no Event of Default shall have occurred and be Continuing, except as otherwise provided under the covenants and agreements relating to Investment Related Property in this Agreement or elsewhere herein or in the Indenture, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Indenture; provided, no Grantor shall exercise or refrain from exercising any such right without the prior written consent of the Collateral Trustee (as directed by a majority of Holders in aggregate principal amount of Notes) if such action would have a Material Adverse Effect on the value of the Collateral; it being understood, however, that neither the voting by such Grantor of any Pledged Stock for, or such Grantor’s consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor such Grantor’s consent to or approval of any action otherwise permitted under this Agreement and the Indenture, shall be deemed inconsistent with the terms of this Agreement or the Indenture within the meaning of this Section 6.6(b)(i); and

(ii)          Upon the occurrence and during the continuation of an Event of Default:

(1)          all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Trustee who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(2)          in order to permit the Collateral Trustee to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Trustee all proxies, dividend payment orders and other instruments as the Collateral Trustee may from time to time reasonably request and (2) each Grantor acknowledges that the Collateral Trustee may utilize the power of attorney set forth in Section 8.1; and

(c)          Except to the extent not prohibited by the Indenture, without the prior written consent of the Collateral Trustee (as directed by a majority of Holders in aggregate principal amount of Notes), it shall not vote to enable or take any other action to: (i) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially changes the rights of such Grantor with respect to any Investment Related Property or adversely affects the validity, perfection or priority of the Collateral Trustee’s security interest, (ii) permit any Subsidiary that is an issuer of any Pledged Equity Interest to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer, (iii) permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of their assets, (iv) waive any default under or breach of any terms of organizational document relating to the issuer of any Pledged Equity Interest or the terms of any Pledged Debt consisting of intercompany debt or (v) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (v), such Grantor shall promptly notify the Collateral Trustee in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Trustee’s “control” thereof; and

(d)          Except to the extent not prohibited by the Indenture, without the prior written consent of the Collateral Trustee (as directed by a majority of Holders in aggregate principal amount of Notes), it shall not permit any issuer of any Pledged Equity Interest to merge or consolidate unless (i) all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent Grantor; provided that if the surviving or resulting Grantors upon any such merger or consolidation involving an issuer which is a Controlled Foreign Corporation, then such Grantor shall only be required to pledge equity interests in accordance with Section 2 and (ii) Grantor promptly complies with the delivery and control requirements of Section 4 hereof.

(e)          Such Grantor covenants and agrees that, without the prior express written consent of the Collateral Trustee (as directed by a majority of Holders in aggregate principal amount of Notes), it will not agree to any election by any limited liability company or partnership, as applicable, to treat the Pledged LLC Interests or Pledged Partnership Interests, as applicable, as securities governed by the Uniform Commercial Code of any jurisdiction and in any event will promptly notify the Collateral Trustee in writing if the representation set forth in Section 5.5(c) becomes untrue for any reason and, in such event, take such action as necessary (or as the Collateral Trustee may reasonably request) in order to establish the Collateral Trustee’s “control” (within the meaning of Section 8-106 of the New York UCC) over such Pledged LLC Interests or Pledged Partnership Interests, as applicable. Such Grantor shall not consent to any amendment to any related operating or partnership agreement, as applicable, that would render the representation in Section 5.5(c) to no longer be true and correct.

6.7          Intellectual Property.

(a)          Except in each case as shall be consistent with commercially reasonable business judgment, it shall not do any act or omit to do any act whereby any of the Material Intellectual Property, as determined at the time of the determination, may lapse, or become abandoned, canceled, dedicated to the public, forfeited, unenforceable or otherwise impaired, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein;

(b)          it shall not, with respect to any Trademarks constituting Material Intellectual Property at the time, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and each Grantor shall take all steps reasonably necessary to insure that licensees of such Trademarks use such consistent standards of quality;

(c)          it shall promptly notify the Collateral Trustee if it receives any demand or threat or is the subject of any claim in a formal proceeding before a tribunal of competent authority of which it knows or has reason to know that any item of Material Intellectual Property is or has become, or may become, (i) abandoned or dedicated to the public or placed in the public domain, (ii) invalid or unenforceable, (iii) subject to any adverse determination (including the institution of, or any adverse claim with respect to, any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court) or (iv) the subject of any reversion or termination rights;

(d)          except in each case as shall be consistent with commercially reasonable business judgment, it shall take all reasonable steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration or issuance of each Trademark, Patent, and Copyright owned by any Grantor and constituting Material Intellectual Property which is now or shall become included in the Intellectual Property including, but not limited to, those items on Schedule 5.2(II) (as such schedule may be amended or supplemented from time to time); and

(e)          it shall use commercially reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or may in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor’s rights and interests in any property included within the definitions of any Material Intellectual Property acquired under such contracts.

Section 7.             ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS.

7.1          Access; Right of Inspection. The Collateral Trustee shall (at such Grantor’s expense) at all times have full and free access (following reasonable advance notice) during normal business hours to all the books, correspondence and records of each Grantor, and the Collateral Trustee and its representatives may (but shall not be obligated to) examine the same, take extracts therefrom and make photocopies thereof, and each Grantor agrees to render to the Collateral Trustee, at such Grantor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Collateral Trustee and its representatives shall at all times (following reasonable advance notice) also have the right (but not the obligation) to enter any premises of each Grantor and inspect any property of each Grantor (during normal business hours) where any of the Collateral of such Grantor granted pursuant to this Agreement is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

7.2          Further Assurances.

(a)          Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Collateral Trustee may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Collateral Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

(i)          file such financing or continuation statements, or amendments thereto, record security interests in Intellectual Property and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Collateral Trustee may reasonably request, in order to effect, reflect, perfect and preserve the security interests granted or purported to be granted hereby;

(ii)         take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in any Intellectual Property with any United States intellectual property registry in which said Intellectual Property is registered or issued or in which an application for registration or issuance is pending including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State;

(iii)          at any reasonable time, upon reasonable request by the Collateral Trustee, assemble the Collateral and allow inspection of the Collateral by the Collateral Trustee, or persons designated by the Collateral Trustee;

(iv)          appear in and defend any action or proceeding that may affect such Grantor’s title to or the Collateral Trustee’s security interest in all or any part of the Collateral; and

(v)          furnish the Collateral Trustee with such information regarding the Collateral, including, without limitation, the location thereof, as the Collateral Trustee may reasonably request from time to time.

(b)          Without limiting its obligations hereunder, each Grantor hereby authorizes the Collateral Trustee to file a Record or Records, including, without limitation, financing or continuation statements, Intellectual Property Security Agreements and amendments and supplements to any of the foregoing, in any jurisdictions and with any filing offices as the Collateral Trustee may determine, in its sole discretion, are necessary to perfect or otherwise protect the security interest granted to the Collateral Trustee herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Trustee may determine, in its sole discretion, is necessary to ensure the perfection of the security interest in the Collateral granted to the Collateral Trustee herein, including, without limitation, describing such property as “all assets, whether now owned or hereafter acquired, developed or created” or words of similar effect. Each Grantor shall furnish to the Collateral Trustee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Trustee may reasonably request, all in reasonable detail.

(c)          Each Grantor hereby authorizes the Collateral Trustee to modify this Agreement after obtaining such Grantor’s approval of or signature to such modification by amending Schedule 5.2 (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Grantor no longer has or claims any right, title or interest.

7.3          Additional Grantors. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a Pledge Supplement. Upon delivery of any such Pledge Supplement to the Collateral Trustee, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

Section 8.              COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

8.1           Power of Attorney. Each Grantor hereby irrevocably appoints the Collateral Trustee (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Trustee or otherwise, from time to time in the Collateral Trustee’s discretion to take any action and to execute any instrument that the Collateral Trustee may deem reasonably necessary to accomplish the purposes of this Agreement, including, without limitation, the following:

(a)          upon the occurrence and during the Continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Trustee pursuant to the Indenture;

(b)          upon the occurrence and during the Continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c)          upon the occurrence and during the Continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(d)          upon the occurrence and during the Continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Collateral Trustee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Trustee with respect to any of the Collateral;

(e)          upon the occurrence and during the Continuance of any Event of Default, to prepare and file any UCC financing statements against such Grantor as debtor;

(f)          upon the occurrence and during the Continuance of any Event of Default, to prepare, sign, and file for recordation in any United States intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Grantor as debtor;

(g)          upon the occurrence and during the Continuance of any Event of Default, to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Trustee in its sole discretion, any such payments made by the Collateral Trustee to become obligations of such Grantor to the Collateral Trustee, due and payable immediately without demand; and

(h)          upon the occurrence and during the Continuance of any Event of Default generally to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Trustee were the absolute owner thereof for all purposes, and to do, at the Collateral Trustee’s option and such Grantor’s expense, at any time or from time to time, all acts and things that the Collateral Trustee deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Trustee’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

8.2          No Duty on the Part of Collateral Trustee or Secured Parties. The powers conferred on the Collateral Trustee hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty or obligation upon the Collateral Trustee or any Secured Party to exercise any such powers. The Collateral Trustee and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

Section 9.              REMEDIES.

9.1          Generally.

(a)          If any Event of Default shall have occurred and be Continuing, subject to any Intercreditor Agreement, the Collateral Trustee may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Trustee on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i)           require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Trustee forthwith, assemble all or part of the tangible Collateral as directed by the Collateral Trustee and make it available to the Collateral Trustee at a place to be designated by the Collateral Trustee that is reasonably convenient to both parties;

(ii)          enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii)         prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Trustee deems appropriate; and

(iv)         without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Trustee’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Trustee may deem commercially reasonable.

(b)          The Collateral Trustee or any other Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Trustee, as collateral trustee for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Trustee at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Trustee to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Trustee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Trustee accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the fees of any attorneys employed by the Collateral Trustee to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Trustee, that the Collateral Trustee has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way limit the rights of the Collateral Trustee hereunder.

(c)          The Collateral Trustee may sell the Collateral without giving any warranties as to the Collateral. The Collateral Trustee may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d)          The Collateral Trustee shall have no obligation to marshal any of the Collateral.

9.2          Application of Proceeds. Subject to the Intercreditor Agreements, except as expressly provided elsewhere in this Agreement, all proceeds received by the Collateral Trustee in respect of any sale of, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Trustee against, the Secured Obligations in the following order of priority: first, to the payment of all reasonable costs and expenses of such sale, collection or other realization, including reasonable compensation to the Trustee, the Collateral Trustee and their agents and counsel, and all other expenses, liabilities and advances made or incurred by the Trustee or the Collateral Trustee in connection therewith, and all amounts for which the Trustee or the Collateral Trustee is entitled to indemnification under the Indenture Documents and all advances made by the Collateral Trustee hereunder for the account of the applicable Grantor, and to the payment of all reasonable costs and expenses paid or incurred by the Collateral Trustee in connection with the exercise of any right or remedy hereunder or under the Indenture Documents, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations for the ratable benefit of the Holders of the Notes; and third, to the extent of any excess of such proceeds, to the to the Company or to such party as a court of competent jurisdiction shall direct including any Guarantor, if applicable.

9.3          Sales on Credit. If the Collateral Trustee sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by Collateral Trustee and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Collateral Trustee may resell the Collateral and Grantor shall be credited with proceeds of the sale.

9.4          Investment Related Property. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Trustee may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely as a result of such limitation and that the Collateral Trustee shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Trustee determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Trustee all such information as the Collateral Trustee may reasonably request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Collateral Trustee in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

9.5          Grant of Intellectual Property License. For the purpose of enabling the Collateral Trustee, during the Continuance of an Event of Default, to exercise rights and remedies under Section 9 hereof at such time as the Collateral Trustee shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Trustee, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired, developed or created by such Grantor, wherever the same may be located. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

9.6          Intellectual Property.

(a)          Anything contained herein to the contrary notwithstanding, in addition to the other rights and remedies provided herein, upon the occurrence and during the continuance of an Event of Default:

(i)          the Collateral Trustee shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Trustee or otherwise, in the Collateral Trustee’s sole discretion, to enforce any Intellectual Property rights of such Grantor, in which event such Grantor shall, at the request of the Collateral Trustee, do any and all lawful acts and execute any and all documents reasonably required by the Collateral Trustee in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Trustee as provided in Section 7.07 of the Indenture in connection with the exercise of its rights under this Section 9.6, and, to the extent that the Collateral Trustee shall elect not to bring suit to enforce any Intellectual Property rights as provided in this Section 9.6, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement, misappropriation, dilution or other violation of any of such Grantor’s rights in the Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing, misappropriating, diluting or otherwise violating, as shall be necessary to prevent such infringement, misappropriation, dilution or other violation;

(ii)          upon written demand from the Collateral Trustee, each Grantor shall grant, assign, convey or otherwise transfer to the Collateral Trustee or such Collateral Trustee’s designee all of such Grantor’s right, title and interest in and to any Intellectual Property and shall execute and deliver to the Collateral Trustee such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

(iii)          each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Collateral Trustee (or any Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, any such Intellectual Property;

(iv)          within five (5) Business Days after written notice from the Collateral Trustee, each Grantor shall make available to the Collateral Trustee, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ on the date of such Event of Default as the Collateral Trustee may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with any Trademarks or Trademark Licenses, such persons to be available to perform their prior functions on the Collateral Trustee’s behalf and to be compensated by the Collateral Trustee at such Grantor’s expense on a per diem, pro rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default; and

(v)          the Collateral Trustee shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Intellectual Property of such Grantor, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Trustee, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done; it being understood and agreed that

(1)          all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Collateral Trustee hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to the Collateral Trustee in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 9.7 hereof; and

(2)          such Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

(b)          If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be Continuing, (ii) no other Event of Default shall have occurred and be Continuing, (iii) an assignment or other transfer to the Collateral Trustee of any rights, title and interests in and to any Intellectual Property of such Grantor shall have been previously made and shall have become absolute and effective and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, the Collateral Trustee shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Collateral Trustee as aforesaid, subject to any disposition thereof that may have been made by the Collateral Trustee; provided, after giving effect to such reassignment, the Collateral Trustee’s security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Trustee granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of the Collateral Trustee and the Secured Parties.

9.7          Cash Proceeds; Deposit Accounts.

(a)          If any Event of Default shall have occurred and be Continuing, in addition to the rights of the Collateral Trustee specified in Section 6.5 with respect to payments of Receivables, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other near-cash items (collectively, “Cash Proceeds”) shall be held by such Grantor in trust for the Collateral Trustee, segregated from other funds of such Grantor, and upon request by the Collateral Trustee shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Trustee in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Trustee, if required) and held by the Collateral Trustee. Any Cash Proceeds received by the Collateral Trustee (whether from a Grantor or otherwise) may, in the sole discretion of the Collateral Trustee, (A) be held by the Collateral Trustee for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Collateral Trustee against the Secured Obligations then due and owing.

Section 10.            COLLATERAL AGENT.

The Collateral Trustee has been appointed to act as Collateral Trustee hereunder by the Holders of the Notes. The Collateral Trustee shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Indenture. In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Trustee for the benefit of Secured Parties in accordance with the terms of this Section. The provisions of the Indenture relating to the Collateral Trustee or the Trustee, if applicable, including, without limitation, the provisions relating to resignation or removal of the Collateral Trustee and the protections, rights, indemnities, powers and duties and immunities of the Collateral Trustee are incorporated herein by this reference and shall survive any termination of the Indenture or removal or resignation of the Collateral Trustee or Trustee, if applicable.

In connection with exercising any right or discretionary duty hereunder (including, without limitation, the exercise of any rights following the occurrence of an Event of Default), the Collateral Trustee shall be entitled to request and rely upon the direction of Holders of a majority in aggregate outstanding amount of the Notes to direct the Collateral Trustee pursuant to the Indenture. The Collateral Trustee shall not have any liability for taking any action at such direction or for its failure to take any action pending the receipt of such direction. The Collateral Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement, and it shall not be responsible for any statement or recital in this Agreement. Neither the Collateral Trustee nor any of its affiliates, directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement; (ii) the performance or observance of any of the covenants or agreements of the Company herein; or (iii) the receipt of items required to be delivered to the Collateral Trustee.

Section 11.            CONTINUING SECURITY INTEREST; ASSIGNMENTS UNDER THE INDENTURE DOCUMENTS.

11.1        Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations and inure, together with the rights and remedies of the Collateral Trustee hereunder, to the benefit of the Collateral Trustee and its successors, transferees and assigns. Without limiting the generality of the foregoing, any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Indenture.

11.2        Termination; Release. A Grantor shall automatically be released from its obligations hereunder and/or the security interests in any Collateral securing the Note Obligations shall in each case be automatically released upon the occurrence of any of the circumstances set forth in Section 11.02 of the Indenture without delivery of any instrument or performance of any act by any party. Upon any such termination and delivery of the documents referenced in Section 13.04 of the Indenture, the Collateral Trustee shall, at the Grantors’ expense, execute and deliver to Grantors or otherwise authorize the filing of such documents as Grantors shall reasonably request, including financing statement amendments to evidence such termination. Upon any disposition of property permitted by the Indenture, the related Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor with no further action on the part of any Person. The Collateral Trustee shall, at the applicable Grantor’s expense and upon delivery of the documents referenced in Section 13.04 of the Indenture, execute and deliver or otherwise authorize the filing of such documents as such Grantor shall reasonably request, in form and substance reasonably satisfactory to the Collateral Trustee, including financing statement amendments to evidence such release.

Section 12.            STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.

The powers conferred on the Collateral Trustee hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Trustee shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Trustee shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Trustee accords its own property. Neither the Collateral Trustee nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the Collateral Trustee may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Trustee incurred in connection therewith shall be payable by each Grantor under Section 7.07 of the Indenture.

Section 13.            [RESERVED].

Section 14.            [RESERVED].

Section 15.            MISCELLANEOUS.

Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 13.02 of the Indenture. No failure or delay on the part of the Collateral Trustee in the exercise of any power, right or privilege hereunder or under any other Indenture Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Indenture Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Collateral Trustee and Grantors and their respective successors and assigns. No Grantor shall, without the prior written consent of the Collateral Trustee given in accordance with the Indenture, assign any right, duty or obligation hereunder. This Agreement and the other Indenture Documents embody the entire agreement and understanding among Grantors and the Collateral Trustee and supersede all prior agreements and understandings among such parties relating to the subject matter hereof and thereof. Accordingly, the Security Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GRANTOR ARISING OUT OF OR RELATING HERETO OR ANY OTHER INDENTURE DOCUMENT, OR ANY OF THE OBLIGATIONS, WILL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GRANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, HEREBY EXPRESSLY AND IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (OTHER THAN WITH RESPECT TO ACTIONS BY ANY AGENT IN RESPECT OF RIGHTS UNDER ANY SECURITY AGREEMENT GOVERNED BY ANY LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO); (B) WAIVES (I) JURISDICTION AND VENUE OF COURTS IN ANY OTHER JURISDICTION IN WHICH IT MAY BE ENTITLED TO BRING SUIT BY REASON OF ITS PRESENT OR FUTURE DOMICILE OR OTHERWISE AND (II) ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE GRANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH THIS SECTION 15; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE GRANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT THE COLLATERAL TRUSTEE RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY SECURITY DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER INDENTURE DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR THE COLLATERAL TRUSTEE/COMPANY RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 15 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER INDENTURE DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE NOTES. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each Grantor and the Collateral Trustee have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

OCWEN LOAN SERVICING, LLC,
as Grantor

By:
Name:
Title:

OCWEN FINANCIAL CORPORATION,
as Grantor

By:
Name:
Title:

OCWEN MORTGAGE SERVICING, INC.,
as Grantor

By:
Name:
Title:

HOMEWARD RESIDENTIAL HOLDINGS, INC., as Grantor

By:
Name:
Title:

HOMEWARD RESIDENTIAL, INC., as Grantor

By:
Name:
Title:

AUTOMOTIVE CAPITAL SERVICES, INC., as Grantor

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as
Collateral Trustee

By:
Name:
Title:

[Signature Page to Pledge and Security Agreement]

SCHEDULE 5.1

TO PLEDGE AND SECURITY AGREEMENT

GENERAL INFORMATION

(A)	Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:
Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person)	Organization I.D.#

(B)	Other Names (including any Trade Name or Fictitious Business Name) under which each Grantor currently conducts business:
Full Legal Name	Trade Name or Fictitious Business Name

(C)	Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five (5) years:
Grantor	Date of Change	Description of Change
Schedule 5.1-1

SCHEDULE 5.2

TO PLEDGE AND SECURITY AGREEMENT

COLLATERAL IDENTIFICATION

I.          INVESTMENT RELATED PROPERTY

(A)       Pledged Stock:

Grantor	Stock Issuer	Class of Stock	Certificated (Y/N)	Stock Certificate No.	Par Value	No. of Pledged Stock	Percentage of Outstanding Stock of the Stock Issuer

(B)       Pledged LLC Interests:

Grantor	Limited Liability Company	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	Percentage of Outstanding LLC Interests of the Limited Liability Company

(C)       Pledged Partnership Interests:

Grantor	Partnership	Type of Partnership Interests (e.g., general or limited)	Certificated (Y/N)	Certificate No. (if any)	Percentage of Outstanding Partnership Interests of the Partnership

(D)       Trust Interests or other Equity Interests not listed above:

Grantor	Trust	Class of Trust Interests	Certificated (Y/N)	Certificate No. (if any)	Percentage of Outstanding Trust Interests of the Trust

Schedule 5.2-1

(E)       Excluded Equity Interests

Grantor	Stock Issuer /LLC/Partnership/Trust	Class of Stock/Type of Partnership/ Class of Trust Interests	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Stock/Units	Percentage of Outstanding Interests of such Entity

(F)       Pledged Debt:

Grantor	Issuer	Original Principal Amount	Outstanding Principal Balance	Issue Date	Maturity Date

(G)       Securities Account:

Grantor	Share of Securities Intermediary	Account Number	Account Name

(H)       Deposit Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name

(I)       Commodity Contracts and Commodity Accounts:

Grantor	Name of Commodities Intermediary	Account Number	Account Name

Schedule 5.2-2

II.         INTELLECTUAL PROPERTY

(A)       Copyrights

Grantor	Jurisdiction	Title of Work	Registration Number (if any)	Registration Date

(B)       Copyright Licenses

Grantor	Description of Copyright License	Registration Number (if any) of underlying Copyright	Name of Licensor

(C)       Patents

Grantor	Jurisdiction	Title of Patent	Patent Number/(Application Number)	Issue Date/(Filing Date)

(D)       Patent Licenses

Grantor	Description of Patent License	Patent Number of underlying Patent	Name of Licensor

(E)       Trademarks

Grantor	Jurisdiction	Trademark	Registration Number/(Serial Number)	Registration Date/(Filing Date)

(F)       Trademark Licenses

Grantor	Description of Trademark License	Registration Number of underlying Trademark	Name of Licensor

Schedule 5.2-3

(G)       Trade Secret Licenses

Grantor	Description of Trade Secret License	Registration Number (if any)	Name of Licensor

III.       COMMERCIAL TORT CLAIMS

Grantor	Commercial Tort Claims

IV. LETTER OF CREDIT RIGHTS

Grantor	Description of Letters of Credit
Schedule 5.2-4

SCHEDULE 5.4

TO PLEDGE AND SECURITY AGREEMENT

FINANCING STATEMENTS:

Grantor	Filing Jurisdiction(s)
Schedule 5.4-1

EXHIBIT A

TO SECOND LIEN NOTES PLEDGE AND SECURITY AGREEMENT

PLEDGE SUPPLEMENT

This PLEDGE SUPPLEMENT, dated [mm/dd/yy] (this “Pledge Supplement”), is delivered by [NAME OF GRANTOR] a [Name of State of Incorporation] [Corporation] (the “Grantor”) pursuant to the Second Lien Notes Pledge and Security Agreement, dated as of December 5, 2016 (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), among OCWEN LOAN SERVICING, LLC, a Delaware limited liability company (the “Company”) and a wholly-owned subsidiary of OCWEN FINANCIAL CORPORATION, a Florida corporation (“Parent”), the Parent, the other Grantors named therein, and WILMINGTON TRUST, NATIONAL ASSOCIATION, as the Collateral Trustee (together with its successors and assigns, the “Collateral Trustee”). Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

The Grantor hereby becomes a party to the Security Agreement, confirms the grant to the Collateral Trustee set forth in the Security Agreement of, and does hereby grant to the Collateral Trustee, a security interest in all of the Grantor’s right, title and interest in, to and under all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located. The Grantor represents and warrants that the attached Supplements to the Schedules of the Security Agreement accurately and completely set forth all additional information required to be provided pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules of the Security Agreement shall constitute part of the Schedules to the Security Agreement.

THIS PLEDGE SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

[Remainder of page intentionally left blank]

Exhibit A-1

IN WITNESS WHEREOF, the Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

[NAME OF GRANTOR]

By;
Name:
Title:
Exhibit A-2

SUPPLEMENT TO SCHEDULE 5.1
TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

GENERAL INFORMATION

(A)	Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:
Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person)	Organization I.D.#

(B)	Other Names (including any Trade Name or Fictitious Business Name) under which each Grantor currently conducts business:
Full Legal Name	Trade Name or Fictitious Business Name

(C)	Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five (5) years:
Grantor	Date of Change	Description of Change
Exhibit A-3

SUPPLEMENT TO SCHEDULE 5.2
TO PLEDGE AND SECURITY AGREEMENT

COLLATERAL IDENTIFICATION

I.          INVESTMENT RELATED PROPERTY

(A)       Pledged Stock:

Grantor	Stock Issuer	Class of Stock	Certificated (Y/N)	Stock Certificate No.	Par Value	No. of Pledged Stock	Percentage of Outstanding Stock of the Stock Issuer

(B)       Pledged LLC Interests:

Grantor	Limited Liability Company	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	Percentage of Outstanding LLC Interests of the Limited Liability Company

(C)       Pledged Partnership Interests:

Grantor	Partnership	Type of Partnership Interests (e.g., general or limited)	Certificated (Y/N)	Certificate No. (if any)	Percentage of Outstanding Partnership Interests of the Partnership

(D)       Pledged Trust Interests:

Grantor	Trust	Class of Trust Interests	Certificated (Y/N)	Certificate No. (if any)	Percentage of Outstanding Trust Interests of the Trust

Exhibit A-4

(E)      Excluded Equity Interests

Grantor	Stock Issuer /LLC/Partnership/Trust	Class of Stock/Type of Partnership/ Class of Trust Interests	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Stock/Units	Percentage of Outstanding Interests of such Entity

(F)       Pledged Debt:

Grantor	Issuer	Original Principal Amount	Outstanding Principal Balance	Issue Date	Maturity Date

(G)       Securities Account:

Grantor	Share of Securities Intermediary	Account Number	Account Name

(H)       Deposit Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name

(I)         Commodity Contracts and Commodity Accounts:

Grantor	Name of Commodities Intermediary	Account Number	Account Name

II.         INTELLECTUAL PROPERTY

(A)      Copyrights

Grantor	Jurisdiction	Title of Work	Registration Number (if any)	Registration Date

Exhibit A-5

(B)       Copyright Licenses

Grantor	Description of Copyright License	Registration Number (if any) of underlying Copyright	Name of Licensor

(C)       Patents

Grantor	Jurisdiction	Title of Patent	Patent Number/(Application Number)	Issue Date/(Filing Date)

(D)       Patent Licenses

Grantor	Description of Patent License	Patent Number of underlying Patent	Name of Licensor

(E)       Trademarks

Grantor	Jurisdiction	Trademark	Registration Number/(Serial Number)	Registration Date/(Filing Date)

(F)      Trademark Licenses

Grantor	Description of Trademark License	Registration Number of underlying Trademark	Name of Licensor

(G)      Trade Secret Licenses

Exhibit A-6

Grantor	Description of Trade Secret License	Registration Number (if any)	Name of Licensor

III.       COMMERCIAL TORT CLAIMS

Grantor	Commercial Tort Claims

IV. LETTER OF CREDIT RIGHTS

Grantor	Description of Letters of Credit
Exhibit A-7

SUPPLEMENT TO SCHEDULE 5.4 TO
PLEDGE AND SECURITY AGREEMENT

FINANCING STATEMENTS:

Grantor	Filing Jurisdiction(s)
Exhibit A-8

EXHIBIT B
TO SECOND LIEN NOTES PLEDGE AND SECURITY AGREEMENT

SECOND LIEN UNCERTIFICATED SECURITIES CONTROL AGREEMENT

This Second Lien Uncertificated Securities Control Agreement, dated as of [_________], 20[__] (this “Control Agreement”) among [________________] (the “Pledgor”), WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral trustee for the Secured Parties (together with its successors and assigns, the “Collateral Trustee”) and [____________], a [________] [corporation] (the “Issuer”). Capitalized terms used but not defined herein shall have the meanings assigned in the Second Lien Notes Pledge and Security Agreement, dated December 5, 2016, among the Pledgor, the other Grantors party thereto and WILMINGTON TRUST, NATIONAL ASSOCIATION, as the Collateral Trustee (the “Security Agreement”).

Section 1. Registered Ownership of Shares. The Issuer hereby confirms and agrees that as of the date hereof the Pledgor is the registered owner of [__________] shares of the Issuer’s [common] stock (the “Pledged Shares”) and the Issuer shall not change the registered owner of the Pledged Shares without the prior written consent of the Collateral Trustee.

Section 2. Instructions. If at any time the Issuer shall receive instructions originated by the Collateral Trustee relating to the Pledged Shares, the Issuer shall comply with such instructions without further consent by the Pledgor or any other person.

Section 3. Additional Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Collateral Trustee that:

(a) Except for the Credit Agreement Security Agreement or as otherwise disclosed in writing to the Collateral Trustee, it has not entered into, and until the termination of this Control Agreement will not enter into, any agreement with any other person relating the Pledged Shares pursuant to which it has agreed to comply with instructions originated by such other person; and

(b) Except for the Credit Agreement Security Agreement or as otherwise disclosed in writing to the Collateral Trustee, it has not entered into, and until the termination of this Control Agreement will not enter into, any agreement with the Pledgor or the Collateral Trustee purporting to limit or condition the obligation of the Issuer to comply with instructions of the Collateral Trustee as set forth in Section 2 hereof.

(c) Except for the claims and interest of the Credit Agreement Agent under the Credit Agreement Security Agreement or as otherwise disclosed in writing to the Collateral Trustee, the Collateral Trustee and the Pledgor in the Pledged Shares, the Issuer does not know of any claim to, or interest in, the Pledged Shares. If any person (other than the Credit Agreement Agent) asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Pledged Shares, the Issuer will promptly notify the Collateral Trustee and the Pledgor thereof.

(d) This Control Agreement is the valid and legally binding obligation of the Issuer.

Section 4. Choice of Law. This Control Agreement shall be governed by the laws of the State of New York.

Exhibit B-1

Section 5. Conflict with Other Agreements. In the event of any conflict between this Control Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, other than any Intercreditor Agreement, the terms of this Control Agreement shall prevail. In the event of any conflict or inconsistency between the provisions of this Agreement and any Intercreditor Agreement (including the Junior Priority Intercreditor Agreement), the provisions of such Intercreditor Agreement shall control; provided that nothing in the Intercreditor Agreement shall limit the rights, protections, immunities or indemnities of the Collateral Trustee under the Indenture Documents. No amendment or modification of this Control Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

Section 6. Voting Rights. Until such time as the Collateral Trustee shall otherwise instruct the Issuer in writing, the Pledgor shall have the right to vote the Pledged Shares.

Section 7. Successors; Assignment. The terms of this Control Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Collateral Trustee may assign its rights hereunder only with the express written consent of the Issuer and by sending written notice of such assignment to the Pledgor.

Section 8. Indemnification of Issuer. The Pledgor and the Collateral Trustee each hereby agree that (a) the Issuer is released from any and all liabilities to the Pledgor and the Collateral Trustee arising from the terms of this Control Agreement and the compliance of the Issuer with the terms hereof, except to the extent that such liabilities arise from the Issuer’s negligence and (b) the Pledgor, its successors and assigns shall at all times indemnify and save harmless the Issuer from and against any and all claims, actions and suits of others arising out of the terms of this Control Agreement or the compliance of the Issuer with the terms hereof, except to the extent that such arises from the Issuer’s negligence, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Control Agreement.

Section 9. Notices. Any notice, request or other communication required or permitted to be given under this Control Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Pledgor:	[Name and Address of Pledgor]
Attention: [________________]
Telecopier: [________________]

Collateral Trustee:	WILMINGTON TRUST, NATIONAL ASSOCIATION
1100 North Market Street
Wilmington, Delaware 19890
Attention:Ocwen Loan Servicing, LLC Administrator
Telecopier: (302) 636-4149

Issuer:	[Insert Name and Address of Issuer]
Attention: [________________]
Telecopier: [________________]

Any party may change its address for notices in the manner set forth above.

Exhibit B-2

Section 10. Termination. The obligations of the Issuer to the Collateral Trustee pursuant to this Control Agreement shall continue in effect until the security interests of the Collateral Trustee in the Pledged Shares have been terminated pursuant to the terms of the Security Agreement and the Collateral Trustee has notified the Issuer of such termination in writing. The Collateral Trustee agrees to provide Notice of Termination in substantially the form of Exhibit A hereto to the Issuer upon the request of the Pledgor on or after the termination of the Collateral Trustee’s security interest in the Pledged Shares pursuant to the terms of the Security Agreement. The termination of this Control Agreement shall not terminate the Pledged Shares or alter the obligations of the Issuer to the Pledgor pursuant to any other agreement with respect to the Pledged Shares.

Section 11. Counterparts. This Control Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Control Agreement by signing and delivering one or more counterparts.

The Collateral Trustee is executing this Agreement solely in its capacity as Collateral Trustee under the Security Agreement. In entering into this Agreement, and in taking (or refraining from) any actions under or pursuant to this Agreement, the Collateral Trustee shall be protected by and shall enjoy all of the rights, privileges, immunities, protections and indemnities granted to it under the Security Agreement and Indenture Documents.

[Remainder of page intentionally left blank]

Exhibit B-3

IN WITNESS WHEREOF, the parties hereto have caused this Control Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

[NAME OF PLEDGOR],
as Pledgor

By:
Name:
Title:

[NAME OF ISSUER],
as Issuer

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Trustee

By:
Name:
Title:
Exhibit B-4

Exhibit A

[Letterhead of Collateral Trustee]

[Date]

[Name and Address of Issuer]
Attention: [                                ]

Re: Termination of Control Agreement

You are hereby notified that the Uncertificated Securities Control Agreement between you, [Name of Pledgor] (the “Pledgor”) and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Uncertificated Securities Control Agreement (the “Control Agreement”). Notwithstanding any previous instructions to you, you are hereby instructed to accept all future instructions with respect to Pledged Shares (as defined in the Control Agreement) from the Pledgor. This notice terminates any obligations you may have to the undersigned with respect to the Pledged Shares, however, nothing contained in this notice shall alter any obligations which you may otherwise owe to the Pledgor pursuant to any other agreement.

You are instructed to deliver a copy of this notice by facsimile transmission to the Pledgor.

Very truly yours,
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Trustee

By:
Name:
Title:
Exhibit B-5

EXHIBIT C

TO SECOND LIEN NOTES PLEDGE AND SECURITY AGREEMENT

FORM OF SECOND LIEN TRADEMARK SECURITY AGREEMENT

This SECOND LIEN TRADEMARK SECURITY AGREEMENT, dated as of [__________], 20[__] (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of Wilmington Trust, National Association, as collateral trustee for the Secured Parties (in such capacity, together with its successors and permitted assigns, the “Collateral Trustee”).

WHEREAS, the Grantors are party to a Second Lien Notes Pledge and Security Agreement, dated as of December 5, 2016 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”) among each of the Grantors and the other grantors party thereto and the Collateral Trustee pursuant to which the Grantors granted a security interest to the Collateral Trustee in the Trademark Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Trustee as follows:

SECTION 1.         Defined Terms

Unless otherwise defined herein, terms defined in the Pledge and Security Agreement and used herein have the meanings given to them in the Pledge and Security Agreement.

SECTION 2.         Grant of Security Interest in Trademark Collateral

SECTION 2.1      Grant of Security. Each Grantor hereby grants to the Collateral Trustee, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the following, in each case whether now owned or existing or hereafter acquired, developed, created or arising and wherever located (collectively, the “Trademark Collateral”):

(a)          all United States, and foreign trademarks, trade names, trade dress, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, whether or not registered and with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications listed or required to be listed in Schedule A attached hereto under the heading “Trademarks”, (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by any of the foregoing, (iv) the right to sue or otherwise recover for any past, present and future infringement, dilution or other violation of any of the foregoing or for any injury to the related goodwill, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world; and

Exhibit C-1

(b)          any and all agreements, licenses and covenants providing for the granting of any right in or to any Trademark or otherwise providing for a covenant not to sue for infringement, dilution or other violation of any Trademark or permitting co-existence with respect to a Trademark (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement listed or required to be listed in Schedule A attached hereto under the heading “Trademark Licenses”.

SECTION 2.2     Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Trademark Collateral include or the security interest granted under Section 2.1 hereof attach to:

(a)          any agreement, license or covenant to which any Grantor is a party, and any of its rights or interest thereunder, if and to the extent that a security interest is prohibited by or in violation of (i) any law, rule or regulation applicable to such Grantor, or (ii) a term, provision or condition of any such agreement, license or covenant (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, however, that the Trademark Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such agreement, license or covenant not subject to the prohibitions specified in (i) or (ii) above; provided further that the exclusions referred to in this clause (a) shall not include any Proceeds of any such agreement, license or covenant; or

(b)         any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law.

SECTION 3.          Pledge and Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Trustee for the Secured Parties pursuant to the Pledge and Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies and other protections and indemnities of the Collateral Trustee with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall control. Notwithstanding anything herein to the contrary, the liens and security interests granted to the Collateral Trustee pursuant to this Agreement and the exercise of any right or remedy by the Collateral Trustee hereunder are subject to the provisions of the Junior Priority Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of this Agreement and any Intercreditor Agreement (including the Junior Priority Intercreditor Agreement), the provisions of such Intercreditor Agreement shall control; provided that nothing in the Intercreditor Agreement shall limit the rights, protections, immunities or indemnities of the Collateral Trustee under the Indenture Documents.

Exhibit C-2

SECTION 4.        Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

SECTION 5.         Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

Exhibit C-3

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR]

By:
Name:
Title:
Exhibit C-4

[ADD SIGNATURE BLOCKS FOR ANY OTHER GRANTORS]

Exhibit C-5

Accepted and Agreed:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Trustee

By:
Name:
Title:
Exhibit C-6

SCHEDULE A

to TRADEMARK SECURITY AGREEMENT

TRADEMARKS

Grantor	Jurisdiction	Trademark	Registration Number/(Serial Number)	Registration Date/(Filing Date)

TRADEMARK APPLICATIONS

Grantor	Jurisdiction	Trademark	Application Number/(Serial Number)	Application Date/(Filing Date)

TRADEMARK LICENSES

Grantor	Description of Trademark License	Registration Number (if any) of underlying Trademark	Name of Licensor

Exhibit C-7

EXHIBIT D

TO SECOND LIEN NOTES PLEDGE AND SECURITY AGREEMENT

FORM OF SECOND LIEN COPYRIGHT SECURITY AGREEMENT

This SECOND LIEN COPYRIGHT SECURITY AGREEMENT, dated as of [__________], 20[__] (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of Wilmington Trust, National Association, as collateral trustee for the Secured Parties (in such capacity, together with its successors and permitted assigns, the “Collateral Trustee”).

WHEREAS, the Grantors are party to a Second Lien Notes Pledge and Security Agreement, dated as of December 5, 2016 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”) among each of the Grantors and the other grantors party thereto and the Collateral Trustee pursuant to which the Grantors granted a security interest to the Collateral Trustee in the Copyright Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Trustee as follows:

SECTION 1.         Defined Terms

Unless otherwise defined herein, terms defined in the Pledge and Security Agreement and used herein have the meanings given to them in the Pledge and Security Agreement.

SECTION 2.         Grant of Security Interest

SECTION 2.1    Grant of Security. Each Grantor hereby grants to the Collateral Trustee, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the following, in each case whether now owned or existing or hereafter acquired, developed, created or arising and wherever located (collectively, the “Copyright Collateral”):

(a)          all United States, and foreign copyrights (whether or not the underlying works of authorship have been published), including but not limited to copyrights in software and all rights in and to databases, all designs (including but not limited to industrial designs, Protected Designs within the meaning of 17 U.S.C. 1301 et seq. and Community designs) and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, as well as all moral rights, reversionary interests, and termination rights, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications listed or required to be listed in Schedule A under the heading “Copyrights”, (ii) all extensions and renewals thereof, (iii) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto and (v) all other rights of any kind accruing thereunder or pertaining thereto throughout the world; and

Exhibit D-1

(b)          any and all agreements, licenses and covenants providing for the granting of any right in or any Copyright or otherwise providing for a covenant not to sue for infringement or other violation of any Copyright including, without limitation, each agreement listed or required to be listed in Schedule A attached hereto under the heading “Copyright Licenses”.

SECTION 2.2     Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Copyright Collateral include or the security interest granted under Section 2.1 hereof attach to any agreement, license or covenant to which any Grantor is a party, and any of its rights or interest thereunder, if and to the extent that a security interest is prohibited by or in violation of (i) any law, rule or regulation applicable to such Grantor, or (ii) a term, provision or condition of any such agreement, license or covenant (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, however, that the Copyright Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such agreement, license or covenant not subject to the prohibitions specified in (i) or (ii) above; provided further that the exclusions referred to in this Section 2.2 shall not include any Proceeds of any such agreement, license or covenant.

SECTION 3.         Pledge and Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Trustee for the Secured Parties pursuant to the Pledge and Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies and other protections and indemnities of the Collateral Trustee with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall control. Notwithstanding anything herein to the contrary, the liens and security interests granted to the Collateral Trustee pursuant to this Agreement and the exercise of any right or remedy by the Collateral Trustee hereunder are subject to the provisions of the Junior Priority Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of this Agreement and any Intercreditor Agreement (including the Junior Priority Intercreditor Agreement), the provisions of such Intercreditor Agreement shall control, provided that nothing in the Intercreditor Agreements shall limit the rights, protections, immunities and indemnities of the Collateral Trustee under the Indenture.

Exhibit D-2

SECTION 4.         Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

SECTION 5.         Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

Exhibit D-3

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR]

By:
Name:
Title:
Exhibit D-4

[ADD SIGNATURE BLOCKS FOR ANY OTHER GRANTORS]

Exhibit D-5

Accepted and Agreed:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Trustee

By:
Name:
Title:
Exhibit D-6

SCHEDULE A

to COPYRIGHT SECURITY AGREEMENT

COPYRIGHTS

Grantor	Jurisdiction	Title of Work	Registration Number (if any)	Registration Date

COPYRIGHT LICENSES

Grantor	Description of Copyright License	Registration Number (if any) of underlying Copyright	Name of Licensor

Exhibit D-7

EXHIBIT E

TO SECOND LIEN NOTES PLEDGE AND SECURITY AGREEMENT

FORM OF SECOND LIEN PATENT SECURITY AGREEMENT

This SECOND LIEN PATENT SECURITY AGREEMENT, dated as of [__________], 20[__] (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of Wilmington Trust, National Association, as collateral trustee for the Secured Parties (in such capacity, together with its successors and permitted assigns, the “Collateral Trustee”).

WHEREAS, the Grantors are party to a Second Lien Notes Pledge and Security Agreement, dated as of [ ], 2-16 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”) among each of the Grantors and the other grantors party thereto and the Collateral Trustee pursuant to which the Grantors granted a security interest to the Collateral Trustee in the Patent Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Trustee as follows:

SECTION. 1.         Defined Terms

Unless otherwise defined herein, terms defined in the Pledge and Security Agreement and used herein have the meanings given to them in the Pledge and Security Agreement.

SECTION 2.          Grant of Security Interest

SECTION 2.1     Grant of Security. Each Grantor hereby grants to the Collateral Trustee, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the following, in each case whether now owned or existing or hereafter acquired, developed, created or arising and wherever located (collectively, the “Patent Collateral”):

(a)          all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, without limitation: (i) each patent and patent application listed or required to be listed in Schedule A attached hereto under the heading “Patents”, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all patentable inventions and improvements thereto, (iv) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world; and

(b)          all agreements, licenses and covenants providing for the granting of any right in or to any Patent or otherwise providing for a covenant not to sue for infringement or other violation of any Patent (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement listed or required to be listed in Schedule A attached hereto under the heading “Patent Licenses”.

Exhibit E-1

SECTION 2.2     Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Patent Collateral include or the security interest granted under Section 2.1 hereof attach to any agreement, license or covenant to which any Grantor is a party, and any of its rights or interest thereunder, if and to the extent that a security interest is prohibited by or in violation of (i) any law, rule or regulation applicable to such Grantor, or (ii) a term, provision or condition of any such agreement, license or covenant (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, however, that the Patent Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such agreement, license or covenant not subject to the prohibitions specified in (i) or (ii) above; provided further that the exclusions referred to in this Section 2.2 shall not include any Proceeds of any such agreement, license or covenant.

SECTION 3.          Pledge and Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Trustee for the Secured Parties pursuant to the Pledge and Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies and other protections and indemnities of the Collateral Trustee with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall control. Notwithstanding anything herein to the contrary, the liens and security interests granted to the Collateral Trustee pursuant to this Agreement and the exercise of any right or remedy by the Collateral Trustee hereunder are subject to the provisions of the Junior Priority Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of this Agreement and any Intercreditor Agreement (including the Junior Priority Intercreditor Agreement), the provisions of such Intercreditor Agreement shall control, provided that nothing in the Intercreditor Agreements shall limit the rights, protections, immunities and indemnities of the Collateral Trustee under the Indenture.

SECTION 4.          Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

Exhibit E-2

SECTION 5.          Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

Exhibit E-3

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR]

By:
Name:
Title:
Exhibit E-4

[ADD SIGNATURE BLOCKS FOR ANY OTHER GRANTORS]

Exhibit E-5

Accepted and Agreed:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Trustee

By:
Name:
Title:
Exhibit E-6

SCHEDULE A

to PATENT SECURITY AGREEMENT

PATENTS

Grantor	Jurisdiction	Title of Patent	Patent Number/(Application Number)	Issue Date/(Filing Date)

PATENT LICENSES

Grantor	Description of Patent License	Patent Number of underlying Patent	Name of Licensor

EXHIBIT G

JUNIOR PRIORITY INTERCREDITOR AGREEMENT

among

OCWEN LOAN SERVICING, LLC,
as the Borrower,

the other Grantors party hereto,

BARCLAYS BANK PLC,
as First Priority Representative for the First Lien Credit Agreement Secured Parties,

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Second Lien Collateral Agent

and

each additional Representative from time to time party hereto dated as of December 5, 2016

INTERCREDITOR AGREEMENT dated as of December 5, 2016 (this “Agreement”), among OCWEN LOAN SERVICING, LLC, a Delaware limited liability company (the “Borrower”), the other Grantors (as defined below) from time to time party hereto, BARCLAYS BANK PLC (“Barclays”), as collateral agent for the First Lien Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “First Lien Collateral Agent”), WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Trustee for the Noteholders (in such capacity and together with its successors in such capacity, the “Second Lien Collateral Agent”), and each additional First Priority Representative and Second Priority Representative that from time to time becomes a party hereto pursuant to Section 8.09.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the First Lien Collateral Agent (for itself and on behalf of the First Lien Credit Agreement Secured Parties), the Second Lien Collateral Agent (for itself and on behalf of the Noteholders) and each additional First Priority Representative (for itself and on behalf of the Additional First Priority Secured Parties under the applicable Additional First Priority Debt Facility) and each additional Second Priority Representative (for itself and on behalf of the Second Priority Secured Parties under the applicable Second Priority Debt Facility) agree as follows:

ARTICLE 1
Definitions

SECTION 1.01. Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the First Lien Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Acknowledgment Agreement” means an acknowledgment of the relevant GSE under the applicable Servicing Agreements in the standard form used by such GSE or in such other form reasonably satisfactory to the First Lien Collateral Agent and the MSR Collateral Agent, whereby such GSE acknowledges the security interest of MSR Collateral Agent in the MSRs under such Servicing Agreements.

“Additional First Priority Debt” means at any time after the Discharge of First Lien Credit Agreement Obligations, any Indebtedness that is issued or guaranteed by the Borrower and/or any Guarantor (other than Indebtedness constituting First Lien Credit Agreement Obligations) which Indebtedness and Guarantees are secured by Liens on the First Priority Collateral (or a portion thereof) having the same priority (but without regard to control of remedies) as the Liens securing the First Lien Credit Agreement Obligations; provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each First Priority Debt Document and Second Priority Debt Document and (ii) the Representative for the holders of such Indebtedness shall have become party to (A) this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof and (B) the First Lien Intercreditor Agreement pursuant to, and by satisfying the conditions set forth in, Section 5.13 thereof; provided, further, that, if such Indebtedness will be the initial Additional First Priority Debt incurred by the Borrower after the Closing Date, then the Guarantors, the First Lien Collateral Agent and the Representative for such Indebtedness shall have executed and delivered the First Lien Intercreditor Agreement. Additional First Priority Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Guarantors issued in exchange therefor.

“Additional First Priority Debt Documents” means, with respect to any series, issue or class of Additional First Priority Debt, the promissory notes, credit agreements, loan agreements, indentures, or other operative agreements evidencing or governing such Indebtedness or the Liens securing such Indebtedness, including the First Priority Collateral Documents.

“Additional First Priority Debt Facility” means each credit agreement, loan agreement, note purchase agreement, indenture or other governing agreement with respect to any Additional First Priority Debt.

“Additional First Priority Debt Obligations” means, with respect to any series, issue or class of Additional First Priority Debt, (a) all principal of, and premium and interest (including, without limitation, any interest, fees and expenses which accrue after the commencement of any Insolvency or Liquidation Proceeding or which would accrue but for the operation of Bankruptcy Laws, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional First Priority Debt, (b) all other amounts payable to the related Additional First Priority Secured Parties under the related Additional First Priority Debt Documents and (c) any renewals or extensions of the foregoing.

“Additional First Priority Secured Parties” means, with respect to any series, issue or class of Additional First Priority Debt, the holders of such Indebtedness or any other Additional First Priority Debt Obligation, the Representative with respect thereto, any trustee or agent therefor under any related Additional First Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrower or any Guarantor under any related Additional First Priority Debt Documents.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Laws” means the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), and any other federal, state, provincial or foreign law, including common law, from time to time in effect in respect of voluntary or involuntary insolvency, liquidation, dissolution, wind-up, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, reorganization, or debtor relief.

“Barclays” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation and including, membership interests and partnership interests) and, except to the extent constituting Indebtedness, any and all warrants, rights or options to purchase, acquire or exchange any of the foregoing.

“Class Debt” has the meaning assigned to such term in Section 8.09(a).

“Class Debt Parties” has the meaning assigned to such term in Section 8.09(a).

“Class Debt Representatives” has the meaning assigned to such term in Section 8.09(a).

“Closing Date” means December 5, 2016.

“Collateral” means the First Priority Collateral and the Second Priority Collateral.

“Collateral Documents” means the First Priority Collateral Documents and the Second Priority Collateral Documents.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Copyrights” means all United States and foreign (a) copyrights, rights in works of authorship, mask works and integrated circuit designs and other rights subject to the copyright laws of the United States, or of any other country or any group of countries, including copyrights and other rights in software, data, databases, Internet websites and the proprietary content thereof, (b) registrations, renewals, rights of reversion, extensions, supplemental registrations, recordings and applications for registration of any of the foregoing in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, and (c) rights to obtain all renewals, reversions and extensions thereof.

“Debt Facility” means any First Priority Debt Facility and any Second Priority Debt Facility.

“Designated First Priority Representative” means (i) prior to the Discharge of First Lien Credit Agreement Obligations, the First Lien Collateral Agent and (ii) at any time when clause (i) does not apply, the First Priority Representative designated as such in a written notice from all First Priority Representatives party hereto at such time. The Designated Second Priority Representative may treat the First Lien Collateral Agent as the Designated First Priority Representative until such time as it receives written notice from the First Lien Collateral Agent that it was replaced as Designated First Priority Representative.

“Designated Second Priority Representative” means (i) the Second Lien Collateral Agent, so long as the Second Priority Debt Facility under the Second Lien Initial Agreement is the only Second Priority Debt Facility under this Agreement and (ii) at any time when clause (i) does not apply, the “Applicable Authorized Representative” (as defined in the Second Lien Equal Priority Intercreditor Agreement) at such time.

“DIP Financing” has the meaning assigned to such term in Section 6.01.

“Discharge” means, with respect to any Debt Facility, the date on which such Debt Facility and the First Priority Obligations or Second Priority Debt Obligations thereunder, as the case may be, are no longer secured by Shared Collateral pursuant to the terms of the documentation governing such Debt Facility. The term “Discharged” shall have a corresponding meaning.

“Discharge of First Lien Credit Agreement Obligations” means, the payment in full in cash of all First Lien Credit Agreement Obligations and termination of all commitments under the First Lien Credit Agreement; provided that the Discharge of First Lien Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing in full of all First Lien Credit Agreement Obligations with an Additional First Priority Debt Facility secured by such Shared Collateral under one or more Additional First Priority Debt Documents which has been designated in writing by the “Administrative Agent” (under the First Lien Credit Agreement so Refinanced) to the Designated Second Priority Representative as the “First Lien Credit Agreement” for purposes of this Agreement.

“Discharge of First Priority Obligations” means the date on which the Discharge of First Lien Credit Agreement Obligations and the Discharge of each Additional First Priority Debt Facility has occurred.

“Disposition” means any conveyance, sale, lease, assignment, transfer, license or other disposition.

“Domestic Subsidiary” means each Subsidiary of the Borrower that is organized under the applicable laws of the United States, any state thereof, or the District of Columbia.

“First Lien” means the Liens on the First Priority Collateral in favor of the First Priority Secured Parties under the First Priority Collateral Documents.

“First Lien Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor collateral agent as provided in Section 9.07 of the First Lien Credit Agreement.

“First Lien Credit Agreement” means that certain Amended and Restated Senior Secured Term Loan Facility, dated as of December 5, 2016, among the Borrower, the lenders from time to time party thereto, Barclays, as administrative agent and collateral agent, and the other parties thereto.

“First Lien Credit Agreement Credit Documents” means the First Lien Credit Agreement and the other “Loan Documents” as defined in the First Lien Credit Agreement.

“First Lien Credit Agreement Obligations” means the “Obligations” as defined in the First Lien Credit Agreement; provided, however, that “First Lien Credit Agreement Obligations” shall not include any obligations (including guarantees) in respect of indebtedness or other extensions of credit owing by any Foreign Subsidiary of the Borrower.

“First Lien Credit Agreement Secured Parties” means the “Secured Parties” as defined in the First Lien Credit Agreement.

“First Lien Intercreditor Agreement” means a customary intercreditor agreement in form and substance reasonably acceptable to the First Priority Representative with respect to each First Priority Debt Facility in existence at the time such intercreditor agreement is entered into and the Borrower, and which provides that the Liens securing all Indebtedness covered thereby shall be of equal priority (but without regard to the control of remedies).

“First Priority Class Debt” has the meaning assigned to such term in Section 8.09(a).

“First Priority Class Debt Parties” has the meaning assigned to such term in Section 8.09(a).

“First Priority Class Debt Representative” has the meaning assigned to such term in Section 8.09(a).

“First Priority Collateral” means any “Collateral” as defined in any First Lien Credit Agreement Credit Document or any other First Priority Debt Document or any other assets of the Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a First Priority Collateral Document as security for any First Priority Obligations.

“First Priority Collateral Documents” means the “Security Documents” as defined in the First Lien Credit Agreement, the First Lien Intercreditor Agreement (upon and after the initial execution and delivery thereof by the initial parties thereto) and each of the security agreements and other instruments and documents executed and delivered by the Borrower or any other Grantor for purposes of providing collateral security for any First Priority Obligation.

“First Priority Debt Documents” means (a) the First Lien Credit Agreement Credit Documents and (b) any Additional First Priority Debt Documents.

“First Priority Debt Facilities” means the First Lien Credit Agreement and any Additional First Priority Debt Facilities.

“First Priority Obligations” means the First Lien Credit Agreement Obligations and any Additional First Priority Debt Obligations (provided, that First Priority Obligations shall exclude any such obligations the incurrence of which was not permitted under each Second Priority Debt Document extant at the time of the incurrence or issuance thereof); provided, that “First Priority Obligations” shall not include any obligations (including guarantees) in respect of indebtedness or other extensions of credit owing by any Foreign Subsidiary of the Borrower.

“First Priority Representative” means (i) in the case of any First Lien Credit Agreement Obligations or the First Lien Credit Agreement Secured Parties, the First Lien Collateral Agent and (ii) in the case of any Additional First Priority Debt Facility and the Additional First Priority Secured Parties thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional First Priority Debt Facility that is named as the Representative in respect of such Additional First Priority Debt Facility in the applicable Joinder Agreement.

“First Priority Secured Parties” means the First Lien Credit Agreement Secured Parties and any Additional First Priority Secured Parties.

“Foreign Subsidiary” means each Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Grantors” means the Borrower and each Subsidiary or other Guarantor that has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations.

“GSE” means Fannie Mae and Freddie Mac, as each such term is defined in the Second Lien Initial Agreement.

“GSE MSRs” means MSRs with respect to mortgages owned or held in whole or in part by any GSE.

“Guarantors” means the “Guarantors” as defined in the First Lien Credit Agreement.

“Insolvency or Liquidation Proceeding” means:

(1)          any case or proceeding commenced by or against the Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization, administration, rehabilitation or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)          any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)          any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” means Copyrights, Patents and Trademarks.

“Joinder Agreement” means a supplement to this Agreement in the form of Annex II or Annex III hereof required to be delivered by a Representative to the Designated First Priority Representative or Designated Second Priority Representative, as the case may be, pursuant to Section 8.09 hereof in order to include an additional Debt Facility hereunder and to become the Representative hereunder for the First Priority Secured Parties or Second Priority Secured Parties, as the case may be, under such Debt Facility.

“Junior Priority Bankruptcy Payments” has the meaning assigned to such term in Section 4.01.

“Lien” means any mortgage, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance, and any easement, right-of-way, license, restriction (including zoning restrictions), defect, exception or irregularity in title or similar charge or encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease be deemed to be a Lien.

“MSR” means mortgage servicing rights entitling the holder to service mortgage loans.

“MSR Collateral” has the meaning assigned to such term in Section 5.07.

“MSR Collateral Agent” means Barclays Bank PLC, as collateral agent for the First Lien Credit Agreement Secured Parties and the Noteholders solely with respect to the MSR Collateral together with its successors in such capacity.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Noteholders” means the “Secured Parties” as defined in the Second Lien Collateral Agreement as in effect on the date hereof.

“Officer’s Certificate” has the meaning assigned to such term in Section 8.08.

“Patents” means all United States and foreign (a) patents, statutory invention registrations, certificates of invention, industrial designs and utility models, and all pending applications of the foregoing, (b) provisionals, reissues, reexaminations, continuations, divisions, continuations-in-part, renewals or extensions thereof, and (c) the inventions, discoveries and designs disclosed or claimed therein and all improvements thereto, including the right to make, use and/or sell the inventions, discoveries and designs disclosed or claimed therein.

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority (as defined in the First Lien Credit Agreement as in effect on the date hereof).

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral and any payment or distribution made in respect of Shared Collateral in an Insolvency or Liquidation Proceeding and any amounts received by any First Priority Representative or any First Priority Secured Party from a Second Priority Secured Party in respect of Shared Collateral pursuant to this Agreement.

“Recovery” has the meaning assigned to such term in Section 6.04.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, loan agreement, note purchase agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar for dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Representatives” means the First Priority Representatives and the Second Priority Representatives.

“SEC” means the United States Securities and Exchange Commission and any successor agency thereto.

“Second Lien Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor Collateral Trustee as provided in the Second Lien Initial Agreement.

“Second Lien Collateral Agreement” means that certain Second Lien Notes Pledge and Security Agreement, dated as of December 5, 2016, among the Borrower, the Guarantors identified therein and the Second Lien Collateral Agent.

“Second Lien Equal Priority Intercreditor Agreement” means (i) an intercreditor agreement substantially in the form of the Equal Priority Intercreditor Agreement (as defined in the Indenture) or (ii) if the Indenture is no longer in effect, a customary intercreditor agreement in form and substance reasonably acceptable to the Second Priority Representative with respect to each Second Priority Debt Facility in existence at the time such intercreditor agreement is entered into and the Borrower, and which provides that the Liens securing all Indebtedness covered thereby shall be of equal priority (but without regard to the control of remedies).

“Second Lien Initial Agreement” means that certain Indenture, dated as of December 5, 2016, among the Borrower, the Guarantors identified therein, and Wilmington Trust, National Association, as trustee (the “Trustee”) and the Collateral Trustee (which Collateral Trustee, for the avoidance of doubt, is the Second Lien Collateral Agent).

“Second Lien Initial Obligations” means the “Secured Obligations” as defined in the Second Lien Collateral Agreement as in effect on the date hereof or as amended with the First Lien Collateral Agent’s written consent.

“Second Priority Additional Secured Parties” means, with respect to any series, issue or class of Second Priority Debt issued after the date hereof (except to the extent constituting Second Lien Initial Obligations), the holders of such Indebtedness or any other Second Priority Debt Obligation, the Representative with respect thereto, any trustee or agent therefor under any related Second Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrower or any Guarantor under any related Second Priority Debt Documents.

“Second Priority Class Debt” has the meaning assigned to such term in Section 8.09(a).

“Second Priority Class Debt Parties” has the meaning assigned to such term in Section 8.09(a).

“Second Priority Class Debt Representative” has the meaning assigned to such term in Section 8.09(a).

“Second Priority Collateral” means any “Collateral” as defined in any Second Priority Debt Document or any other assets of the Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Second Priority Collateral Document as security for any Second Priority Debt Obligation.

“Second Priority Collateral Documents” means the Second Lien Collateral Agreement and the other “Security Documents” as defined in the Second Lien Initial Agreement, the Second Lien Equal Priority Intercreditor Agreement (upon and after the initial execution and delivery thereof by the initial parties thereto), this Agreement, including Section 5.07, and each of the security agreements and other instruments and documents executed and delivered by the Borrower or any other Grantor for purposes of providing collateral security for any Second Priority Debt Obligation.

“Second Priority Debt” means the Second Lien Initial Obligations and any other Indebtedness that is issued or guaranteed by the Borrower and/or any Guarantor which Indebtedness and Guarantees are secured by Liens on the Collateral (or a portion thereof) having junior priority ranking to the Liens of any First Priority Obligations; provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each First Priority Debt Document and (ii) the Representative for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof.

“Second Priority Debt Documents” means, with respect to any series, issue or class of Second Priority Debt, the promissory notes, credit agreements, loan agreements, note purchase agreements, indentures or other operative agreements evidencing or governing such Indebtedness or the Liens securing such Indebtedness, including the Second Lien Initial Agreement and the Second Priority Collateral Documents.

“Second Priority Debt Facility” means each credit agreement, loan agreement, note purchase agreement, indenture or other governing agreement with respect to any Second Priority Debt.

“Second Priority Debt Obligations” means, with respect to any series, issue or class of Second Priority Debt, (a) all principal of, and premium and interest (including, without limitation, any interest, fees, and expenses which accrue after the commencement of any Insolvency or Liquidation Proceeding or which would accrue but for the operation of Bankruptcy Laws, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Second Priority Debt, (b) all other amounts payable to the related Second Priority Secured Parties under the related Second Priority Debt Documents and (c) any renewals or extensions of the foregoing.

“Second Priority Enforcement Date” means, with respect to any Second Priority Representative, the date which is 270 days (through which 270-day period such Second Priority Representative was the Designated Second Priority Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Second Priority Debt Document for which such Second Priority Representative has been named as Representative) and (ii) the Designated First Priority Representative’s and each other Representative’s receipt of written notice from such Second Priority Representative that (x) such Second Priority Representative is the Designated Second Priority Representative and that an Event of Default (under and as defined in the Second Priority Debt Document for which such Second Priority Representative has been named as Representative) has occurred and is continuing and (y) an Event of Default has been declared by such Second Priority Representative or the holders of the series of Second Priority Obligations with respect to which such Second Priority Representative is the Second Priority Representative and such Second Priority Debt Obligations are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Second Priority Debt Document; provided that the Second Priority Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred (1) at any time that any First Priority Secured Party has commenced and is diligently pursuing the exercise of its rights and remedies with respect to any Shared Collateral or (2) at any time any Insolvency or Liquidation Proceeding has been commenced with respect to any Grantor.

“Second Priority Lien” means the Liens on the Second Priority Collateral in favor of Second Priority Secured Parties under the Second Priority Collateral Documents.

“Second Priority Representative” means (i) in the case of any Second Lien Initial Obligations or the Noteholders, the Collateral Trustee under the Second Lien Initial Agreement, which for the avoidance of doubt is the Second Lien Collateral Agent and (ii) in the case of any other Second Priority Debt Facility and the Second Priority Secured Parties thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Second Priority Debt Facility that is named as the Representative in respect of such Second Priority Debt Facility in the applicable Joinder Agreement.

“Second Priority Secured Parties” means the Noteholders and any Second Priority Additional Secured Parties.

“Secured Obligations” means the First Priority Obligations and the Second Priority Debt Obligations.

“Secured Parties” means the First Priority Secured Parties and the Second Priority Secured Parties.

“Servicing Agreements” has the meaning assigned to such term in the First Lien Credit Agreement, whether or not then in effect.

“Shared Collateral” means, at any time, Collateral in which the holders of First Priority Obligations under at least one First Priority Debt Facility (or their Representatives) and the holders of Second Priority Debt Obligations under at least one Second Priority Debt Facility (or their Representatives) hold a security interest at such time (or, in the case of the First Priority Debt Facilities, are deemed pursuant to Article 2 to hold a security interest). If, at any time, any portion of the First Priority Collateral under one or more First Priority Debt Facilities does not constitute Second Priority Collateral under one or more Second Priority Debt Facilities, then such portion of such First Priority Collateral shall constitute Shared Collateral only with respect to the Second Priority Debt Facilities for which it constitutes Second Priority Collateral and shall not constitute Shared Collateral for any Second Priority Debt Facility which does not have a security interest in such Collateral at such time.

“Subsidiary” of any Person shall mean and include (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any limited liability company, partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

“Trademarks” means all United States and foreign (a) trademarks, service marks, domain names, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, slogans, other source or business identifiers, now existing or hereafter adopted or acquired, whether registered or unregistered, and all registrations, recordings and applications for registration filed in connection with the foregoing, including registrations, recordings and applications for registration in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country, group of countries or any political subdivision thereof, and all common-law rights related thereto, (b) all goodwill associated therewith or symbolized thereby and (c) all extensions or renewals thereof.

“Trustee” has the meaning assigned to such term in the definition of Second Lien Initial Agreement.

“Uniform Commercial Code” or “UCC” means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York.

SECTION 1.02. Terms Generally. The rules of interpretation set forth in Section 1.03 of the First Lien Credit Agreement are incorporated herein mutatis mutandis.

ARTICLE 2
Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01.     Subordination. Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Second Priority Representative or any Second Priority Secured Parties on the Shared Collateral or of any Liens granted to any First Priority Representative or any other First Priority Secured Party on the Shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC, any applicable law, any Second Priority Debt Document or any First Priority Debt Document or any other circumstance whatsoever, each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, hereby agrees that (a) any Lien on the Shared Collateral securing (or purporting to secure) any First Priority Obligations now or hereafter held by or on behalf of any First Priority Representative or any other First Priority Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing any Second Priority Debt Obligations and (b) any Lien on the Shared Collateral securing (or purporting to secure) any Second Priority Debt Obligations now or hereafter held by or on behalf of any Second Priority Representative, any Second Priority Secured Parties or any other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing any First Priority Obligations. All Liens on the Shared Collateral securing (or purporting to secure) any First Priority Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing any Second Priority Debt Obligations for all purposes, whether or not such Liens securing any First Priority Obligations are subordinated to any Lien securing (or purporting to secure) any other obligation of the Borrower, any Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

SECTION 2.02.      Nature Of Senior Lender Claims. Each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, acknowledges that (a) the terms of the First Priority Debt Documents and the First Priority Obligations may be amended, restated, amended and restated, supplemented or otherwise modified, and the First Priority Obligations, or a portion thereof, may be Refinanced from time to time and (b) the aggregate amount of the First Priority Obligations may be increased, in each case, without notice to or consent by the Second Priority Representatives or the Second Priority Secured Parties and without affecting the provisions hereof, except as otherwise expressly set forth herein. The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, restatement, amendment and restatement, supplement or other modification, or any Refinancing, of either the First Priority Obligations or the Second Priority Debt Obligations, or any portion thereof. As between the Borrower and the other Grantors and the Second Priority Secured Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Borrower and the other Grantors contained in any Second Priority Debt Document with respect to the incurrence of additional First Priority Obligations.

SECTION 2.03.     Prohibition On Contesting Liens. Each of the Second Priority Representatives, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority, allowability, or enforceability of any Lien (or any purported Lien) securing, or any claim asserted with respect to, any First Priority Obligations held (or purported to be held) by or on behalf of any First Priority Representative or any of the other First Priority Secured Parties or other agent or trustee therefor in any First Priority Collateral, and each First Priority Representative, for itself and on behalf of each First Priority Secured Party under its First Priority Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority, allowability, or enforceability of any Lien securing, or any claim asserted with respect to, any Second Priority Debt Obligations held (or purported to be held) by or on behalf of any of any Second Priority Representative or any of the Second Priority Secured Parties in the Second Priority Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of any First Priority Representative to enforce this Agreement (including the priority of the Liens securing the First Priority Obligations as provided in Section 2.01) or any of the First Priority Debt Documents.

SECTION 2.04.       No New Liens. The parties hereto agree that, so long as the Discharge of First Priority Obligations has not occurred, (a) none of the Grantors shall grant any additional Liens on any asset or property of any Grantor to secure any Second Priority Debt Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Grantor to secure the First Priority Obligations; and (b) if any Second Priority Representative or any Second Priority Secured Party shall hold any Lien on any assets or property of any Grantor securing any Second Priority Debt Obligations that are not also subject to the Liens securing all First Priority Obligations under the First Priority Collateral Documents, such Second Priority Representative or Second Priority Secured Party (i) shall notify the Designated First Priority Representative promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such assets or property to each First Priority Representative as security for the First Priority Obligations, shall assign such Lien to the Designated First Priority Representative as security for all First Priority Obligations for the benefit of the First Priority Secured Parties (but may retain a junior Lien on such assets or property subject to the terms hereof) and (ii) until such assignment or such grant of a similar Lien to each First Priority Representative shall be deemed to hold and have held such Lien for the benefit of each First Priority Representative and the other First Priority Secured Parties as security for the First Priority Obligations (subject to the relative lien priorities set forth in this Agreement). To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to any First Priority Representative or any other First Priority Secured Party, each Second Priority Representative agrees, for itself and on behalf of the other Second Priority Secured Parties that it represents, that any amounts received by or distributed to any First Priority Secured Party and any Second Priority Secured Party pursuant to or as a result of any Lien granted in contravention of this Section 2.04 shall be subject to Section 4.01 and Section 4.02.

SECTION 2.05.     Perfection Of Liens. Except for the limited agreements of the First Priority Representatives pursuant to Section 5.05 hereof, none of the First Priority Representatives or the First Priority Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Second Priority Representatives or the Second Priority Secured Parties. None of the Second Priority Representatives or the Second Priority Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the First Priority Representatives or the First Priority Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Priority Secured Parties and the Second Priority Secured Parties and shall not impose on the First Priority Representatives, the First Priority Secured Parties, the Second Priority Representatives, the Second Priority Secured Parties or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

ARTICLE 3
Enforcement

SECTION 3.01. Exercise Of Remedies.

(a) So long as the Discharge of First Priority Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor, (i) neither any Second Priority Representative nor any Second Priority Secured Party will (x) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Second Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action or any other exercise of any rights or remedies brought with respect to the Shared Collateral or any other First Priority Collateral by any First Priority Representative or any First Priority Secured Party in respect of the First Priority Obligations, the exercise of any right by any First Priority Representative or any First Priority Secured Party (or any agent or sub-agent on their behalf) in respect of the First Priority Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any First Priority Representative or any First Priority Secured Party either is a party or may have rights as a third-party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the First Priority Debt Documents or otherwise in respect of the First Priority Collateral or the First Priority Obligations, or (z) object to the forbearance by the First Priority Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of First Priority Obligations and (ii) except as otherwise provided herein, the First Priority Representatives and the First Priority Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Shared Collateral or any other First Priority Collateral without any consultation with or the consent of any Second Priority Representative or any Second Priority Secured Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any other Grantor, any Second Priority Representative may file a claim, proof of claim, or statement of interest with respect to the Second Priority Debt Obligations under its Second Priority Debt Facility in a manner that is consistent with this Agreement, (B) any Second Priority Representative may take any action (not adverse to the prior Liens on the Shared Collateral securing the First Priority Obligations or the rights of the First Priority Representatives or the First Priority Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce, subject to clause (F) below) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) any Second Priority Representative and the Second Priority Secured Parties may exercise their rights and remedies as unsecured creditors, to the extent provided in Section 5.04, (D) any Second Priority Representative may exercise the rights and remedies to the extent provided for in Section 6.03 and may vote on a proposed plan of reorganization or similar dispositive restructuring plan in any Insolvency or Liquidation Proceeding in accordance with the terms of this Agreement (including Section 6.11), (E) any Second Priority Representative and the Second Priority Secured Parties may file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or Liens of the Second Priority Secured Parties, including any claims secured by the Second Priority Collateral, in each case in accordance with the terms of this Agreement and (F) from and after the Second Priority Enforcement Date, the Designated Second Priority Representative (or such other Person, if any, as is authorized by it) may exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral or, if the Second Lien Collateral Agent is the Designated Second Priority Representative, with respect to the MSR Collateral, instruct the MSR Collateral Agent to exercise such rights or remedies subject to Section 5.07, in respect of any Second Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), but only so long as (1) the Designated First Priority Representative or any other First Priority Secured Party has not commenced and is not diligently pursuing any exercise of right or remedies with respect to any Shared Collateral or (2) no Insolvency or Liquidation Proceeding has been commenced with respect to any Grantor, in each case (A) through (F) above solely to the extent such action is not inconsistent with, or could not result in a resolution inconsistent with, the terms of this Agreement. In exercising rights and remedies with respect to the First Priority Collateral, the First Priority Representatives and the First Priority Secured Parties may enforce the provisions of the First Priority Debt Documents and exercise remedies thereunder or in respect thereof, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code or other legislation in respect of the granting and perfection of security interests in respect of real or personal property of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) So long as the Discharge of First Priority Obligations has not occurred, each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, agrees that it will not, take or receive any Shared Collateral or any proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Shared Collateral in respect of Second Priority Debt Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of First Priority Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.01(a), the sole right of the Second Priority Representatives and the Second Priority Secured Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Second Priority Debt Obligations pursuant to the Second Priority Debt Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Priority Obligations has occurred.

(c) Subject to the proviso in clause (ii) of Section 3.01(a), (i) each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that neither such Second Priority Representative nor any such Second Priority Secured Party will take any action that would hinder, delay, or interfere with any exercise of remedies undertaken by any First Priority Representative or any First Priority Secured Party with respect to the Shared Collateral under the First Priority Debt Documents, including any Disposition of the Shared Collateral, whether by foreclosure or otherwise, and (ii) each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby waives any and all rights it or any such Second Priority Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the First Priority Representatives or the First Priority Secured Parties seek to enforce or collect the First Priority Obligations or the Liens granted on any of the First Priority Collateral, regardless of whether any action or failure to act by or on behalf of any First Priority Representative or any other First Priority Secured Party is adverse to the interests of the Second Priority Secured Parties.

(d) Each Second Priority Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Priority Debt Document shall be deemed to restrict in any way the rights and remedies of the First Priority Representatives or the First Priority Secured Parties with respect to the First Priority Collateral as set forth in this Agreement and the First Priority Debt Documents.

(e) Subject to the proviso in Section 3.01(a), until the Discharge of First Priority Obligations, the Designated First Priority Representative or any person authorized by it shall have the exclusive right to exercise any right or remedy or power conferred with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto. Following the Discharge of First Priority Obligations, the Designated Second Priority Representative or any person authorized by it shall have the exclusive right to exercise any right or remedy with respect to the Collateral, and the Designated Second Priority Representative or any Person authorized by it shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Second Priority Secured Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Second Priority Representatives, or for the taking of any other action authorized by the Second Priority Collateral Documents; provided, however, that nothing in this Section shall impair the right of any Second Priority Representative or other agent or trustee acting on behalf of the Second Priority Secured Parties to take such actions with respect to the Collateral after the Discharge of First Priority Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Second Priority Secured Parties or the Second Priority Debt Obligations.

SECTION 3.02.     Cooperation. Subject to the proviso in clause (ii) of Section 3.01(a), each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, agrees that, unless and until the Discharge of First Priority Obligations has occurred, it will not commence, or join with any Person (other than the First Priority Secured Parties and the First Priority Representatives upon the request of the Designated First Priority Representative) in commencing, any Insolvency or Liquidation Proceeding or any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Second Priority Debt Documents or otherwise in respect of the Second Priority Debt Obligations.

SECTION 3.03.      Actions Upon Breach. Should any Second Priority Representative or any Second Priority Secured Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, any First Priority Representative or other First Priority Secured Party (in its or their own name or in the name of the Borrower or any other Grantor) or the Borrower may obtain relief against such Second Priority Representative or such Second Priority Secured Party by injunction, specific performance or other appropriate equitable relief. Each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, hereby (i) agrees that the First Priority Secured Parties’ damages from the actions of the Second Priority Representatives or any Second Priority Secured Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Borrower, any other Grantor or the First Priority Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any First Priority Representative or any other First Priority Secured Party.

ARTICLE 4
Payments

SECTION 4.01.      Application Of Proceeds. So long as the Discharge of First Priority Obligations has not occurred and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, the Shared Collateral (including any MSR Collateral) or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Shared Collateral upon the exercise of remedies shall be applied by the Designated First Priority Representative to the First Priority Obligations in such order as specified in the relevant First Priority Debt Documents and, if applicable, the First Lien Intercreditor Agreement, until the Discharge of First Priority Obligations has occurred. Until the Discharge of First Priority Obligations, if the holders of the Second Priority Obligations are granted or receive cash payments in respect of Liens on the Shared Collateral (including any MSR Collateral), whether or not denominated as post-petition interest or adequate protection, in any Insolvency or Liquidation Proceeding (the “Junior Priority Bankruptcy Payments”), and regardless as to whether or not any such cash payments are permitted pursuant to the other provisions of this Agreement, such cash payments shall be deemed to constitute Shared Collateral, shall be turned over to the Designated First Priority Representative, and shall be applied in accordance with the provisions of the previous sentence. Upon the Discharge of First Priority Obligations, each applicable First Priority Representative and the MSR Collateral Agent shall deliver promptly to the Designated Second Priority Representative (or to the Second Lien Collateral Agent in respect of proceeds on the MSR Collateral) any Shared Collateral or proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Second Priority Representative to the Second Priority Debt Obligations in such order as specified in the relevant Second Priority Debt Documents and, if applicable, the Second Lien Equal Priority Intercreditor Agreement.

SECTION 4.02.      Payments Over. So long as the Discharge of First Priority Obligations has not occurred, any Shared Collateral or proceeds thereof received by any Second Priority Representative or any Second Priority Secured Party in connection with the exercise of any right or remedy (including setoff) relating to the Shared Collateral or in contravention of this Agreement shall be segregated and held in trust for the benefit of and forthwith paid over to the Designated First Priority Representative for the benefit of the First Priority Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Designated First Priority Representative is hereby authorized to make any such endorsements as agent for each of the Second Priority Representatives or any such Second Priority Secured Party. This authorization is coupled with an interest and is irrevocable.

ARTICLE 5
Other Agreements

SECTION 5.01.      Releases.

(a) Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that, in the event of any release of Liens on Shared Collateral securing any First Priority Obligations in connection with (i) the exercise of remedies in respect of Collateral or (ii) if not in connection with the exercise of remedies in respect of Collateral, any Disposition of Shared Collateral (including all or substantially all of the Capital Stock of any Subsidiary of the Borrower) so long as Disposition is permitted by the terms of the Second Priority Debt Documents, the Liens granted to the Second Priority Representatives and the Second Priority Secured Parties upon such Shared Collateral (but not upon the proceeds thereof) to secure Second Priority Debt Obligations shall terminate and be released, automatically and without any further action, concurrently with the termination and release of all Liens granted upon such Shared Collateral to secure First Priority Obligations. Upon delivery to each Second Priority Representative of an Officer’s Certificate stating that any such termination and release of Liens securing the First Priority Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Second Priority Secured Parties and the Second Priority Representatives) and any necessary or proper instruments of termination or release prepared by the Borrower or any other Grantor, each Second Priority Representative will promptly execute, deliver or acknowledge, at the Borrower’s or the other Grantor’s sole cost and expense and without any recourse, representation or warranty, such instruments to evidence such termination and release of the Liens. Nothing in this Section 5.01(a) will be deemed to affect any agreement of a Second Priority Representative, for itself and on behalf of the Second Priority Secured Parties under its Second Priority Debt Facility, to release the Liens on the Second Priority Collateral as set forth in the relevant Second Priority Debt Documents.

(b) Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby irrevocably constitutes and appoints the Designated First Priority Representative and any officer or agent of the Designated First Priority Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Priority Representative or such Second Priority Secured Party or in the Designated First Priority Representative’s own name, from time to time in the Designated First Priority Representative’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release.

(c) Unless and until the Discharge of First Priority Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby consents to the application, whether prior to or after an event of default under any First Priority Debt Document of proceeds of Shared Collateral to the repayment of First Priority Obligations pursuant to the First Priority Debt Documents, provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Second Priority Representatives or the Second Priority Secured Parties to receive proceeds in connection with the Second Priority Debt Obligations not otherwise in contravention of this Agreement.

(d) Notwithstanding anything to the contrary in any Second Priority Collateral Document, in the event the terms of a First Priority Collateral Document and a Second Priority Collateral Document each require any Grantor (i) to make payment in respect of any item of Shared Collateral, (ii) to deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) to register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, both the Designated First Priority Representative and any Second Priority Representative or Second Priority Secured Party, such Grantor may, until the applicable Discharge of First Priority Obligations has occurred, comply with such requirement under the Second Priority Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Designated First Priority Representative.

SECTION 5.02.      Insurance And Condemnation Awards. Unless and until the Discharge of First Priority Obligations has occurred, the Designated First Priority Representative and the First Priority Secured Parties shall have the sole and exclusive right, subject in each case to the rights of the Grantors under the First Priority Debt Documents, (a) to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder and (b) to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. Unless and until the Discharge of First Priority Obligations has occurred, and subject to the rights of the Grantors under the First Priority Debt Documents, all proceeds of any such policy and any such award, if in respect of the Shared Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of First Priority Obligations, to the Designated First Priority Representative for the benefit of First Priority Secured Parties pursuant to the terms of the First Priority Debt Documents, (ii) second, after the occurrence of the Discharge of First Priority Obligations, to the Designated Second Priority Representative for the benefit of the Second Priority Secured Parties pursuant to the terms of the applicable Second Priority Debt Documents or, if applicable, the Second Lien Equal Priority Intercreditor Agreement and (iii) third, if no Second Priority Debt Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Second Priority Representative or any Second Priority Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Designated First Priority Representative in accordance with the terms of Section 4.02.

SECTION 5.03.      Certain Amendments.

(a) No Second Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Priority Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement. The Borrower agrees to deliver to the Designated First Priority Representative copies of (i) any amendments, supplements or other modifications to the Second Priority Collateral Documents and (ii) any new Second Priority Collateral Documents promptly after effectiveness thereof. Each Grantor shall cause that each new Second Priority Collateral Document under a Second Priority Debt Facility shall include the following language (or language to similar effect reasonably approved by the Designated First Priority Representative):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the [Second Priority Representative] pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the First Priority Secured Parties (as defined in the Intercreditor Agreement referred to below), including liens and security interests granted to Barclays Bank PLC, as collateral agent, pursuant to or in connection with the Amended and Restated Senior Secured Term Loan Facility dated as of December 5, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), among the Borrower, the lenders from time to time party thereto and Barclays Bank PLC, as administrative agent, and the other parties thereto, and (ii) the exercise of any right or remedy by the [Second Priority Representative] or any other secured party hereunder is subject to the limitations and provisions of the Junior Priority Intercreditor Agreement dated as of December 5, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Barclays Bank PLC, as First Lien Collateral Agent, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Second Lien Collateral Agent, OCWEN LOAN SERVICING, LLC, a Delaware limited liability company (the “Borrower”), the other Grantors from time to time party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.”

(b) In the event that each applicable First Priority Representative and/or the First Priority Secured Parties enter into any amendment, waiver or consent in respect of any of the First Priority Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any First Priority Collateral Document or changing in any manner the rights of the First Priority Representatives, the First Priority Secured Parties, the Borrower or any other Grantor thereunder (including the release of any Liens in First Priority Collateral) in a manner that is applicable to all First Priority Debt Facilities, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Second Priority Collateral Document without the consent of any Second Priority Representative or any Second Priority Secured Party and without any action by any Second Priority Representative, the Borrower or any other Grantor; provided, however, that (x) no such amendment, waiver or consent shall have the effect of (i) removing assets subject to the Lien of any Second Priority Collateral Document, except to the extent that a release of such Lien is provided for in Section 5.01(a) or (ii) imposing any additional duties on any Second Priority Representative or otherwise adversely affecting any Second Priority Representative’s rights, protections, immunities or indemnities without its written consent and (y) written notice of such amendment, waiver or consent shall have been given to each Second Priority Representative within 10 Business Days after the effectiveness of such amendment, waiver or consent.

(c) The First Priority Debt Documents may be amended, restated, amended and restated, waived, supplemented or otherwise modified in accordance with their terms, and the indebtedness under the First Priority Debt Documents may be Refinanced, in each case, without the consent of any Second Priority Representative or Second Priority Secured Party; provided, however, that, without the consent of the Second Lien Collateral Agent (acting with the consent of the requisite holders of Noteholders pursuant to the terms of the Second Lien Initial Agreement) and each other Second Priority Representative (acting with the consent of the requisite holders of each series of Second Priority Debt), no such amendment, restatement, supplement or modification shall contravene any provision of this Agreement.

(d) The Second Priority Debt Documents may be amended, restated, waived, supplemented or otherwise modified in accordance with their terms, and the indebtedness under the Second Priority Debt Documents may be refinanced, renewed, extended or replaced, in each case, without the consent of any First Priority Representative or First Priority Secured Party; provided, however, that, without the consent of the First Lien Collateral Agent, acting with the consent of the Required Lenders (as such term is defined in the First Lien Credit Agreement) and each other First Priority Representative (acting with the consent of the requisite holders of each series of Additional First Priority Debt), no such amendment, restatement, supplement or modification shall contravene any provision of this Agreement.

SECTION 5.04.     Rights As Unsecured Creditors. The Second Priority Representatives and the Second Priority Secured Parties may exercise rights and remedies as unsecured creditors against the Borrower and any other Grantor in accordance with the terms of the Second Priority Debt Documents and applicable law so long as such rights and remedies do not violate, or are not otherwise inconsistent with, any other provision of this Agreement. Nothing in this Agreement shall prohibit the receipt by any Second Priority Representative or any Second Priority Secured Party of the required payments of principal, premium, interest, fees and other amounts due under the Second Priority Debt Documents so long as such receipt is not the direct or indirect result of the exercise by a Second Priority Representative or any Second Priority Secured Party of rights or remedies as a secured creditor in respect of Shared Collateral and is not otherwise in violation of this Agreement. In the event any Second Priority Representative or any Second Priority Secured Party becomes a judgment Lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Priority Debt Obligations, such judgment Lien shall be subordinated to the Liens securing First Priority Obligations on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing First Priority Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the First Priority Representatives or the First Priority Secured Parties may have with respect to the First Priority Collateral.

SECTION 5.05.     Gratuitous Bailee For Perfection.

(a) Each First Priority Representative acknowledges and agrees that if it shall at any time hold a Lien securing any First Priority Obligations on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any Deposit Account or Securities Account in which such Shared Collateral is held (including any such accounts subject to First Priority Representative’s control on the date hereof), and if such Shared Collateral or any such account is in fact in the possession or under the control of such First Priority Representative, or of agents or bailees of such Person (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, the applicable First Priority Representative shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for and on behalf of the relevant Second Priority Representatives, in each case solely for the purpose of perfecting the Liens granted under the relevant Second Priority Collateral Documents and subject to the terms and conditions of this Section 5.05.

(b) In the event that any First Priority Representative (or its agents or bailees) has Lien filings against Intellectual Property that is part of the Shared Collateral that are necessary for the perfection of Liens in such Shared Collateral, such First Priority Representative agrees to hold such Liens as sub-agent and gratuitous bailee for the relevant Second Priority Representatives and any assignee thereof, solely for the purpose of perfecting the security interest granted in such Liens pursuant to the relevant Second Priority Collateral Documents, subject to the terms and conditions of this Section 5.05.

(c) Except as otherwise specifically provided herein, until the Discharge of First Priority Obligations has occurred, the First Priority Representatives and the First Priority Secured Parties shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the First Priority Debt Documents as if the Liens under the Second Priority Collateral Documents did not exist. The rights of the Second Priority Representatives and the Second Priority Secured Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(d) The First Priority Representatives and the First Priority Secured Parties shall have no obligation whatsoever to the Second Priority Representatives or any Second Priority Secured Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05. The duties or responsibilities of the First Priority Representatives under this Section 5.05 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.05 as sub-agent and gratuitous bailee for the relevant Second Priority Representative for purposes of perfecting the Lien held by such Second Priority Representative.

(e) The First Priority Representatives shall not have, by reason of the Collateral Documents, this Agreement or any other document, a fiduciary relationship in respect of any Second Priority Representative or any Second Priority Secured Party, and each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby waives and releases the First Priority Representatives from all claims and liabilities arising pursuant to the First Priority Representatives’ roles under this Section 5.05 as sub-agents and gratuitous bailees with respect to the Shared Collateral or the MSR Collateral Agent with respect to the MSR Collateral.

(f) Upon the Discharge of the First Priority Obligations, each applicable First Priority Representative shall, at the Grantors’ sole cost and expense, (i) (A) deliver to the Designated Second Priority Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such First Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be an additional loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Designated Second Priority Representative is entitled to approve any awards granted in such proceeding. The Borrower and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby. The First Priority Representatives have no obligations to follow instructions from any Second Priority Representative or any other Second Priority Secured Party in contravention of this Agreement.

(g) None of the First Priority Representatives nor any of the other First Priority Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Borrower or any Guarantor to any First Priority Representative or any First Priority Secured Party under the First Priority Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

SECTION 5.06.       When Discharge Of First Priority Obligations Deemed To Not Have Occurred. If, at any time substantially concurrently with or after the Discharge of First Priority Obligations has occurred, the Borrower or any Subsidiary incurs any First Priority Obligations (other than in respect of the payment of indemnities surviving the Discharge of First Priority Obligations), then such Discharge of First Priority Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of First Priority Obligations) and the applicable agreement governing such First Priority Obligations shall automatically be treated as a First Priority Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the agent, representative or trustee for the holders of such First Priority Obligations shall be the First Priority Representative for all purposes of this Agreement. Upon receipt of notice of such incurrence (including the identity of the new First Priority Representative), each Second Priority Representative (including the Designated Second Priority Representative) shall promptly (a) enter into such documents and agreements (at the expense of the Borrower), including amendments, supplements or modifications to this Agreement, as the Borrower or such new First Priority Representative shall reasonably request in writing in order to provide the new First Priority Representative the rights of a First Priority Representative contemplated hereby and (b) deliver to such First Priority Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Second Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral.

SECTION 5.07.      Lien on MSR Collateral; Acknowledgment Agreements; Rights of the MSR Collateral Agent.

(a) Subject to clause (b) below, as security for all Second Lien Initial Obligations, each Grantor hereby grants to the MSR Collateral Agent for the benefit of the Noteholders, a security interest in and a continuing lien on all of such Grantor’s right, title and interest in, to and under the GSE MSRs, the Servicing Agreements relating to the GSE MSRs and all other General Intangibles relating thereto and all Proceeds thereof (the “MSR Collateral”).

(b) The Lien and security interest granted pursuant to clause (a) above shall become effective with respect to any MSR Collateral only upon MSR Collateral Agent’s receipt of the Acknowledgment Agreement from the applicable GSE permitting such Lien and security interest.

(c) The MSR Collateral Agent has been appointed as collateral agent for the benefit of the Noteholders pursuant to the Second Lien Initial Agreement. Upon the Discharge of First Lien Credit Agreement Obligations (unless otherwise agreed in writing by the MSR Collateral Agent), the Company shall seek a replacement MSR Collateral Agent. The MSR Collateral Agent shall be deemed to have automatically resigned as the MSR Collateral Agent for the Noteholders on the date a replacement MSR Collateral Agent is appointed by the Company, or, if no such replacement MSR Collateral Agent is appointed within 30 days after the Discharge of First Lien Credit Agreement Obligations, the MSR Collateral Agent shall be deemed to have automatically resigned as the MSR Collateral Agent for the Noteholders on the 30th day after the Discharge of First Lien Credit Agreement Obligations or such later date as may be agreed by the MSR Collateral Agent in its sole discretion. The Company shall provide a written notice to the Second Lien Collateral Agent of the Discharge of First Lien Credit Agreement Obligations together with a reference to this Section 5.07, provided that the MSR Collateral Agent’s resignation shall be automatic notwithstanding any failure by the Company to provide such notice. The MSR Collateral Agent shall also have the right in its sole and absolute discretion to resign as the MSR Collateral Agent for the Noteholders (regardless of whether the MSR Collateral Agent continues to act as collateral agent and secured party for the First Lien Credit Agreement Secured Parties with respect to the MSR Collateral) (i) at any time upon a 30-day prior written notice to the Second Lien Collateral Agent or (ii) upon prior written notice to the Second Lien Collateral Agent at any time it resigns as collateral agent pursuant to the First Lien Credit Agreement. The MSR Collateral Agent shall have no duty to preserve MSR Collateral for the benefit of the Noteholders and the MSR Collateral Agent’s rights to resign as MSR Collateral Agent for the Noteholders pursuant to this paragraph (c) will be sole and absolute. Upon any resignation of the MSR Collateral Agent as MSR Collateral Agent for the Noteholders, unless the MSR Collateral Agent is replaced prior to such resignation with a new collateral agent who is party to the Acknowledgement Agreements, the Lien and security interest created pursuant to this Section 5.07 on the MSR Collateral for the benefit of the Noteholders shall automatically terminate.

(d) The MSR Collateral Agent shall be entitled to all exculpatory and liability-limiting provisions of the Second Lien Initial Agreement that are afforded to the Trustee and the Second Lien Collateral Agent thereunder as if the MSR Collateral Agent were named as the Trustee and Second Lien Collateral Agent therein. The MSR Collateral Agent shall not be required to take any action hereunder or under any other Second Priority Debt Document unless (i) it is instructed in writing by the Second Lien Collateral Agent to take such action and (ii) it has been provided by the Noteholders security or indemnity satisfactory to it against any potential loss, liability or expense.

(e) All provisions of this Agreement limiting the rights of the Second Priority Representatives and Second Priority Secured Parties shall also apply to the MSR Collateral Agent in its capacity as collateral agent for the Noteholders and the MSR Collateral Agent in its capacity as collateral agent for the Noteholders shall not take any action that is not permitted pursuant to the terms of this Agreement to be taken by a Second Priority Secured Party.

(f) The MSR Collateral Agent is not acting hereunder as agent for any Second Priority Secured Parties, other than the Noteholders. The Noteholders hereby agree that the MSR Collateral Agent shall not have any duties or obligations under this Agreement except those expressly set forth herein and, without limiting the generality of the foregoing, the MSR Collateral Agent:

(i)          shall have no obligation whatsoever to the Second Lien Collateral Agent or any Noteholder to assure that any of the MSR Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the MSR Collateral;

(ii)         shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to a Grantor or any of its Affiliates that is communicated to or obtained by the Person serving as the MSR Collateral Agent or any of its Affiliates in any capacity;

(iii)        shall not be liable for any action taken or not taken by it (1) in the absence of its own gross negligence or willful misconduct or (2) in reliance on an officer’s certificate of the Borrower stating that such action is permitted by the terms of this Agreement and the Second Priority Debt Documents;

(iv)        shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement or any other Second Priority Debt Documents, (2) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (3) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default or Event of Default, (4) the validity, enforceability, effectiveness or genuineness of this Agreement, or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by this Section 5.07, the availability, content or accuracy of any Acknowledgment Agreement, (5) the existence, value or the sufficiency of any MSR Collateral, or (6) the satisfaction of any condition set forth in any Second Priority Debt Document; and

(v)         need not segregate money held hereunder from other funds and shall be under no liability for interest on any money received by it hereunder.

(g) The provisions of this Section 5.07 shall be subject to the terms of each Acknowledgment Agreement.

(h) The parties hereto agree that solely for purposes of each Acknowledgment Agreement, all First Lien Credit Agreement Obligations and all Second Lien Initial Obligations shall be owed to the MSR Collateral Agent and the Borrower agrees to pay such obligations to the MSR Collateral Agent.

(i) By accepting the benefit of this Agreement, each Secured Party (other than Second Priority Additional Secured Parties) authorized the MSR Collateral Agent to enter into each Acknowledgment Agreement on behalf of such Secured Party and agrees that each Acknowledgment Agreement shall be binding on each such Secured Party as if they were an original signatory thereto and the MSR Collateral Agent shall have the authority and duty to act exclusively for such Secured Parties with respect to each GSE.

(j) The Grantors and the Noteholders (other than the Trustee and the Second Lien Collateral Agent) shall indemnify the MSR Collateral Agent for, and the Grantors shall hold the MSR Collateral Agent harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the Acknowledgment Agreements and this Section 5.07, including in connection with defending itself against any claim whether asserted by any Noteholder, Grantor or GSE, or liability in connection with the acceptance, exercise or performance of any of its powers or duties under the Acknowledgment Agreements and this Section 5.07; provided that no Grantor or such Noteholder shall have any obligation to the MSR Collateral Agent hereunder with respect to any loss, damage, claims, liability or expense to the extent such loss, damage, claims, liability or expense resulted from the gross negligence, bad faith or willful misconduct of the MSR Collateral Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

ARTICLE 6
Insolvency Or Liquidation Proceedings

SECTION 6.01.    Financing and Sale Issues. Until the Discharge of First Priority Obligations has occurred, if the Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding, then each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that (A) if any First Priority Representative shall desire to consent (or not object) to the sale, use or lease of cash or other collateral and/or to consent (or not object) to the Borrower’s or any other Grantor’s obtaining financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (“DIP Financing”), it will raise no objection to and will not otherwise contest such sale, use or lease of such cash or other collateral and/or such DIP Financing and, except to the extent permitted by the proviso in clause (ii) of Section 3.01(a) and Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing any First Priority Obligations are subordinated to or have the same priority as the Liens securing such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Second Priority Debt Obligations are so subordinated to Liens securing First Priority Obligations under this Agreement, (y) any “carve-out” for professional and United States Trustee fees agreed to by the First Priority Representatives and (z) all adequate protection liens granted to the First Priority Secured Parties, (B) it will raise no objection to (and will not otherwise contest) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of First Priority Obligations made by any First Priority Representative or any other First Priority Secured Party, (C) it will raise no objection to (and will not otherwise contest) any lawful exercise by any First Priority Secured Party of the right to credit bid First Priority Obligations at any sale of or sale in foreclosure of Collateral (including pursuant and according to Section 363(k) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law), (D) it will raise no objection to (and will not otherwise contest) any other request for judicial relief made in any court by any First Priority Secured Party relating to the lawful enforcement of any Lien on First Priority Collateral, (E) it will raise no objection to (and will not otherwise contest) any election made by any First Priority Representative or any other First Priority Secured Party of the application of Section 1111(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral and (F) it will raise no objection to (and will not otherwise contest or oppose) any Disposition (including pursuant and according to Section 363 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law) of assets of any Grantor for which any First Priority Representative has consented that provides, to the extent such Disposition is to be free and clear of Liens, that the Liens securing the First Priority Obligations and the Second Priority Debt Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the First Priority Obligations rank to the Liens on the Shared Collateral securing the Second Priority Debt Obligations pursuant to this Agreement; provided that the Second Priority Secured Parties are not deemed to have waived any rights to credit bid on the Shared Collateral in any such sale or disposition pursuant to and in accordance with Section 363(k) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law), so long as any such credit bid provides for the payment in full in cash of the First Priority Obligations. Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that notice received three Business Days prior to the entry of an order approving such usage of cash collateral or approving such DIP Financing shall be adequate notice.

SECTION 6.02.    Relief From The Automatic Stay. Until the Discharge of First Priority Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Shared Collateral, without the prior written consent of the Designated First Priority Representative.

SECTION 6.03.    Adequate Protection. Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that none of them shall object, contest or support any other Person objecting to or contesting (a) any request by any First Priority Representative or any First Priority Secured Parties for adequate protection in any form, (b) any objection by any First Priority Representative or any First Priority Secured Parties to any motion, relief, action or proceeding based on any First Priority Representative’s or First Priority Secured Party’s claiming a lack of adequate protection or (c) the allowance and/or payment of pre- or post-petition interest, fees, expenses or other amounts of any First Priority Representative or any other First Priority Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (as adequate protection or otherwise). Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, (i) if the First Priority Secured Parties (or any subset thereof) are granted adequate protection in the form of a Lien on additional or replacement collateral and/or superpriority administrative expense claims in connection with any DIP Financing and/or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, may seek or request adequate protection in the form of a Lien on such additional or replacement collateral and/or a superpriority administrative expense claim (as applicable), which Lien is subordinated to the Liens securing and providing adequate protection for, all First Priority Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to the Liens securing First Priority Obligations under this Agreement, and which superpriority administrative expense claim is subordinated to all claims granted as adequate protection to the First Priority Secured Parties or otherwise with respect to the First Priority Obligations, and (ii) in the event any Second Priority Representatives, for themselves and on behalf of the Second Priority Secured Parties under their Second Priority Debt Facilities, seek or request adequate protection, and such adequate protection is granted in the form of (as applicable) a Lien on additional or replacement collateral and/or a superpriority administrative expense claim, then such Second Priority Representatives, for themselves and on behalf of each Second Priority Secured Party under their Second Priority Debt Facilities, agree that each First Priority Representative shall also be granted (as applicable) a senior Lien on such additional or replacement collateral as security and adequate protection for the First Priority Obligations and any such DIP Financing and/or a senior superpriority administrative expense claim, and that any Lien on such additional or replacement collateral securing or providing adequate protection for the Second Priority Debt Obligations shall be subordinated to the Liens on such collateral securing the First Priority Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the First Priority Secured Parties as adequate protection on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing First Priority Obligations under this Agreement, and that any superpriority administrative expense claims granted as adequate protection for the Second Priority Debt Obligations shall be subordinated to the claims granted as adequate protection or otherwise to the First Priority Secured Parties. Without limiting the generality of the foregoing, to the extent that the First Priority Secured Parties are granted adequate protection in the form of payments in the amount of current post-petition fees and expenses and/or other cash payments, then the Second Priority Representatives, for themselves and on behalf of the Second Priority Secured Parties under the Second Priority Debt Facilities, shall not be prohibited from seeking adequate protection in the form of payments in the amount of current post-petition incurred fees and expenses and/or other cash payments (as applicable), subject to the right of the First Priority Secured Parties to object to the reasonableness of the amounts of fees and expenses or other cash payments so sought by the Second Priority Secured Parties.

SECTION 6.04.    Preference Issues. If any First Priority Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Borrower or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect and avoided, a transfer at undervalue or for any other reason (any such amount, a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the First Priority Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred, and the First Priority Secured Parties shall be entitled to the benefits of this Agreement until a Discharge of First Priority Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, then this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

SECTION 6.05.    Separate Grants Of Security And Separate Classifications. In Insolvency or Liquidation Proceedings occurring under the Bankruptcy Laws of the United States, each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, acknowledges and agrees that (a) the grants of Liens pursuant to the First Priority Collateral Documents and the Second Priority Collateral Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Shared Collateral, the Second Priority Debt Obligations are fundamentally different from the First Priority Obligations and must be separately classified in any plan of reorganization or similar dispositive restructuring plan proposed, confirmed or adopted in such an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that any claims of the First Priority Secured Parties and the Second Priority Secured Parties in respect of the Shared Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral (with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Secured Parties), the First Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest, fees and expenses and other claims, all amounts owing in respect of post-petition interest, fees and expenses (whether or not allowed or allowable under Section 506(b) of the Bankruptcy Code or otherwise in such Insolvency or Liquidation Proceeding) before any distribution is made in respect of the Second Priority Debt Obligations), with each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby acknowledging and agreeing to turn over to the Designated First Priority Representative amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties.

Notwithstanding the foregoing provisions of this Section 6.05, with respect to any Insolvency or Liquidation Proceeding under any Bankruptcy Law in effect in Canada, whether ancillary or plenary, the claims of the First Priority Secured Parties and the Second Priority Secured Parties shall not be classified in different classes but shall be classified in the same class of claims in any plan of reorganization, proposal, plan of compromise or arrangement or similar dispositive restructuring plan. None of the First Priority Representatives, Second Priority Representatives, First Priority Secured Parties or Second Priority Secured Parties shall bring, commence or file any action, pleading, application, motion or other process to challenge the classification described in the immediately preceding sentence. Each Second Priority Representative and Second Priority Secured Party shall direct any trustee, receiver or similar person to pay and distribute over any distributions, payments, Shared Collateral or proceeds thereof received by any of them in respect of the claims of the Second Priority Secured Parties to the Designated First Priority Representative until the Discharge of the First Priority Obligations. To further effectuate the intent of the parties as provided in the immediately preceding sentence and without limiting the obligations in Section 6.11, to the extent that any Insolvency or Liquidation Proceeding under any Bankruptcy Law in effect in Canada, whether ancillary or plenary, until the Discharge of the First Priority Obligations has occurred, each Second Priority Representative, for and on behalf of the Second Priority Secured Parties, agrees that it will only vote any of the claims of the Second Priority Secured Parties in favor of a proposal, plan of compromise, arrangement and/or reorganization or similar dispositive restructuring plan (x) that provides for the Discharge of the First Priority Obligations through the payment in cash in full of all the First Priority Obligations or (y) with respect to which such Second Priority Representative has received written notice from the First Priority Representatives acknowledging each First Priority Representative’s support of such proposal or plan.

SECTION 6.06.    No Waivers Of Rights Of First Priority Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit any First Priority Representative or any other First Priority Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Second Priority Secured Party, including the seeking by any Second Priority Secured Party of adequate protection or the asserting by any Second Priority Secured Party of any of its rights and remedies under the Second Priority Debt Documents or otherwise.

SECTION 6.07.    Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or any law in respect of the granting and perfection of security interests, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights as to the Shared Collateral and proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

SECTION 6.08.    Other Matters. To the extent that any Second Priority Representative or any Second Priority Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, such Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, agrees not to assert any such rights without the prior written consent of each First Priority Representative, provided that if requested by any First Priority Representative, such Second Priority Representative shall timely exercise such rights in the manner requested by the First Priority Representatives (acting unanimously), including any rights to payments in respect of such rights.

SECTION 6.09.    506(c) Claims. Until the Discharge of First Priority Obligations has occurred, each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the First Priority Obligations for costs or expenses of preserving or disposing of any Shared Collateral.

SECTION 6.10.    Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization, proposal, plan of compromise or arrangement or similar dispositive restructuring plan, on account of both the First Priority Obligations and the Second Priority Debt Obligations, then, to the extent the debt obligations distributed on account of the First Priority Obligations and on account of the Second Priority Debt Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

SECTION 6.11.    Voting. Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that it shall not propose, vote in favor of, or otherwise directly or indirectly support any plan of reorganization or similar dispositive restructuring plan that is inconsistent with the priorities or other provisions of this Agreement, other than with the prior written consent of the First Priority Representative or to the extent such plan is proposed or supported by the number of First Priority Secured Parties under Section 1126(c) of the Bankruptcy Code or any similar provision under any other Bankruptcy Law. Without limiting the generality of the foregoing, no Second Priority Secured Party (other than with the prior written consent of the Designated First Priority Representative) may (whether in the capacity of a secured creditor or an unsecured creditor) vote in favor of, or otherwise directly or indirectly support any plan unless such plan (a) pays off, in cash in full, all First Priority Obligations or (b) such plan is proposed or supported by the number of First Priority Secured Parties, in accordance with Section 1126(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law.

SECTION 6.12.     Post-Petition Interest.

(a) None of the Second Priority Representatives or any other Second Priority Secured Party shall oppose or seek to challenge any claim by any First Priority Representative or any First Priority Secured Party for allowance in any Insolvency or Liquidation Proceedings of First Priority Obligations consisting of claims for post-petition interest, fees, costs, expenses, and/or other charges, under Section 506(b) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law) or otherwise.

(b) None of the First Priority Representatives or any First Priority Secured Party shall oppose or seek to challenge any claim by any Second Priority Representative or any other Second Priority Secured Party for allowance in any Insolvency or Liquidation Proceedings of Second Priority Debt Obligations consisting of claims for post-petition interest, fees, costs, expenses, and/or other charges, under Section 506(b) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law) or otherwise, to the extent of the value of the Lien of the Second Priority Representatives on behalf of the Second Priority Secured Parties on the Shared Collateral (after taking into account the First Priority Obligations and the First Liens).

ARTICLE 7
Reliance; etc

SECTION 7.01. Reliance. The consent by the First Priority Secured Parties to the execution and delivery of the Second Priority Debt Documents to which the First Priority Secured Parties have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the First Priority Secured Parties to the Borrower or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, acknowledges that it and such Second Priority Secured Parties have, independently and without reliance on any First Priority Representative or other First Priority Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Second Priority Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decision in taking or not taking any action under the Second Priority Debt Documents or this Agreement.

SECTION 7.02.    No Warranties Or Liability. Each First Priority Representative, on behalf of itself and each First Priority Secured Party under its First Priority Debt Facility, acknowledges and agrees that neither any Second Priority Representative nor any other Second Priority Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Priority Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Second Priority Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Second Priority Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Second Priority Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the First Priority Representatives and the First Priority Secured Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Except as expressly set forth in this Agreement, the First Priority Representatives, the First Priority Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the Second Priority Obligations, the First Priority Debt Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

Each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, acknowledges and agrees that neither any First Priority Representative nor any other First Priority Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Priority Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The First Priority Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the First Priority Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the First Priority Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Second Priority Representatives and the Second Priority Secured Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither any First Priority Representative nor any other First Priority Secured Party shall have any duty to any Second Priority Representative or Second Priority Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with the Borrower or any Subsidiary (including the Second Priority Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the First Priority Representatives, the First Priority Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the First Priority Obligations, the Second Priority Debt Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement. The Second Priority Representative may not assert any right of marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Shared Collateral.

SECTION 7.03.   Obligations Unconditional. All rights, interests, agreements and obligations of the First Priority Representatives, the First Priority Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Priority Debt Document or any Second Priority Debt Document;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Priority Obligations or Second Priority Debt Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the First Lien Credit Agreement or any other First Priority Debt Document or of the terms of any Second Priority Debt Document;

(c) any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Priority Obligations or Second Priority Debt Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, (i) the Borrower or any other Grantor in respect of the First Priority Obligations or Second Priority Obligations or (ii) any Second Priority Representative or Second Priority Secured Party in respect of this Agreement.

ARTICLE 8
Miscellaneous

SECTION 8.01. Conflicts. Subject to Section 8.18, in the event of any conflict between the provisions of this Agreement and the provisions of any First Priority Debt Document or any Second Priority Debt Document, the provisions of this Agreement shall govern; provided that the foregoing shall not limit or alter the protections afforded such Representative as provided in Section 8.20. Notwithstanding the foregoing, the relative rights and obligations of the First Priority Representatives and the First Priority Secured Parties (as amongst themselves) with respect to any First Priority Collateral shall be governed by the terms of the First Lien Intercreditor Agreement and in the event of any conflict between the First Lien Intercreditor Agreement and this Agreement, the provisions of the First Lien Intercreditor Agreement shall control. Notwithstanding the foregoing, the relative rights and obligations of the Second Priority Representatives and the Second Priority Secured Parties (as amongst themselves) with respect to any Second Priority Collateral shall be governed by the terms of the Second Lien Equal Priority Intercreditor Agreement and in the event of any conflict between the Second Lien Equal Priority Intercreditor Agreement and this Agreement (solely as to such relative rights and obligations of the Second Priority Representatives and the Second Priority Secured Parties (as amongst themselves)), the provisions of the Second Lien Equal Priority Intercreditor Agreement shall control.

SECTION 8.02. Continuing Nature; Severability. Subject to Section 6.04, this Agreement shall continue to be effective until the Discharge of First Priority Obligations shall have occurred. This is a continuing agreement of Lien subordination, and the First Priority Secured Parties may continue, at any time and without notice to the Second Priority Representatives or any Second Priority Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower or any Guarantor constituting First Priority Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.03.    Amendments; Waivers.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) This Agreement may be amended in writing signed by each Representative (in each case, acting in accordance with the documents governing the applicable Debt Facility); provided that any such amendment, supplement or waiver which by the terms of this Agreement requires the Borrower’s consent or which increases the obligations or reduces the rights of the Borrower or any Grantor, including Section 5.07, shall require the consent of the Borrower. Any such amendment, supplement or waiver shall be in writing and shall be binding upon the First Priority Secured Parties, the Borrower, Guarantors and the Second Priority Secured Parties and their respective successors and assigns.

(c) Notwithstanding the foregoing, without the consent of any Secured Party, any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.09 of this Agreement and, upon such execution and delivery, such Representative and the Secured Parties and First Priority Obligations or Second Priority Debt Obligations of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

SECTION 8.04.    Information Concerning Financial Condition of the Grantors. The First Priority Representatives, the First Priority Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties shall have no responsibility to keep any other Secured Party informed of (a) the financial condition of the Borrower and the other Grantors and all endorsers or guarantors of the First Priority Obligations or the Second Priority Debt Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Priority Obligations or the Second Priority Debt Obligations. The First Priority Representatives, the First Priority Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any First Priority Representative, any First Priority Secured Party, any Second Priority Representative or any Second Priority Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the First Priority Representatives, the First Priority Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential. For the avoidance of doubt, the Second Lien Collateral Agent makes no credit analysis or credit decision with respect to its entry into or performance under this Agreement or any Second Lien Initial Agreement or any Second Priority Collateral Document and no provision of this Agreement, the Second Lien Initial Agreement or any Second Priority Collateral Document shall be construed to require it to do so.

SECTION 8.05.    Subrogation. Each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, hereby agrees not to assert any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Priority Obligations has occurred.

SECTION 8.06.    Application of Payments. Except as otherwise provided herein, all payments received by the First Priority Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the First Priority Obligations as the First Priority Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the First Priority Debt Documents. Except as otherwise provided herein, each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, assents to any such extension or postponement of the time of payment of the First Priority Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the First Priority Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

SECTION 8.07.    Additional Grantors. The Borrower agrees that, if any parent company of the Borrower or any Subsidiary shall become a Grantor after the date hereof, it will promptly cause such parent company or Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex I. Upon such execution and delivery, such parent company or Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Designated Second Priority Representative and the Designated First Priority Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement. If any Grantor is a Foreign Subsidiary, the joinder may include such additional provisions as are requested to be included by the Borrower to reflect any limitations on the obligations of such Grantor with respect to obligations of the Borrower or any Domestic Subsidiary, which additional provisions shall be reasonably satisfactory to the Designated First Priority Representative.

SECTION 8.08.    Dealings With Grantors. Upon any application or demand by the Borrower or any other Grantor to any Representative to take or permit any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), the Borrower or such other Grantor, as appropriate, shall furnish to such Representative a certificate of an Authorized Officer (an “Officer’s Certificate”) stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

SECTION 8.09. Additional Debt Facilities.

(a) To the extent, but only to the extent, permitted by the provisions of the First Priority Debt Documents and the Second Priority Debt Documents, the Borrower or any other Grantor may incur or issue and sell one or more series or classes of Second Priority Debt and at any time after the Discharge of First Lien Credit Agreement Obligations, one or more series or classes of Additional First Priority Debt. Any such additional class or series of additional Second Priority Debt (the “Second Priority Class Debt”) may be secured by a junior priority, subordinated Lien on Shared Collateral, in each case under and pursuant to the relevant Second Priority Collateral Documents for such Second Priority Class Debt, if and subject to the condition that the Representative of any such Second Priority Class Debt (each, a “Second Priority Class Debt Representative”), acting on behalf of the holders of such Second Priority Class Debt (such Representative and holders in respect of any Second Priority Class Debt being referred to as the “Second Priority Class Debt Parties”), becomes a party to this Agreement by satisfying conditions (i) through (iii), as applicable, of the immediately succeeding paragraph, and Section 8.09(b). Any such additional class or series of First Priority Debt Facilities (the “First Priority Class Debt”; and the First Priority Class Debt and Second Priority Class Debt, collectively, the “Class Debt”) may be secured by a senior Lien on Shared Collateral, in each case under and pursuant to the First Priority Collateral Documents, if and subject to the condition that the Representative of any such First Lien Class Debt (each, a “First Priority Class Debt Representative”; and the First Priority Class Debt Representatives and Second Priority Class Debt Representatives, collectively, the “Class Debt Representatives”), acting on behalf of the holders of such First Priority Class Debt (such Representative and holders in respect of any such First Priority Class Debt being referred to as the “First Priority Class Debt Parties”; and the First Priority Class Debt Parties and Second Priority Class Debt Parties, collectively, the “Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iii), as applicable, of the immediately succeeding paragraph, and Section 8.09(b).

In order for a Class Debt Representative to become a party to this Agreement:

(i)   such Class Debt Representative shall have executed and delivered a Joinder Agreement substantially in the form of Annex II (if such Representative is a Second Priority Class Debt Representative) or Annex III (if such Representative is a First Lien Class Debt Representative) (with such changes as may be reasonably approved by the Designated First Priority Representative and such Class Debt Representative) pursuant to which it becomes a Representative hereunder, and the Class Debt in respect of which such Class Debt Representative is the Representative and the related Class Debt Parties become subject hereto and bound hereby;

(ii)  the Borrower shall have delivered to the Designated First Priority Representative and the Designated Second Lien Representative an Officer’s Certificate stating that the conditions set forth in this Section 8.09 are satisfied with respect to such Class Debt and, if requested, true and complete copies of each of the Second Priority Debt Documents or First Priority Debt Documents, as applicable, relating to such Class Debt, certified as being true and correct by an Authorized Officer of the Borrower; and

(iii) the Second Priority Debt Documents or First Priority Debt Documents, as applicable, relating to such Class Debt shall provide, or shall be amended on terms and conditions reasonably approved by the Designated First Priority Representative and such Class Debt Representative, that each Class Debt Party with respect to such Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Class Debt.

(b) With respect to any Class Debt that is issued or incurred after the Closing Date, the Borrower and each of the other Grantors agree to take such actions (if any) as may from time to time reasonably be requested by any First Priority Representative or any Second Priority Representative, and enter into such technical amendments, modifications and/or supplements to the then existing Guarantees and Collateral Documents (or execute and deliver such additional Collateral Documents) as may from time to time be reasonably requested by such Persons, to ensure that the Class Debt is secured by, and entitled to the benefits of, the relevant Collateral Documents relating to such Class Debt, and each Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes the Designated First Priority Representative and the Designated Second Priority Representative, as the case may be, to enter into, any such technical amendments, modifications and/or supplements (and additional Collateral Documents).

SECTION 8.10.    Consent To Jurisdiction; Waivers. Each Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York in the County of New York, the courts of the United States of America for the Southern District of New York in the County of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 8.11;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.10 any special, exemplary, punitive or consequential damages.

SECTION 8.11.    Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent by hand, overnight courier service, by fax or registered mail:

(i)     if to the Borrower or any Grantor, to the Borrower, at its address at:

Ocwen Loan Servicing, LLC

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

Attention: Corporate Secretary, General Counsel, Chief Financial Officer and Treasurer

Email: Michael.Stanton@ocwen.com; Mark.Freeman@ocwen.com; Nitin.Purushothaman@ocwen.com; Timothy.Hayes@ocwen.com; Michael.Bourque@ocwen.com

(ii)    if to the First Lien Collateral Agent, to it at:

Bank Debt Management Group

745 Seventh Avenue

New York, New York 10019

Attention: Evan Moriarty

Telephone: (212) 526-1447

Email: evan.moriarty@barclays.com

with a copy to:

Barclays Bank PLC
700 Prides Crossing, 2nd Floor
Newark, Delaware  19713
Attention: Venkat Raman
Facsimile: (972) 535-5728
Telephone: (302) 286-2383
Email: venkat.raman@barclayscapital.com

(iii)    if to the Second Lien Collateral Agent, to it at:

Wilmington Trust, National Association

1100 N. Market St.

Wilmington, DE 19890

Attention: Ocwen Loan Servicing, LLC Administrator

Fax: (302) 636-4149

(iv)   if to any other Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 8.09.

Unless otherwise specifically provided herein, all notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt by an officer of such person with direct responsibility over this Agreement or in accordance with the latest unrevoked direction from such party given in accordance with this Section 8.11. As agreed to among the Borrower and the applicable Representatives from time to time, notices and other communications may also be delivered by e-mail to the email address of a representative of the applicable Person provided from time to time by such Person.

SECTION 8.12.    Further Assurances. Each First Priority Representative, on behalf of itself and each First Priority Secured Party under the First Priority Debt Facility for which it is acting, and each Second Priority Representative, on behalf of itself, and each Second Priority Secured Party under its Second Priority Debt Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

SECTION 8.13.    Governing Law; Waiver Of Jury Trial.

(A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(B) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 8.14.    Binding On Successors And Assigns. This Agreement shall be binding upon the First Priority Representatives, the First Priority Secured Parties, the Second Priority Representatives, the Second Priority Secured Parties, the Borrower, the other Grantors party hereto and their respective successors and assigns.

SECTION 8.15.    Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

SECTION 8.16.    Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or other electronic method, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 8.17.    Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The First Lien Collateral Agent represents and warrants that this Agreement is binding upon the First Lien Credit Agreement Secured Parties. The Second Lien Collateral Agent represents and warrants that its execution and delivery of this Agreement is authorized by the terms of the Second Lien Initial Agreement, which provides that this Agreement is binding upon the Noteholders.

SECTION 8.18.   No Third Party Beneficiaries; Successors And Assigns. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the First Priority Representatives, the First Priority Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor in possession or bankruptcy estate in an Insolvency or Liquidation Proceeding) shall have or be entitled to assert such rights; provided that, after entering into an Acknowledgement Agreement with a GSE, such GSE shall be a third party beneficiary with respect to Section 5.07(g).

SECTION 8.19.    Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto.

SECTION 8.20.    Representatives. It is understood and agreed that (a) the First Lien Collateral Agent is entering into this Agreement in its capacity as collateral agent under the First Lien Credit Agreement and the provisions of Section 9 of the First Lien Credit Agreement applicable to the Agents (as defined therein) thereunder shall also apply to the First Lien Collateral Agent hereunder, (b) the Second Lien Collateral Agent is entering into this Agreement in its capacity as Collateral Trustee under the Second Lien Initial Agreement and the provisions of Article 11 of the Second Lien Initial Agreement applicable to the Collateral Agent (as defined therein) thereunder shall also apply to the Second Lien Collateral Agent hereunder and (c) each other Representative party hereto is entering into this Agreement in its capacity as trustee or agent for the secured parties referenced in the applicable Additional First Priority Debt Document or Second Priority Debt Document (as applicable) and the corresponding exculpatory and liability-limiting provisions of such agreement applicable to such Representative thereunder shall also apply to such Representative hereunder.

SECTION 8.21.    Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.01(a), 5.01(d) or 5.03(b)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the First Lien Credit Agreement, any other First Priority Debt Document or any Second Priority Debt Documents, or permit the Borrower or any other Grantor to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the First Lien Credit Agreement or any other First Priority Debt Document or any Second Priority Debt Documents, (b) change the relative priorities of the First Priority Obligations or the Liens granted under the First Priority Collateral Documents on the Shared Collateral (or any other assets) as among the First Priority Secured Parties, (c) otherwise change the relative rights of the First Priority Secured Parties in respect of the Shared Collateral as among such First Priority Secured Parties or (d) obligate the Borrower or any other Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the First Lien Credit Agreement or any other First Priority Debt Document or any Second Priority Debt Document.

SECTION 8.22.    Survival Of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BARCLAYS BANK PLC, as First Lien
Collateral Agent

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL
ASSOCIATION, as Second Lien Collateral
Agent

By:
Name: Linda Garcia
Title: Vice President

THE GRANTORS LISTED ON SCHEDULE I
HERETO

By:
Name:
Title:

SCHEDULE I

Grantors

Ocwen Financial Corporation

Ocwen Mortgage Servicing, Inc.

Homeward Residential Holdings, Inc.

Homeward Residential, Inc.

Automotive Capital Services, Inc.

EXHIBIT H

[FORM OF]

EQUAL PRIORITY INTERCREDITOR AGREEMENT

among

OCWEN LOAN SERVICING, LLC,
as the Company,

the other Grantors party hereto,

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as as Collateral Trustee and Authorized Representative for the Notes Secured Parties,

[          ],
as the Initial Additional Authorized Representative,

and

each additional Authorized Representative from time to time party hereto dated as of [______], 20[ ]

EQUAL PRIORITY INTERCREDITOR AGREEMENT, dated as of [  ], 20[  ] (this “Agreement”), among OCWEN LOAN SERVICING, LLC, a Delaware limited liability company (the “Company”), the other Grantors (as defined below) from time to time party hereto, WILMINGTON TRUST, NATIONAL ASSOCIATION (“Wilmington”), as collateral trustee for the Notes Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Notes Collateral Agent”), [    ], as Authorized Representative for the Initial Additional Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Initial Additional Authorized Representative”) and each additional Authorized Representative from time to time party hereto for the other Additional Secured Parties of the Series (as defined below) with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Notes Collateral Agent (for itself and on behalf of the Notes Secured Parties), the Initial Additional Authorized Representative (for itself and on behalf of the Initial Additional Secured Parties) and each additional Authorized Representative (for itself and on behalf of the Additional Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Indenture or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Class Debt” has the meaning assigned to such term in Section 5.13.

“Additional Class Debt Parties” has the meaning assigned to such term in Section 5.13.

“Additional Class Debt Representative” has the meaning assigned to such term in Section 5.13.

“Additional Documents” means, with respect to the Initial Additional Obligations or any Series of Additional Class Debt, the notes, credit agreements, loan agreements, note purchase agreements, indentures, security documents and other operative agreements evidencing or governing such indebtedness and liens securing such indebtedness, including the Initial Additional Documents and the Additional Security Documents and each other agreement entered into for the purpose of securing the Initial Additional Obligations or any Series of Additional Class Debt; provided that, in each case, the Indebtedness thereunder (other than the Initial Additional Obligations) has been designated by the Company as Additional Obligations pursuant to Section 5.13 hereto.

“Additional Obligations” shall mean the Initial Additional Obligations and all advances to, and debts, liabilities, obligations, covenants and duties of, any Grantor arising under any Additional Documents relating to Indebtedness Incurred by, or provided to, the Company, the Parent and/or any other Grantor, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Grantor of any proceeding under any Bankruptcy Law naming such Person as the debtor in such proceeding (or that would accrue but for the operation of applicable Bankruptcy Law), regardless of whether such interest and fees are allowed claims in such proceeding, in each case, that have been designated by the Company as Additional Obligations pursuant to and in accordance with Section 5.13(ii).

“Additional Secured Party” means the holders of any Additional Obligations and any Authorized Representative with respect thereto, and shall include the Initial Additional Secured Parties.

“Additional Security Documents” means any security agreement or any other document now existing or entered into after the date hereof that create Liens on any assets or properties of the Company, the Parent or any other Grantor to secure the Additional Obligations.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Authorized Representative” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of Notes Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Notes Collateral Agent and (ii) from and after the earlier of (x) the Discharge of Notes Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Authorized Representative” means, at any time, (i) in the case of any Notes Obligations or the Notes Secured Parties, the Notes Collateral Agent, (ii) in the case of the Initial Additional Obligations or the Initial Additional Secured Parties, the Initial Additional Authorized Representative, and (iii) in the case of any other Series of Additional Obligations (other than the Initial Additional Obligations) or Additional Secured Parties (other than the Initial Additional Secured Parties) that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), and any other federal, state, provincial or foreign law, including common law, from time to time in effect in respect of voluntary or involuntary insolvency, liquidation, dissolution, wind-up, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, reorganization, or debtor relief.

“Collateral” means all assets and properties subject to Liens created pursuant to any Security Document to secure one or more Series of Obligations.

“Company” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Controlling Secured Parties” means, with respect to any Shared Collateral, (i) at any time when the Notes Collateral Agent is the Applicable Authorized Representative, the Notes Secured Parties and (ii) at any other time, the Series of Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of Obligations, the date on which such Series of Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of Notes Obligations” means, with respect to any Shared Collateral, the Discharge of the Notes Obligations with respect to such Shared Collateral; provided that the Discharge of Notes Obligations shall not be deemed to have occurred in connection with a Refinancing of such Notes Obligations with additional Obligations secured by such Shared Collateral under an Additional Document which has been designated in writing by the Company to the Authorized Representative, as the “Indenture” for purposes of this Agreement.

“Event of Default” means an “Event of Default” (or similarly defined term) as defined in any Secured Credit Document.

“First Priority Debt Documents” has the meaning ascribed to such term in the Junior Priority Intercreditor Agreement.

“Grantors” means the Company and each of the other Guarantors (as defined in the Indenture) and each other Subsidiary of the Parent which has granted a security interest pursuant to any Security Document to secure any Series of Obligations. The Grantors existing on the date hereof are set forth on the signature pages hereto as “Grantors”.

“Impairment” has the meaning assigned to such term in Section 1.03.

“Indenture” means that certain Indenture, dated as of December 5, 2016, among the Company, the Guarantors identified therein, and Wilmington Trust, National Association, as trustee (in such capacity and together with its successors in such capacity, the “Trustee”) and as collateral trustee (the “Collateral Trustee”, which Collateral Trustee, for the avoidance of doubt, is the Notes Collateral Agent), or such other Indenture as identified by the Company in connection with a Refinancing of the Notes Obligations.

“Initial Additional Authorized Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Initial Additional Agreement” means that certain [Indenture], dated as of [   ], among the [Company][,] [the Guarantors identified therein], and [   ], as [trustee].

“Initial Additional Documents” means the Initial Additional Agreement, [the debt securities issued thereunder,] and any security documents and other operative agreements evidencing or governing the Indebtedness thereunder, and the liens securing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Additional Obligations.

“Initial Additional Obligations” means the [“Obligations”] as such term is defined in the Initial Additional Agreement.

“Initial Additional Secured Parties” means the Initial Additional Authorized Representative, the holders of the Initial Additional Obligations issued pursuant to the Initial Additional Agreement and the Authorized Representative for such Initial Additional Obligations.

“Insolvency or Liquidation Proceeding” means:

(1)          any case or other proceeding commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)          any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)          any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” has the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means a joinder to this Agreement in the form of Annex I hereof required to be delivered by an Authorized Representative to each Authorized Representative pursuant to Section 5.13 hereof in order to establish an additional Series of Additional Obligations and add Additional Secured Parties hereunder.

“Junior Priority Intercreditor Agreement” means that certain Junior Priority Intercreditor Agreement dated as of December 5, 2016, by and among Wilmington Trust, National Association, as Notes Collateral Agent, Barclays Bank PLC, as administrative agent and collateral agent under the First Lien Credit Agreement (as defined therein), the Company and the other Grantors party thereto.

“Lien” means any mortgage, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance, and any easement, right-of-way, license, restriction (including zoning restrictions), defect, exception or irregularity in title or similar charge or encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease be deemed to be a Lien.

“Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral, the Authorized Representative of the Series of Additional Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Obligations with respect to such Shared Collateral; provided, however, that if there are two outstanding Series of Additional Obligations which have an equal outstanding principal amount, the Series of Additional Obligations with the earlier maturity date shall be considered to have the larger outstanding principal amount for purposes of this definition.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 90 days (throughout which 90 day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Additional Document under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) each Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Additional Document under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the Additional Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Additional Document; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Applicable Authorized Representative has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral, (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding or (3) at any time the Applicable Authorized Representative is stayed from pursuing enforcement actions pursuant to the Junior Priority Intercreditor Agreement.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Notes Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Notes Collateral Agreement” means that certain Second Lien Pledge and Security Agreement, dated as of December 5, 2016, among the Company, the Guarantors identified therein, and the Notes Collateral Agent.

“Notes Collateral Documents” means the Notes Collateral Agreement and the other “Security Documents” as defined in the Indenture, and each of the security agreements and other instruments and documents executed and delivered by the Company, the Parent, or any other Grantor for purposes of providing collateral security for any Notes Obligations.

“Notes Obligations” means “Secured Obligations” as defined in the Notes Collateral Agreement.

“Notes Secured Parties” means the “Secured Parties” as defined in the Notes Collateral Agreement.

“Obligations” means, collectively, (i) the Notes Obligations and (ii) each Series of Additional Obligations.

“Parent” means Ocwen Financial Corporation, a Florida corporation.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in such proceeding.

“Possessory Collateral” means any Shared Collateral in the possession of an Authorized Representative (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of such Authorized Representative under the terms of the Security Documents.

“Proceeds” has the meaning assigned to such term in Section 2.01(a).

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Secured Credit Document” means (i) the Indenture and each Indenture Document (as defined in the Notes Collateral Agreement), (ii) each Initial Additional Document, and (iii) each Additional Document.

“Secured Parties” means (i) the Notes Secured Parties and (ii) the Additional Secured Parties with respect to each Series of Additional Obligations.

“Security Documents” means, collectively, (i) the Notes Collateral Documents and (ii) the Additional Security Documents.

“Series” means (a) with respect to the Secured Parties, each of (i) the Notes Secured Parties (in their capacities as such), (ii) the Initial Additional Secured Parties (in their capacities as such), and (iii) the Additional Secured Parties (other than the Initial Additional Secured Parties) that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional Secured Parties) and (b) with respect to any Obligations, each of (i) the Notes Obligations, (ii) the Initial Additional Obligations, and (iii) the Additional Obligations (other than the Initial Additional Obligations) incurred pursuant to any Additional Document, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of Obligations hold a valid and perfected security interest at such time. If more than two Series of Obligations are outstanding at any time and the holders of less than all Series of Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Obligations that hold a valid and perfected security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

“Trustee” and “Collateral Trustee” has the meaning assigned to such terms in the definition of “Indenture”.

“Wilmington” has the meaning assigned to such term in the introductory paragraph of this Agreement.

SECTION 1.02 Terms Generally. The rules of interpretation set forth in Sections [1.2, 1.3 and 1.5] of the Indenture are incorporated herein, mutatis mutandis.

SECTION 1.03 Impairments. It is the intention of the Secured Parties of each Series that the holders of Obligations of such Series (and not the Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Obligations), (y) any of the Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Obligations) on a basis ranking prior to the security interest of such Series of Obligations but junior to the security interest of any other Series of Obligations or (ii) the existence of any Collateral for any other Series of Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of Obligations, an “Impairment” of such Series). In the event of any Impairment with respect to any Series of Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Obligations, and the rights of the holders of such Series of Obligations (including, without limitation, the right to receive distributions in respect of such Series of Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Obligations subject to such Impairment. Additionally, in the event the Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law), any reference to such Obligations or the Security Documents governing such Obligations shall refer to such obligations or such documents as so modified.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01 Priority of Claims.

(a)          Subject to the Junior Priority Intercreditor Agreement, anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.03 and the Junior Priority Intercreditor Agreement), if an Event of Default has occurred and is continuing, the Applicable Authorized Representative or any Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding of the Company or any other Grantor (including any adequate protection payments) or any Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Collateral by any Secured Party or received by the Applicable Authorized Representative or any Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such proceeds, to the sentence immediately following) to which the Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Shared Collateral, all proceeds received pursuant to any such intercredtior agreement and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment in full in cash of all amounts owing to the Collateral Trustee (in its capacity as such) pursuant to the terms of any Secured Credit Document, (ii) SECOND, subject to Section 1.03, to the payment in full in cash of the Obligations of each Series on a ratable basis, with such Proceeds to be applied to the Obligations of a given Series in accordance with the terms of the applicable Secured Credit Documents and (iii) THIRD, after payment in full in cash of all Obligations, to the Company and the other Grantors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. If, despite the provisions of this Section 2.01(a), any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Obligations to which it is then entitled in accordance with this Section 2.01(a), such Secured Party shall hold such payment or recovery in trust for the benefit of all Secured Parties for distribution in accordance with this Section 2.01(a); provided that following the commencement of any Insolvency or Liquidation Proceeding with respect to any Grantor, solely as among the Second Priority Secured Parties and solely for purposes of this clause and not any other documents governing any Second Priority Obligations, in the event the value of the Collateral is not sufficient for the entire amount of post-petition interest on the Second Priority Obligations to be allowed under Section 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other bankruptcy law in such Insolvency or Liquidation Proceeding, the amount of Second Priority Obligations of each series of Second Priority Obligations shall include only the maximum amount of post-petition interest on the Second Priority Obligations allowable under Section 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other bankruptcy law in such Insolvency or Liquidation Proceeding

Subject to the Junior Priority Intercreditor Agreement, notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Obligations (such third party, an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Obligations with respect to which such Impairment exists.

(b)          It is acknowledged that the Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents and subject to Section 2.08, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the Secured Parties of any Series.

(c)          Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each Secured Party hereby agrees that the Liens securing each Series of Obligations on any Shared Collateral shall be of equal priority.

SECTION 2.02 Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a)          Subject to the Junior Priority Intercreditor Agreement, only the Applicable Authorized Representative shall act or refrain from acting with respect to any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral other than the Junior Priority Intercreditor Agreement). No Non-Controlling Secured Party shall or shall instruct any Authorized Representative to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Additional Security Document, applicable law or otherwise, it being agreed that only the Applicable Authorized Representative or any person authorized by it, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral at such time.

(b)          Subject to the Junior Priority Intercreditor Agreement, notwithstanding the equal priority of the Liens securing each Series of Obligations, the Applicable Authorized Representative may deal with the Shared Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Applicable Authorized Representative or the Controlling Secured Party or any other exercise by the Applicable Authorized Representative or the Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Applicable Authorized Representative to do so. The foregoing shall not be construed to limit the rights and priorities of any Secured Party or any Authorized Representative with respect to any Collateral not constituting Shared Collateral.

(c)          Each of the Secured Parties agrees that it will not (and hereby waives any right to) question or contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Authorized Representative to enforce this Agreement.

SECTION 2.03 No Interference; Payment Over.

(a)          Each Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any Obligations of any Series or any Security Document or the validity, attachment, perfection or priority of any Lien under any Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any Disposition of the Shared Collateral by the Applicable Authorized Representative, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Applicable Authorized Representative or any other Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Applicable Authorized Representative or any other Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit, Insolvency or Liquidation Proceeding or any other proceeding any claim against the Applicable Authorized Representative or any other Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and any Applicable Authorized Representative or any other Secured Party shall not be liable for any action taken or omitted to be taken by such Applicable Authorized Representative or such other Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Applicable Authorized Representative or any other Secured Party to enforce this Agreement.

(b)          Subject to the Junior Priority Intercreditor Agreement, each Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any Proceeds or payment in respect of any such Shared Collateral, pursuant to any Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Applicable Authorized Representative, to be distributed in accordance with the provisions of Section 2.01 hereof.

SECTION 2.04 Automatic Release of Liens; Amendments to Security Documents.

(a)          If, at any time the Applicable Authorized Representative forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each other Authorized Representative for the benefit of each Series of Secured Parties upon such Shared Collateral will automatically be released and discharged as and when, but only to the extent, such Liens of the Applicable Authorized Representative on such Shared Collateral are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01.

(b)          Each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Applicable Authorized Representative to evidence and confirm any release of Shared Collateral provided for in this Section 2.04.

SECTION 2.05 Certain Agreements with Respect to Insolvency or Liquidation Proceedings.

(a)          The parties acknowledge that this Agreement is a subordination agreement under Section 510(b) of the Bankruptcy Code and shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Bankruptcy Law, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Company or any of its Subsidiaries.

(b)          Subject to the Junior Priority Intercreditor Agreement, if the Company and/or any other Grantor shall become subject to an Insolvency or Liquidation Proceeding and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law and/or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each Secured Party (other than any Controlling Secured Party or Authorized Representative of any Controlling Secured Party) agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) and/or to any use of cash collateral that constitutes Shared Collateral, unless the Authorized Representative of any Controlling Secured Party shall then oppose or object to such DIP Financing or such DIP Financing Liens and/or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other Secured Parties (other than any Liens of the Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Insolvency or Liquidation Proceeding, (B) the Secured Parties of each Series are granted Liens on any additional collateral pledged to any Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the Secured Parties (other than any Liens of the Secured Parties constituting DIP Financing Liens) as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Obligations, such amount is applied pursuant to Section 2.01, and (D) if any Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing and/or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01; provided that the Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Secured Parties of such Series or its Authorized Representative that do not constitute Shared Collateral; and provided, further, that the Secured Parties receiving adequate protection shall not object to any other Secured Party receiving adequate protection comparable to any adequate protection granted to such Secured Parties in connection with a DIP Financing and/or use of cash collateral.

SECTION 2.06 Reinstatement. In the event that any of the Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under any Bankruptcy Law, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Obligations shall again have been paid in full in cash.

SECTION 2.07 Insurance. Subject to the Junior Priority Intercreditor Agreement, as between the Secured Parties, the Applicable Authorized Representative shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.08 Refinancings. The Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of any Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement and a joinder to the Junior Priority Intercreditor Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09 Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a)          Subject to the Junior Priority Intercreditor Agreement, to the extent not required to be delivered to a First Priority Representative (as defined in the Junior Priority Intercreditor Agreement), the Possessory Collateral shall be delivered to the Notes Collateral Agent and the Notes Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 2.09; provided that at any time the Notes Collateral Agent is not the Applicable Authorized Representative, the Notes Collateral Agent shall, at the request of the Applicable Authorized Representative, promptly deliver all Possessory Collateral to the Applicable Authorized Representative together with any necessary endorsements (or otherwise allow the Applicable Authorized Representative to obtain control of such Possessory Collateral). The Company shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Authorized Representative for loss or damage suffered by such Authorized Representative as a result of such transfer except for loss or damage suffered by such Authorized Representative as a result of its own willful misconduct or gross negligence.

(b)          The Applicable Authorized Representative agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(c)          The duties or responsibilities of each Authorized Representative under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Secured Party for purposes of perfecting the Lien held by such Secured Parties therein.

SECTION 2.10 Amendments to Security Documents.

(a)          Without the prior written consent of the Notes Collateral Agent, each other Authorized Representative agrees that after the date of this Agreement no Additional Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Additional Security Document would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(b)          Without the prior written consent of each other Authorized Representative, the Notes Collateral Agent agrees that after the date of this Agreement no Notes Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Notes Collateral Document would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(c)          In making determinations required by this Section 2.10, each Authorized Representative may conclusively rely on an officer’s certificate of the Company and Opinion of Counsel.

ARTICLE III

Existence and Amounts of Liens and Obligations

SECTION 3.01 Determinations with Respect to Amounts of Liens and Obligations. Whenever any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Obligations of any Series, or the Shared Collateral subject to any Lien securing the Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination or not make any determination on the basis of the information so furnished; provided, however, that if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. Each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Secured Party or any other person as a result of such determination.

ARTICLE IV

The Applicable Authorized Representative

SECTION 4.01 Authority.

(a)          Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on any Applicable Authorized Representative to any Non-Controlling Secured Party or give any Non-Controlling Secured Party the right to direct the Applicable Authorized Representative, except that the Applicable Authorized Representative shall be obligated to distribute proceeds of any Shared Collateral in accordance with Section 2.01 hereof.

(b)          Subject to the Junior Priority Intercreditor Agreement, in furtherance of the foregoing, each Non-Controlling Secured Party acknowledges and agrees that the Applicable Authorized Representative shall be entitled, for the benefit of the Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the Security Documents, as applicable, for which the Applicable Authorized Representative is the collateral agent of such Shared Collateral, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the Obligations held by such Non-Controlling Secured Parties. Without limiting the foregoing, each Non-Controlling Secured Party agrees that any Applicable Authorized Representative or any other Secured Party shall not have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the Secured Parties waives any claim it may now or hereafter have against any Authorized Representative of any other Series of Obligations or any other Secured Party of any other Series arising out of (i) any actions which any Authorized Representative or the Secured Parties take or omit to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Obligations from any account debtor, guarantor or any other party) in accordance with the Security Documents or any other agreement related thereto or to the collection of the Obligations or the valuation, use, protection or release of any security for the Obligations, (ii) any election by any Applicable Authorized Representative or any holders of Obligations, in any proceeding instituted under the Bankruptcy Code or any other applicable Bankruptcy Law, of the application of Section 1111(b) of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, by the Company or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Applicable Authorized Representative shall not accept any Shared Collateral in full or partial satisfaction of any Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction or similar provision of any foreign law, without the consent of each Authorized Representative representing holders of Obligations for whom such Collateral constitutes Shared Collateral.

ARTICLE V

Miscellaneous

SECTION 5.01 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)          if to the Notes Collateral Agent, to it at:

Wilmington Trust, National Association

1100 N. Market St.

Wilmington, DE 19890

Attention: Ocwen Loan Servicing, LLC Administrator

Fax: (302) 636-4149

(b)          if to the Initial Additional Authorized Representative, to it at:

[          ];

(c)          if to any other Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) by an officer of such person with direct responsibility over this Agreement. As agreed to in writing among each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 5.02 Waivers; Amendment; Joinder Agreements.

(a)          No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)          Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Company’s consent or which increases the obligations or reduces the rights of the Company or any other Grantor, with the consent of the Company).

(c)          Notwithstanding the foregoing, without the consent of any Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.13 and upon such execution and delivery, such Authorized Representative and the Additional Secured Parties and Additional Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the Additional Security Documents applicable thereto. Any Authorized Representative which becomes a party hereto shall also become a party to the Junior Priority Intercreditor Agreement as a “Second Priority Representative” in accordance with the terms thereof.

(d)          Notwithstanding the foregoing, without the consent of any other Authorized Representative or Secured Party, the Authorized Representative may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional Obligations in compliance with the Indenture and the other Secured Credit Documents.

SECTION 5.03 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.06 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.08 Submission to Jurisdiction Waivers; Consent to Service of Process. Each Authorized Representative, on behalf of itself and the Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a)          submits for itself and its property in any legal action or proceeding relating to this Agreement and the Security Documents , or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York located in the Borough of Manhattan, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b)          consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)          agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address set forth in Section 5.01;

(d)          agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and

(e)          waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR FOR ANY COUNTERCLAIM THEREIN.

SECTION 5.10 Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the Security Documents or any of the other Secured Credit Documents, the provisions of this Agreement shall control except as it relates to the rights, protections, immunities and indemnities of the Notes Collateral Agent under the Indenture, which shall control. In the event of any conflict between the provisions of this Agreement and the provisions of the Junior Priority Intercreditor Agreement (solely with respect to the relative rights and obligations of the Secured Parties, on the one hand, and the First Priority Secured Parties (as defined in the Junior Priority Intercreditor Agreement), on the other hand), the provisions of the Junior Priority Intercreditor Agreement shall govern.

SECTION 5.12 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Parties in relation to one another. None of the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Sections 2.04, 2.05, and 2.09) is intended to or will amend, waive or otherwise modify the provisions of the Indenture or any Additional Documents), and none of the Company or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.09 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13 Additional Senior Debt. To the extent, but only to the extent permitted by the provisions of the First Priority Debt Documents, the Indenture, and the Additional Documents, the Company may incur additional indebtedness after the date hereof that is permitted by First Priority Debt Documents the Indenture and the Additional Documents to be incurred and secured on an equal and ratable basis by the Liens securing the Obligations (such indebtedness referred to as “Additional Class Debt”). Any such Additional Class Debt may be secured by a Lien on a pari passu basis, in each case under and pursuant to the Additional Documents, if and subject to the condition that the Authorized Representative of any such Additional Class Debt (each, an “Additional Class Debt Representative”), acting on behalf of the holders of such Additional Class Debt (such Authorized Representative and holders in respect of any Additional Class Debt being referred to as the “Additional Class Debt Parties”), becomes a party to this Agreement and the Junior Priority Intercreditor Agreement (if then in effect) by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.

In order for an Additional Class Debt Representative and, if applicable, the collateral agent for any such Additional Class Debt, to become a party to this Agreement,

(i)        such Additional Class Debt Representative, each Authorized Representative and each Grantor shall have executed and delivered an instrument substantially in the form of Annex I (with such changes as may be reasonably approved by such Additional Class Debt Representative) pursuant to which (a) such Additional Class Debt Representative becomes an Authorized Representative hereunder, and (b) the Additional Class Debt in respect of which such Additional Class Debt Representative is the Authorized Representative and the related Additional Class Debt Parties become subject hereto and bound hereby;

(ii)       the Company shall have (x) delivered to each Authorized Representative an officer’s certificate stating that the conditions set forth in this section are satisfied and, if requested, deliver true and complete copies of each of the Additional Documents relating to such Additional Class Debt, certified as being true and correct by an authorized officer of the Company and (y) identified in such officer’s certificate the obligations to be designated as Additional Obligations and the initial aggregate principal amount or face amount thereof;

(iii)      all filings, recordations and/or amendments or supplements to the Security Documents necessary or desirable in the reasonable judgment of such Additional Class Debt Representative to confirm and perfect the Liens securing the relevant obligations relating to such Additional Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordings have been taken in the reasonable judgment of such Additional Class Debt Representative), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of the Additional Class Debt Representative); and

(iv)      the Additional Documents, as applicable, relating to such Additional Class Debt shall provide that each Additional Class Debt Party with respect to such Additional Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional Class Debt.

SECTION 5.14 Agent Capacities. Except as expressly provided herein or in the Notes Collateral Documents, Wilmington is acting in the capacity of Authorized Representative solely for the Notes Secured Parties. The Notes Collateral Agent shall have the benefit of all rights, privileges, immunities, indemnities and protections contained in the Second Lien Documents in the acceptance, execution, delivery and performance of this Agreement as though fully set forth herein. The Company and each Additional Class Debt Representative acknowledges and agrees that the Notes Collateral Agent shall not have any responsibility pursuant to this Agreement, the Indenture, or any Security Document with respect to any UCC financing statements, patent, trademark or copyright filings or other filings or recordings filed or recorded by the Company or any other entity party to perfect security interests in the Collateral, or to maintain any register or record of any Additional Class Debt, Additional Debt Parties, or Additional Class Representatives. Except as expressly provided herein or in the Additional Security Documents, [ ] is acting in the capacity of an Authorized Representative solely for the Additional Secured Parties. Except as expressly set forth herein, none of the Trustee or the Notes Collateral Agent shall not have any duties or obligations in respect of any of the Collateral, all of such duties and obligations, if any, being subject to and governed by the applicable Secured Credit Documents.

SECTION 5.15 Integration. This Agreement together with the other Secured Credit Documents and the Security Documents represents the agreement of each of the Grantors and the Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Notes Collateral Agent, or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the Security Documents.

Section 5.16 Junior Priority Intercreditor Agreement.

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND TO THOSE PARTIES THAT BECOME A PARTY HERETO FOLLOWING THE EXECUTION AND DELIVERY OF A JOINDER AGREEMENT ARE SUBJECT TO THE LIMITATIONS AND PROVISIONS OF THE JUNIOR PRIORITY INTERCREDITOR AGREEMENT IN ALL RESPECTS.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Trustee and Authorized Representative for the Notes Secured Parties

By:
Name:
Title:

[ ],
as Initial Additional Authorized Representative

By:
Name:
Title:

THE GRANTORS LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

Schedule I to the
Equal Priority Intercreditor Agreement

Grantors

[Ocwen Loan Servicing LLC

Ocwen Financial Corporation

Ocwen Mortgage Servicing, Inc.

Homeward Residential Holdings, Inc.

Homeward Residential, Inc.

Automotive Capital Services, Inc.]

ANNEX I

[FORM OF] JOINDER NO. [ ] dated as of [ ], 20[ ] to the EQUAL PRIORITY INTERCREDITOR AGREEMENT dated as of [ ], 20[ ] (the “Second Lien Equal Priority Intercreditor Agreement”), among OCWEN LOAN SERVICING, LLC, a Delaware limited liability company (the “Company”), the other Grantors (as defined below) from time to time party hereto, WILMINGTON TRUST, NATIONAL ASSOCIATION (“Wilmington”), as collateral trustee for the Notes Secured Parties under the Security Documents (in such capacity and together with its successors in such capacity, the “Notes Collateral Agent”), [ ], as Initial Additional Authorized Representative, and the additional Authorized Representatives from time to time a party thereto.1

A.          Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien Equal Priority Intercreditor Agreement.

B.          As a condition to the ability of the Company to incur Additional Obligations and to secure such Additional Class Debt with the liens and security interests created by the Additional Security Documents, the Additional Class Debt Representative in respect of such Additional Class Debt is required to become an Authorized Representative, and such Additional Class Debt and the Additional Class Debt Parties in respect thereof are required to become subject to and bound by, the Second Lien Equal Priority Intercreditor Agreement. Section 5.13 of the Second Lien Equal Priority Intercreditor Agreement provides that such Additional Class Debt Representative may become an Authorized Representative, and such Additional Class Debt and such Additional Class Debt Parties may become subject to and bound by the Second Lien Equal Priority Intercreditor Agreement upon the execution and delivery by the Authorized Representative of an instrument in the form of this Joinder and the satisfaction of the other conditions set forth in Section 5.13 of the Second Lien Equal Priority Intercreditor Agreement. The undersigned Additional Class Debt Representative (the “New Representative”) are executing this Joinder Agreement in accordance with the requirements of the Second Lien Equal Priority Intercreditor Agreement and the Security Documents.

Accordingly, each Authorized Representative and the New Representative agree as follows:

SECTION 1. In accordance with Section 5.13 of the Second Lien Equal Priority Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, and the related Additional Class Debt and Additional Class Debt Parties become subject to and bound by, the Second Lien Equal Priority Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative and the New Representative, on its behalf and on behalf of such Additional Class Debt Parties, hereby agrees to all the terms and provisions of the Second Lien Equal Priority Intercreditor Agreement applicable to it as Authorized Representative and to the Additional Class Debt Parties that it represents as Additional Secured Parties. Each reference to an “Authorized Representative” in the Second Lien Equal Priority Intercreditor Agreement shall be deemed to include the New Representative. The Second Lien Equal Priority Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to each Authorized Representative, each Authorized Representative and the other Secured Parties, individually, that (i) it has full power and authority to enter into this Joinder, in its capacity as [agent] [trustee] under [describe Additional Document, (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and (iii) the Additional Documents relating to such Additional Class Debt provide that, upon the New Representative’s entry into this Agreement, the Additional Class Debt Parties in respect of such Additional Class Debt will be subject to and bound by the provisions of the Second Lien Equal Priority Intercreditor Agreement as Additional Secured Parties.

1 In the event of the Refinancing of the Notes Obligations, revise to reflect a new Notes Collateral Agent.

Annex I

SECTION 3. This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when each Authorized Representative shall have received a counterpart of this Joinder that bears the signatures of the New Representative. Delivery of an executed signature page to this Joinder by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Joinder.

SECTION 4. Except as expressly supplemented hereby, the Second Lien Equal Priority Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Second Lien Equal Priority Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Second Lien Equal Priority Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at its address set forth below its signature hereto.

SECTION 8. The Company agrees to reimburse each Authorized Representative and each Authorized Representative for its reasonable out-of-pocket expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel.

[Signature Page Follows]

Annex I

IN WITNESS WHEREOF, the New Representative has duly executed this Joinder to the Second Lien Equal Priority Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

attention of:

Telecopy:

Annex I

Acknowledged by:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as the Notes Collateral Agent and Authorized Representative,

By:
Name:
Title:

[ ],
as Initial Additional Authorized Representative,

By:
Name:
Title:

[OTHER AUTHORIZED REPRESENTATIVES]

OCWEN LOAN SERVICING, LLC,
as Company

By:
Name:
Title:

OCWEN FINANCIAL CORPORATION,
as Parent

By:
Name:
Title:

THE OTHER GRANTORS
LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

Annex I

ANNEX I
Schedule I to the
Supplement to the
Second Lien Equal Priority Intercreditor Agreement

Grantors

[Ocwen Mortgage Servicing, Inc.

Homeward Residential Holdings, Inc.

Homeward Residential, Inc.

Automotive Capital Services, Inc.]

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